Affinity Investment Advisors, LLC

(“Affinity”)

Compliance

and

Supervisory Procedures Manual

And

Code of Ethics

PRIVILEGED AND CONFIDENTIAL

COMPLIANCE PROCEDURES and SUPERVISORY PROCEDURES

It is important that users of this manual recognize the distinction between written compliance guidelines and written supervisory procedures. Compliance guidelines generally set forth the applicable rules and policies that must be adhered to and describe specific practices that are prohibited. In contrast, written supervisory procedures document the supervisory system that has been established to ensure that compliance guidelines are being followed and to prevent and detect prohibited practices. For example, a compliance guideline might discuss Section 205 of the Investment Advisors Act of 1940 (“Advisors Act”) regarding information that must be provided in investment advisory contracts by describing the elements of the section and the types of information the advisor must provide to the client before entering into a contract for advisory services. In comparison, the written supervisory procedures would contain instructions on specific information about the client that must be obtained before executing any securities transaction. In addition, the written supervisory procedures would describe the steps that the portfolio manager and the compliance officer must take before opening an account. This manual attempts to combine the compliance procedures specified under the Advisors Act with the supervisory procedures necessary to carry out the intent of the Act and the SEC rules thereunder.

TABLE OF CONTENTS

I.       INTRODUCTION

II.       COMPLIANCE WITH THE ADVISORS ACT

III. COMPLIANCE RESPONSIBILITIES

IV.       FOCUS AREAS

1.       FORM ADV/BROCHURE DISCLOSURE AND DELIVERY

1.1       Rule 204-3

1.2       Written Disclosure Statement

1.3       Delivery of Form ADV

1.4       Amendments to Form ADV – Rule 204-1

1.5       Disciplinary and Custody Related Disclosures

2.       CLIENT AGREEMENTS/CONTRACTS – SECTION 205

2.1       General

2.2       Required Disclosures in Written Agreement – Section 205(a)

2.3       Liability Provisions in Written Agreement

2.4       Privacy of Client Financial Information (Proposed Regulation S-P)

3.       CUSTODY OF CLIENT FUNDS AND SECURITIES – RULE 206(4)-2

3.1       Withdrawal of Advisory Fees from Clients’ Accounts

3.2       Unintended Custody of Client Funds

4.       BOOKS AND RECORDS – RULE 204-2

4.1       Responsibility for Preparation and Maintenance

4.2       Accounting and Financial Records

4.3       The Meaning of “Current”

4.4       Cash or Accrual Basis

4.5       Client Coding

4.6       Record Preservation

4.6-1       Record Destruction Policy

4.7       Specific Books and Records to be Prepared and Maintained

4.7-1       Cash Receipts and Disbursement Journal – Rule 204-2(a)(1)

4.7-2       General Ledger – Rule 204-2(a)(2)

4.7-3       Order Tickets/Memoranda – Rule 204-2(a)(3)

4.7-4       Bank Statements and Cash Reconciliation – Rule 204-2(a)(4)

4.7-5       Bills and Statements – Rule 204-2(a)(5)

4.7-6       Trial Balance and Related Financial Records – Rule 204-2(a)(6)

4.7-7       Written and Other Communications Record – Rule 204-2(a)(7)

4.7-8       Discretionary Client Record – Rule 204-2(a)(8)

4.7-9       Discretionary Powers Record– Rule 204-2(a)(9)

4.7-10       Written Agreement Record – Rule 204-2(a)(10)

4.7-11       Advertising Records – Rule 204-2(a)(11)

4.7-12       Acknowledgment of Receipt of Documents from Solicitors – Rule 204-2(a)(12)

4.7-13       Documents Supporting Performance Results – Rule 204-2(a)(13)

4.8 Other Required Books and Records

4.8-1       Securities Record by Client – Rule 204-2(c)(1)

4.8-2       Securities Record by Security – Rule 204(c)(2)

4.9       Books and Records Matrix

5.        FINANCIAL AND DISCIPLINARY INFORMATION – RULE 206(4)-4

5.1       Financial Disclosure

5.2       Disciplinary Disclosure

6.       INTERNAL CONTROLS

6.1	General
6.2	Characteristics of an Effective Compliance System

7.       ADVISORY SERVICES OFFERED

7.1       “Advisory Services”

7.2       “Investment Supervisory Services”

7.3       “Management Services”

8.       UNREGISTERED INVESTMENT COMPANY CONSIDERATIONS

9.       PORTFOLIO MANAGEMENT

9.1	Setting up the Client’s Account
9.2	Determining Suitability
9.3	Managing the Client’s Account
9.4	Monitoring Account Activity
9.5	Termination of Accounts
9.6	Valuation
9.7	Proxy Voting

10.       PROHIBITED TRANSACTIONS

10.1	Front Running
10.2	Diverted Opportunity
10.3	Conducting Business in States where not Registered
10.4	Holding Clients’ Funds and Securities
10.5	Anti-Money Laundering/OFAC Policies

11.       BROKERAGE PRACTICES & EXECUTIONS

11.1       Best Execution

11.2       Soft Dollar Transactions and Conflicts of Interest

11.3       Referrals of Clients to Advisor by Brokers or Broker/Dealers

11.4       Directed Brokerage

11.5       Negotiation of Brokerage Commission Rates

11.6       Bunched, Blocked or Aggregated Trading

11.7       Trade Order/Rotation

11.8       Trade Errors

11.9       Review of Best Execution

11.10       Approved Broker-Dealer List

12.       WRAP FEE PROGRAMS

12.1       Wrap Programs for Advisors

12.2       Limitations of Wrap Programs

12.3       Other Disclosures

13.       MARKETING/PERFORMANCE CALCULATION

13.1       Where Actual and Model Results Show Performance Net of Advisory Fees

13.2       Where Performance is Shown Gross of Advisory Fees

13.3        Social Media

13.4       Review of All Marketing Materials

14.       COMPENSATION/CLIENT FEES

14.1       Advisory Fees Based on Assets Under Management

14.2        Fees Based on Performance

15.       CLIENT REFERRALS

15.1       Cash Payment for Client Solicitation – Rule 206(4)-3

15.2       Requirements under Rule 206(4)-3

a. The Written Solicitation Agreement

b. The Solicitor’s Separate Written Disclosure Document

c. Instructions to Solicitor

d. Soliciting Government Entities

16.       PRIVATE FUND COMPLIANCE

16.1       Private Placement Memorandum and Offerings

16.2       Identifying Potential Investors

16.3       Custody Applicable to Limited Partnerships

16.4       Form PF

16.5       Bad Actor Disqualifications

17.       MUTUAL FUND COMPLIANCE

17.1       Background

17.2       SEC Requirements

17.3       Investment Company Act Requirements

17.3A Internal Revenue Code Requirements

EXHIBIT 1 Sample Written Agreement with Sample Privacy Notice

EXHIBIT 2 New Account Acceptance Sheet

EXHIBIT 3 Sample Solicitation Agreement (BD or RR as Solicitor)

EXHIBIT 4 Sample Solicitation Agreement (Individual as Solicitor)

EXHIBIT 5 Sample Solicitor’s Written Disclosure Document

EXHIBIT 6 Sample Instructions from Advisor to Solicitor

EXHIBIT 7 Trade Error Report

EXHIBIT 8 Annual Social Media Report

EXHIBIT 9 Bad Actors Questionnaire

EXHIBIT 10 Books and Records Matrix

APPENDIX A Code of Ethics

EXHIBIT A-1 Acknowledgement of Receipt of Compliance and Supervisory Procedures Manual and Code of Ethics

EXHIBIT A-2 Quarterly Personal Securities Transaction Report

EXHIBIT A-3 Annual Personal Holdings Transaction Report

EXHIBIT A-4 Personal Securities Trading Request and Authorization Form

EXHIBIT A-5 Annual Attestation for Outside Business Activity

APPENDIX B Insider Trading Provisions of Section 204A

EXHIBIT B-1 Acknowledgement of Receipt of 204A Procedures

APPENDIX C Cybersecurity Policies and Procedures

I.       INTRODUCTION

The Investment Advisors Act of 1940 (“Advisors Act”) was enacted by the U.S. Congress in 1940 in conjunction with the Investment Company Act of 1940 for the purpose of establishing a set of uniform laws to regulate the activities of those persons and institutions involved in providing investment advisory services and the vehicles (investment companies) through which investors are able to participate in the growth of American industry and technology. The term “Investment Advisor” is defined in Section 202(a)(11) of the Advisors Act as, “any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.”

The Advisors Act gives the Securities and Exchange Commission (the “Commission” or “SEC”) broad authority to make and enforce rules necessary and appropriate in implementing the provisions of the Act. In carrying out this mandate, the SEC has enacted various Rules under the Advisors Act. It is primarily through these rules that the SEC regulates the activities of investment advisors.

The Advisors Act and recently enacted amendments to the Act require that persons engaged in certain investment related activities register as investment advisors, either with the SEC or the state in which the advisor maintains its principal business, depending on the value of client assets under the advisor’s management. Prior to October 1996, all investment advisors were required to register with the SEC. However, under the Coordination Act of the National Securities Markets Improvement Act, which went into effect in July 1997, those advisors managing less than $25 million in client assets are required to register with the applicable state securities commissions, while those managing in excess of $25 million retain SEC registration requirements. In May 1997, the SEC adopted rules and forms under the Advisors Act implementing the general provisions of the Improvement Act. These rules and forms spell out the detailed requirements of procedures determining which advisors are subject to state or SEC registration and regulation and which advisory personnel are subject to state registration and regulation. The three operative terms defining who is an investment advisor are: 1) engaged in the business, 2) of advising others on the purchase and/or sale of securities and, 3) for compensation. Section 203 (A)(a) of the Advisors Act of 1940 has been amended to set the asset thresholds at $100 million to register with the SEC. This is to be effective July 2011 as stated in the Dodd-Frank Act. The SEC is still in the process of implementing regulatory initiatives to address the requirements from the Dodd-Frank Act.

The term “for compensation” has been broadly interpreted by the SEC and includes the receipt of any economic gain, whether in the form of a planning fee, a commission from the sale of a product, a fee paid by a sponsor for recommending a specific product or any other type of financial remuneration. Additionally, the Commission staff has stated that it is not necessary that an advisor’s compensation be paid directly by the person receiving investment advisory services, but only that the investment advisor receive a fee, commission or other compensation as a result of his activities as an investment advisor.

The SEC and the courts have stated that portfolio management professionals, including registered investment advisors, have a fiduciary responsibility to their clients. In the context of securities investments, fiduciary responsibility should be thought of as the duty to place the interests of the client before that of the person providing investment advice and failure to do so may render the advisor in violation of the anti-fraud provisions of the Advisors Act. Fiduciary responsibility also includes the duty to disclose facts significant to an investor’s decision to purchase, or refrain from purchasing, a security recommended by the advisor. The SEC has made it clear that the duty of an investment advisor to refrain from fraudulent conduct includes an obligation to disclose material facts to his clients whenever the failure to disclose such facts would cause or has the potential to cause financial harm to the client or prospective client. An advisor’s duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the advisor and its clients.

II.       COMPLIANCE WITH THE ADVISORS ACT

Affinity is an investment advisor registered with the Securities and Exchange Commission pursuant to the provisions of Section 203 of the Advisors Act.

As a registered investment advisor, Affinity and its associates are obligated to conduct their investment advisory activities in compliance with all applicable provisions of the Advisors Act. In addition to any federal requirements, Affinity must also operate in compliance with the rules and regulations of each state in which it conducts business.

This Compliance Manual has been developed to assist Affinity and its associates in complying with the provisions of the Advisors Act and other advisory related statutes issued by state regulatory authorities. The Compliance Manual is not to be construed as all-inclusive, but rather is intended to serve as a guide in conducting and supervising the daily investment advisory business of Affinity. In those situations where an answer cannot be found in the Compliance Manual, the associate should direct any question to his/her supervisor or to the Affinity Compliance Officer.

The Compliance Manual is to be maintained by a designated Compliance Officer in cooperation with Affinity’s Chief Executive Officer, Department Manager(s) and other qualified principals of the firm. Additions and changes to the Compliance Manual will be announced as events occur requiring such revision. An annual compliance review will be conducted by the Compliance Officer and any additions and changes since the preceding year will be referenced by date and initiating authority. Changed and replaced entries to the Compliance Manual, along with compliance memoranda, must be retained for five years since fiscal year of last entry, with two years on-site.

Inasmuch as the Compliance Manual is a basic part of Affinity program of internal controls, each associate of Affinity and other affiliated persons who participates in or has responsibilities in connection with the firm’s advisory activities will be provided a copy of the Compliance Manual and will be required to acknowledge receipt of the manual and sign a statement that they have read and will comply with the provisions contained in the Compliance Manual. In addition, each associate involved in the Affinity advisory activities will be required annually to reaffirm that he/she has read and will comply with all new provisions of the Compliance Manual. The Chief Compliance Officer, at his discretion, may conduct training sessions on selected provisions of the Compliance Manual in lieu of requiring that associates read the manual in its entirety each year.

Periodically, no less than annually, the Chief Compliance Officer will conduct a compliance review of the policies and procedures and activities of Affinity and its supervised persons. Affinity’s Compliance Program includes testing and reviewing various aspects of compliance with the rules, regulations and policies and procedures, consistent with a monitoring schedule which is based on a risk assessment of the firm, which is updated no less frequently than quarterly. The Chief Compliance Officer will (i) review this Compliance Manual, to ensure the adequacy of the policies and procedures contained herein, (ii) test the effectiveness of its policies and procedures as required by Rule 206(4)-7, and (iii) review Affinity’s supervisory structure and personnel to ensure that advisory personnel are receiving appropriate supervision in carrying out advisory activities. Such reviews assess compliance factors creating risk exposure and conflicts of interest for and between Affinity and our clients and will include the following:

•	Any compliance matters identified during the previous reviews;
•	Any changes in the business activities of Affinity; and
•	Any changes to applicable laws, rules and regulations that might suggest a need to revise the Compliance Manual.

The Chief Compliance Officer will prepare and maintain a written record of each such review, indicating the dates on which the review was conducted and the subject areas of the review. This will include the Firm’s risk assessment along with any amendments.

The Chief Compliance Officer also will, at least annually, provide a report to the Principals summarizing Affinity’s annual review.

III.	COMPLIANCE RESPONSIBILITIES

Chief Compliance Officer

Affinity will have a full-time Chief Compliance Officer (“CCO”) [or will designate a qualified individual to serve as Compliance Officer] located at its principal place of business, whose primary responsibilities include (i) assuring that Affinity’s compliance manual and supervisory procedures are designed to achieve compliance with applicable laws, regulations and industry practices, and (ii) to advise those members of Affinity management with responsibility for supervising the investment advisory activities of Affinity and its associates providing investment advisory services.

The CCO may assign other associates of Affinity to assist in fulfilling his/her responsibilities. Ultimate responsibility for ensuring that Affinity and its associates comply with the provisions of this manual and the federal and state securities laws rests with the Affinity management.

In the absence or incapacity of the CCO, the Chief Executive Officer of Affinity will serve in his/her place with full responsibility without further authorization to the extent permitted by qualifications according to regulations until a replacement can be secured. Jeffrey Randolph will serve as the Chief Compliance Officer for Affinity.

IV.	FOCUS AREAS

1.       FORM ADV/BROCHURE DISCLOSURE AND DELIVERY

1.1       Rule 204-3

Under Rule 204-3, Affinity must prepare and maintain a current Form ADV or other disclosure document which contains specific information about Affinity and its officers and associates who are engaged in the business of providing investment advice to clients.

1.2       Affinity Investment Advisors, LLC’s Written Disclosure Statement

It is the responsibility of the CCO to ensure that Affinity’s Form ADV are updated annually or more often as necessary and that the information contained therein is accurate. Form ADV is comprised of three parts, Part I and Part 2A and Part 2B.

Part I of Form ADV is primarily for SEC and state registration purposes. It must provide, among other things, the following information about Affinity:

•	Affinity address and location of its books and records;
•	State(s) in which Affinity is registered;
•	Number of securities portfolios and the aggregate market value of these portfolios under Affinity management both for discretionary and non-discretionary accounts.
•	Whether Affinity has custody of client assets (See Disciplinary and Custody Related Disclosures, below) and,
•	A description of the ownership structure of Affinity (Schedules A. B, and C) and,
•	The educational, business and disciplinary (if any) background of Affinity officers, directors and certain employees involved in providing investment advice to clients.

Part I is updated and filed annually, within 90 days after fiscal year-end, electronically through the IARD system.

Part 2A of Form ADV is required under the “brochure rule” (Rule 204-3) and is used primarily as a disclosure document for clients and prospective clients of Affinity. Part 2A contains information such as:

•	Advisory services and fees offered by Affinity;
•	Types of securities on which Affinity offers investment advice;
•	Affinity’s financial industry activities and affiliations;
•	The conditions under which Affinity and/or its associates may purchase or sell securities for their personal accounts and whether such transactions may be a conflict of interest between the clients and Affinity and the procedures used by management to monitor employee securities trading;

•	The conditions established by Affinity for managing client accounts, and
•	Affinity’s brokerage practices.

Part 2A is updated and filed annually, within 90 days after fiscal year-end, electronically through the IARD system.

Part 2B of Form ADV is required under the “brochure rule” (Rule 204-3) and is used primarily as a disclosure document for clients and prospective clients of Affinity. Part 2B contains information about:

•	Education and business background of each principal officer and individual of Affinity who determines investment advice given to clients.

1.3       Delivery of Form ADV

Part 2A and 2B of Form ADV will be furnished to prospective clients either prior to or upon signing a written agreement with Affinity for advisory services. Proof of delivery of Affinity’s Part 2A and 2B will be evidenced by the client’s signing the Written Agreement.

Upon material changes, Part 2A of Form ADV will also be offered, without charge, to existing clients at least annually and a record of the offer will be maintained by Affinity’s CCO. The offering will include a summary of material changes.

Following the offer of Affinity’s Form ADV, the CCO will maintain a log or other record which lists the clients requesting the ADV, the date(s) the requests were received, and those clients to whom the ADV was actually sent as required under Rule 204-2(a)(14).

1.4       Amendments to Form ADV - Rule 204-1

With respect to when Affinity Form ADV should be amended to correct inaccuracies, Rule 204-1(b)(1) of the Advisors Act states, in relevant part, that if the information in Items 1, 2, 3, 4, 5, 8, 11, 13A, 13B, 14A and 14B of Part I of Form ADV becomes inaccurate for any reason, the advisor must promptly file an amended ADV. The SEC has deemed “promptly” to mean within two weeks. The Rule requires that material inaccuracies in Items 9 and 10 of Part I (except Item 4) and all of the Items in Part 2A must also be promptly amended. All other changes to the ADV may be made at years end. With respect to the ADV, material inaccuracies should be considered as those facts or information which a client or prospective client would consider important in his/her decision to engage Affinity for advisory services.

1.5       Disciplinary and Custody Related Disclosures

If there are, or at any time become, any affirmative responses to the disciplinary action section of Affinity ADV, the CCO will provide a detailed explanation of the circumstances of the affirmative response on Schedule D. Questions relating to custody or possession of customer funds and securities, discretionary authority or the use of solicitors should be reviewed for compliance with the applicable rules since affirmative responses to any of these items may require the preparation of additional books and records.

2.       CLIENT AGREEMENTS/ CONTRACTS - SECTION 205

2.1       General

The Advisors Act does not require that agreements between an advisor and its clients be in writing. However, it is the policy of Affinity that none of the advisory services offered by Affinity will be performed unless a written investment management agreement (“Written Agreement”), essentially in the form attached as Exhibit 1, has been executed by the client and a principal of Affinity. Moreover, since most accounts of Affinity are managed on a discretionary basis, portfolio managers must ensure that the client has granted such authority by obtaining the client’s signature on the Written Agreement, or other appropriate written agreement which includes client’s consent to, and acknowledgment of, such authority. For purposes of this section, discretionary authority is limited to the purchase and sale of securities for the clients’ accounts and NOT to the withdrawal of funds and/or securities from the accounts, except for payment of advisory fees.

It is the responsibility of the CCO to review and approve each client’s Written Agreement and any supporting documents to ensure that all relevant information has been obtained by the associate handling the account. No securities transactions are to be executed in a client’s account until the account and supporting documents have been reviewed and approved by the CCO.

2.2       Required Disclosures in Affinity Investment Advisors, LLC’s Written Agreement, - Section 205(a):

There are three specific disclosures which, if applicable, must be contained in a written agreement for advisory services. The only disclosure applicable to Affinity involves a prohibition against assignment of the contract for advisory services without consent of the client. With respect to this disclosure, Affinity’s Written Agreement will provide the following information in substantially the form below:

•	“No assignment of this Agreement shall be made by the Manager without the prior written consent of the Client.”

2.3       Liability Provisions in Affinity Investment Advisors, LLC’s Written Agreement

Clauses purporting to limit Affinity liabilities (“hedge clauses”) in its Written Agreements may be in violation of the anti-fraud provisions of Section 206 (Prohibited Transactions by Investment Advisors) and may render the agreement void under Section 215 (Validity of Contracts) of the Advisors Act. The SEC has taken the position with respect to disclaimers of liability, that an advisor may not only be liable for gross negligence and willful misconduct, but also for ordinary negligence. In some cases, an advisor may be charged under a strict liability theory, which may hold the advisor liable regardless of circumstances.

To avoid this potential problem, the Limit of Liability section of Affinity’s Written Agreement will contain the following statement in substantially the form below:

“The Client recognizes the inherent market fluctuation risks which surround the investment and reinvestment of monies. The Client agrees that the Manager shall not be required to take cognizance of any assumed rate of return or cash flow in the exercise of its investment discretion. The Manager shall not be liable to the Client for the acts or omissions of any other fiduciary or other person respecting the Account or for anything done or omitted by the Manager under the terms of this Agreement if the Manager shall have acted in good faith and shall have exercised the degree of prudence and competence and expertise customarily exhibited by managers of institutional portfolios. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Client may have under any federal securities laws.”

2.4       Privacy of Client Financial Information (Regulation S-P)

Regulation S-P, requires Affinity to adopt policies and procedures reasonably designed to (a) ensure the confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security of customer records and information; and (c) protect against unauthorized access or use of customer records or information that could result in “substantial harm or inconvenience” to any consumer. The privacy provisions of Regulation S-P will apply to information that is “nonpublic personal information.”

Nonpublic information, under Regulation S-P, includes “personally identifiable financial information” and any list, description, or grouping that is derived from personally identifiable financial information.

Personally identifiable financial information is defined to include three categories of information:

•	Information Supplied by Client. Any information that is provided by a client or prospective client to Affinity in order to obtain a financial product or service. This would include information or material given to Affinity when entering into an investment advisory agreement.
•	Information Resulting from Transaction: Any information that results from a transaction with the client or any services performed for the client. This category would include information about account balances, securities positions, or financial products purchased or sold through a broker/dealer.
•	Information Obtained in Providing Products or Services. Any information obtained by Affinity from a consumer report or other outside source which is used by Affinity to verify information that a client or prospective clients has given on an application for advisory services.

Under the SEC’s privacy rules, Affinity is required to:

•	Adopt policies and procedures to safeguard customer information.
•	Issue an initial and annual privacy notice and,
•	Issue an opt-out notice if Affinity shares information with third party non-affiliates.

The regulation requires disclosure of the types of nonpublic personal information Affinity collects and whether it shares information with affiliates or non-affiliates. Specifically, Affinity privacy notices must contain the information listed below, unless the disclosure does not apply to Affinity practices at which time the notice can be silent:

•	Categories of nonpublic information collected.
•	Categories of nonpublic personal information disclosed, if applicable.
•	Categories of affiliates and non-affiliated third parties to whom information is disclosed.
•	Categories of nonpublic personal information disclosed about former customers and the categories of to whom the information is disclosed.

As general policy, Affinity will not disclose personal financial information about any client to non-affiliated third parties except as necessary to establish and manage the client’s account(s) or as required by law. In these situations, personal financial information about a client may be provided to the broker/dealer or other custodian maintaining these accounts.

In addition, Affinity will restrict access to a clients’ non-personal financial information to those employees who need to know such information in order to provide products or services to clients. Affinity will maintain physical, electronic, and procedural safeguards that comply with federal standards to guard each client’s personal financial information. Such safeguards include restricting information contained on the New Account Acceptance Sheet (Exhibit 2) to each client’s portfolio managers, the portfolio managers’ support team and Affinity’s CCO or such other persons as the CCO deems as needing to know the information. Hard copy of client personal financial information will be maintained in Affinity’s central files, and will be secured (locked) after normal business hours. Electronic access to client personal financial information will be restricted to the client’s portfolio managers and their support team through Affinity’s local area network (LAN). Electronic LAN access will also be available to the CCO. Each Affinity employee with LAN access will have a unique password to be changed every 90 days. Passwords will be at least eight (8) characters in length, contain at least one (1) letter and one (1) number, at least one (1) capital letter, may not contain the employee’s user name and cannot be a previously used password (10 password history).

Breach of Privacy

Employees who become aware of any breach of privacy must immediately report the incident to the CCO. The CCO will assess and respond to the incident using the following criteria in their evaluation of the breach:

  identify the nature and scope of the breach or misuse, including the information breached and the clients affected;
  establish procedures for the prevention of further unauthorized access; and, determine how to notify the affected parties

Any breach of privacy shall require an immediate mandatory post-incident review of events and actions taken, if any, with a view to determining whether any changes in our security practices are required to improve the security of non-public personal information for which we are responsible.

Delivery of Affinity Privacy Notice

Each client will be provided with a copy of Affinity Privacy Notice upon opening his/her account. In addition, each active client of Affinity will be provided with a copy of the Privacy

Notice within 90 days following the close of Affinity fiscal year. A copy of Affinity’s Privacy Notice is included in this compliance manual as part of Exhibit 1.

3.       CUSTODY OF CLIENT FUNDS AND SECURITIES - RULE 206(4)-2

3.1       Withdrawal of Advisory Fees from Clients’ Accounts

Securities and cash in each client’s account will be physically held by the broker/dealer, bank, or other custodian handling the account. At no time will Affinity ever intentionally hold client cash and securities. However, Affinity may enter into an arrangement for the automatic deduction of Affinity advisory fees from any client’s account provided the following conditions are met:

•	Authorization for the automatic withdrawal of advisory fees must be evidenced in writing by the client. This authorization will be shown on the client’s Written Agreement or on a separately signed document. Unless otherwise agreed, Affinity’s advisory fee will be based on a percentage of the value of the client’s assets under management.
•	Prior to, or contemporaneously with, instructions given to the custodian that the account is to be debited for Affinity advisory fee, the client can request to be notified in writing that an advisory fee of a specified amount will be deducted from his/her account. This notice will also show the basis on which the fee was calculated. Example: $100,000 in assets under management for one calendar quarter at the rate of .25% per quarter = $250. It is not necessary that the basis of the calculation be submitted to the account broker/custodian. However, if it is not, the written advice to the client must contain the statement: “It is the client’s responsibility to verify the accuracy of the fee calculation because the custodian will not determine whether the fee is properly calculated.” [See Kennedy no-action letter, pub. avail. June 5, 1996]
•	The assets must be held at a qualified broker/custodian and the account broker/custodian must provide the client, at least quarterly, a written statement that shows the amount of the advisory fee deducted from his/her account. The fee shown as deducted from the client’s account should be identified as “management fee”, “advisory fee,” or other terms of similar meaning.

3.2       Unintended Custody of Client Funds

As a firm policy, Affinity will not intentionally accept physical possession of client securities or funds (checks). On occasions, however, Affinity may gain unintended possession of client assets, such as when a client mails a stock certificate or a check, payable to Affinity, with instructions that Affinity deposit the securities or the check into the client’s brokerage account.

Notwithstanding the fact that a stock certificate delivered to Affinity may be in the client’s name, is not endorsed or accompanied by a stock power, and/or is promptly remitted to the broker/custodian in accordance with the client’s instructions, Affinity may be deemed to have “custody” of the client’s securities, even though “possession” is brief and temporary. Therefore, any stock certificate or check payable to Affinity (except for checks in payment of advisory fees) must be promptly returned to the client within three (3) business days, despite the fact such action may appear to be a disservice to the client. In such situations, the CCO will document receipt of the certificate or check and prepare a memorandum to the client’s file giving the circumstances of how the assets came into the possession of Affinity. The CCO will then contact the client by telephone on the day of receipt of such assets and advise him/her that accepting the check or securities would subject Affinity to the custody provisions of Rule 206(4)-2 of the Advisors Act. The client will then be offered the option of reclaiming the check or securities from the office of Affinity not later than the close of business on that day, or, in the alternative, having the assets returned by overnight mail to the client. Under no circumstances are client securities or checks to be kept in Affinity office overnight.

Following the receipt of any check or securities and the return of such assets to the client, the CCO will advise the client in writing that any subsequent delivery of checks or securities to Affinity will necessitate returning the assets to the client without further notice.

Notwithstanding the above provisions, if a client or prospective client remits a check to Affinity which is made payable to a third party, such as a broker, or custodian bank, Affinity will not be deemed to have custody of such assets provided they are promptly delivered to designated payee (broker/dealer or custodian) in accordance with the client’s instructions. (See, Hayes Financial Services, Inc. no-action letter, publicly available April 2, 1991.)

4.       BOOKS AND RECORDS, RULE 204-2

4.1       Responsibility for Preparation and Maintenance

It is the responsibility of the CCO to develop procedures to ensure that all books and records required under Rule 204-2 are properly prepared and maintained. However, the CCO may delegate the responsibility for financial and accounting records to Affinity’s CFO or other qualified person.

4.2       Accounting and Financial Records

The Advisors Act imposes specific record keeping requirements on registered investment advisors. Generally, Rule 204-2 of the Advisors Act requires advisors to maintain two basic types of books and records: (i) typical business accounting records and (ii) certain records the SEC believes an advisor should keep in light of the nature of its business. This Rule requires, among other things, that the records be current and readily available.

4.3       The Meaning of “Current”

The term “current” as used in the Rule is not defined. The SEC, however, has taken the position that the term is not a fixed concept but varies with the circumstances of an advisor’s business and the nature of the records. The primary records of transactions, such as confirmations, certain journals, and order memoranda must be created concurrently with the related transactions or promptly thereafter. For these types of records, the purpose of which is to capture the specific facts about the transaction, “current” means up-to-date at all times. There should be no lag between the occurrence of the transaction and the creation of the record. On the other hand, secondary records, such as ledgers or other records to which transactional data are posted need not be updated as transactions occur. Rather, posting may be done as necessary to meet the particular needs of the advisor’s business.

4.4       Cash or Accrual Basis

The SEC permits accounting records to be kept on the cash basis, the accrual basis or some combination thereof. The method chosen by an advisor should be reasonable in light of the circumstances of the business.

The basis on which financial statements are prepared may be different than the basis used to maintain accounting records. Although accounting records may be maintained on the cash basis, generally accepted accounting principles require that certain financial statements must be prepared on the accrual basis. Specifically, audited balance sheets must be filed with the Commission by those investment advisors who have custody of client funds or securities or who have access to such assets. An investment advisor who maintains books and records on the cash basis and prepares a balance sheet on the accrual basis must reconcile the accounts and maintain accurate documentation of the reconciliation. It is the policy of Affinity that accounting records will be prepared on a combination of cash and accrual basis.

4.5       Client Coding

Rule 204-2(d) permits an advisor to use a numerical or alphabetical coding in lieu of the actual names of clients for whom the advisor renders investment advisory services. The intent of this provision is to permit advisors to keep the identity of their accounts confidential. However, the advisor must use any such system of coding client records on a regular and consistent basis. An advisor who codes client accounts and related records only for the purpose of keeping the identity of clients from the Commission staff, and does not maintain such records on a regularly coded basis may be compelled to disclose the identity of all such clients to the Commission staff.

It is the policy of Affinity that accounts will be maintained in the name of each individual client. However, a client may request that his/her account be treated as confidential. In such situations, the client must request such confidential treatment in writing. Clients requesting such treatment will be advised that account information may be made available if requested by the SEC or pursuant to subpoena or other court action.

4.6       Record Preservation

Rule 204-2(e) requires that all books and records, including all records related to the Code of Ethics (except those required under the provisions of paragraphs (a)(11) and (a)(16) of this Rule) be maintained in Affinity principal place of business for two years after the last entry date and for three additional years in an accessible repository if not maintained on premises. Articles of Incorporation, partnership articles, minute books, and all other books and records (collectively “business records”) not used in the day-to-day course of business may be maintained at such another location, i.e., attorney’s or accountant’s office, if clearly described in Schedule E of Form ADV. Business Records must be maintained for the entire life of Affinity and three years following termination. Paragraphs (a)(11) and (a)(16) relate, respectively, to advertising records and records supporting portfolio performance.

Please refer to Exhibit 10 for Affinity’s Books and Records Retention chart.

Rule 204-2 (g) permits an advisor to maintain and preserve required records in a computer storage medium in lieu of having to preserve such records in hard copy format. However, any records maintained in computer storage must be retrievable in document format. Data retrieval by itself may not be acceptable to the SEC. Document information received from a broker/dealer or custodian on diskette, CD-ROM, or by downloading onto Affinity computers must be in “read only” format so as to preclude altering or tampering with the information.

Affinity’s filing systems are designed to meet the requirements of the Books and Records rule,

Rule 204-2. All files are:

  Arranged and indexed to permit easy location, access, and retrieval of any particular record
  Legible, true and complete
  Maintained so that access is limited to those individuals within Affinity who need access to perform required duties
  Reasonably safeguarded from loss, alteration or destruction.

Backed up and such backups are stored separate from the originals.

4.6-1       Record Destruction

A Records Destruction policy is a critical element of client privacy. The confidential nature of the investment adviser/client relationship precludes the unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. All hard copies of client records, correspondence, files, portfolio information, etc., that are no longer required to be retained are shredded.   All electronic copies of client records, correspondence, files, portfolio information, etc. that are no longer required to be retained are deleted. If the files were stored on active drives, the data will be permanently erased when Affinity’s consultant, Dake Tech, performs a security erase over all marked free space. If the files were stored on inactive drives, those drives are wiped clean, receive a security erase, and are then destroyed.

4.7       Specific Books And Records To Be Prepared And Maintained

Rule 204-2(a) requires that Affinity maintain the following specific books and records to document Affinity financial and administrative compliance with the Advisors Act:

4.7-1       Cash Receipts and Disbursement Journal - Rule 204-2(a)(1)

Inasmuch as Affinity financial and accounting records are maintained on a cash basis, receipts of checks and payment of funds will be recorded promptly by the CFO or, a person with appropriate authority, in Affinity check register or other similar journal. At no time will Affinity accept cash from a client in connection with a securities purchase.

4.7-2       General Ledger - Rule 204-2(a)(2)

The CFO is responsible for maintaining Affinity general ledger reflecting all assets, liabilities, income, expenses and net worth. If at any time Affinity liabilities exceed it assets, the CFO will immediately notify the CCO who will take appropriate steps to comply with the disclosure requirements of Rule 206(4)-4. See: Financial and Disciplinary Information, below.

4.7-3       Order Tickets/Memoranda - Rule 204-2(a)(3)

Rule 204-2(a)(3) requires the preparation of a memorandum or “order ticket” of each transaction for the purchase or sale of any security for a client’s account. In accordance with the provisions of this Rule, all order tickets submitted by Affinity portfolio managers must include the following information:

•	The terms and conditions of the order, including any special instruction, modifications, or cancellation instructions; i.e. purchase or sale, number of shares or par value, whether entered as a market or limit order, duration of order such as day or “good-til-canceled”;
•	The identification of the portfolio manager or other person recommending the transaction to, or on behalf of, the client and the person placing the order, if different from the recommending party;

•	The client’s name and/or account number (or client account code, if appropriate) for whom the order was entered, the date of entry, and the broker/dealer or bank by or through which the order was entered/executed; and,
•	If the order was entered pursuant to discretionary authority, the ticket must be marked as discretionary. Since all [most] Affinity accounts are managed on a discretionary basis, order tickets will contain a written statement that “All order tickets are executed pursuant to discretionary authority unless marked otherwise.”

[Note: All order tickets are computer generated. It is the responsibility of the portfolio manager/advisory representative to include ALL of the required information on each order ticket entered by him/her on behalf of a client.]

4.7-4       Bank Statements and Cash Reconciliation - Rule 204-2(a)(4)

Inasmuch as Affinity financial and accounting books and records are maintained on a cash basis, it is the responsibility of the CFO to reconcile Affinity bank statements within 15 days of receipt of the statements. The CFO will review Affinity bank statements, canceled checks, deposit slips, and check register to ensure that the cash account in the general ledger is accurate.

4.7-5       Bills and Statements - Rule 204-2(a)(5)

The CFO will maintain a record of all bills and statements, paid or unpaid, received for goods and services purchased for the use and benefit of Affinity. Invoices for goods and services which are not clearly identifiable for the use of Affinity in the operation of its advisory business will not be paid until such use is established. Invoices for goods and services purchased by associates for his/her personal use will not be paid by Affinity, but will be returned to the associate for payment.

4.7-6       Trial Balance and Related Financial Records - Rule 204-2(a)(6)

The CFO will prepare a quarterly trial balance reflecting Affinity financial condition as of the end of that quarter. It is not necessary that hard copies of the trial balance be printed, but such information must be available at any time for retrieval through Affinity accounting software.

4.7-7       Written and Other Communications Records - Rule 204-2(a)(7)

Rule 204-2(a)(7) of the Advisors Act requires generally that Affinity maintain the originals of all written communications received and copies of all written communications sent to any party, including persons who are not clients of Affinity relating to the business of providing investment services. These records include:

a.       Outgoing Customer Correspondence

All outgoing correspondence, including letters, memos and handwritten notes pertaining to the solicitation or execution of securities transactions must be reviewed and approved by the CCO prior to mailing, unless pre-approved in writing by the CCO. Such correspondence also includes form letters and generic sales literature. With respect to form letters, the person causing the material to be mailed must maintain a list of the addressees and the date(s) the material was mailed. Copies of correspondence addressed to specific customers should be included in that customer’s files or in a chronological file designated as Customer Correspondence - Outgoing.

b.       Incoming Correspondence

In the event that a client files a written complaint or makes an inquiry that requires response and resolution, it is the CCO’s responsibility to promptly discuss the substance of the matter with the client’s portfolio manager. The original complaint and copies of all letters and memoranda relating to the complaint will be retained in a special file titled Customer Complaints, with a copy of the complaint placed in the client’s personal file. It is the responsibility of the CCO or his designee to respond to each complaint promptly and to retain any subsequent correspondence from the client on the matter.

Any associate of Affinity who receives any material verbal complaint from a client must immediately notify his/her supervisor of the nature of the complaint. The term “material” in this context means any matter that could adversely affect the reputation of Affinity or has a potential likelihood of regulatory or legal action against Affinity or any of our associates. Any doubt on the materiality of a complaint should be referred to the CCO for resolution.

c.	Communications with Clients through Lectures, Seminars, Radio, and Television

The CCO is responsible for reviewing the content and manner of presentation for all lectures, seminars, and media appearances by associates of Affinity where the purpose of such communications is to provide investment advice or explain the services offered through Affinity. An outline of any speech or lecture to members of the public which discusses investments in general or specific securities currently recommended by Affinity will be submitted to the CCO prior to presentation. Copies of the presentation will be retained for the period required under Rule 204-2(e).

Associates making appearances on radio or television programs as representatives of Affinity are prohibited from recommending any specific security unless such security is currently on Affinity list of approved investments. In situations where an associate is asked his/her opinion on the investment merits of a security not on Affinity recommended list, the associate should make it clear to his audience that the opinion is that of his own and not necessarily that of Affinity.

d.	Delivery of Proxies, Prospectuses and Processing of Class-Action Lawsuit Requests

Inasmuch as Affinity does not serve as custodian for any client securities, proxies for securities held in accounts will be provided to each client by the account’s respective broker/custodian.

To the extent available, Affinity will provide prospectuses to clients for any investment company prior to actual purchase of fund shares. If prospectuses are not immediately available through Affinity, a portfolio manager handling the account should take all reasonable steps to obtain a prospectus from the fund’s underwriter, distributor or executing broker.

With respect to class action lawsuits, Affinity will not be obligated to advise or act for its clients in any legal proceeding, including class actions and bankruptcies involving securities purchased or held in accounts managed by Affinity. Notice of Affinity’s position with respect to such legal proceedings will also be acknowledged in Affinity’s Written Agreement.

4.7-8       Discretionary Client Record - Rule 204-2(a)(8) and;

4.7-9	Discretionary Powers Record - Rule 204-2(a)(9)

Affinity manages client accounts on both a discretionary and non-discretionary basis. In order to meet the requirements of Rule 204-2(a)(3), the CCO will maintain a list of all accounts managed by Affinity on a discretionary basis as well as a list of non-discretionary relationships. [See: Order Tickets/Memoranda, in paragraph 4.7-3, above, on marking orders as discretionary.]

Trades for securities may be entered for execution only if Affinity has received prior written authorization from the client for such transactions. Evidence of Affinity’s authority to manage a client’s account on a discretionary basis will be documented by the client’s signature on the Written Agreement. All written authority granted to Affinity by the client will be restricted to “limited trading authority”, giving the portfolio manager the power to only purchase and sell securities for the account. At no time will Affinity or any of its associates enter into any written or verbal agreement or understanding with a client that gives the associate “full trading authority” over the account since that term may be interpreted as granting authority to withdraw funds and securities from a client’s account.

Portfolio managers are not permitted to enter any order for the purchase or sale of securities for any non-discretionary account without first consulting with and receiving the client’s approval for such transaction. Failure to obtain the client’s approval before entering a trade may result in the portfolio manager having to personally absorb any loss to the account if the trade is later canceled. Moreover, it is Affinity policy to closely monitor the occurrences of such breaches of policy and portfolio managers who execute such unauthorized trades may be subject to significant disciplinary action, including termination.

4.7-10       Written Agreement Record - Rule 204-2(a)(10)

Affinity will provide advisory services to clients only upon the execution of a Written Agreement between Affinity and the client. The general terms and conditions of such agreement are discussed above in Client Agreements/Contracts. Inasmuch as the New Account Acceptance Sheet to the Written Agreement contains important information about the client’s personal and financial circumstances, including his/her investment objectives, no securities transactions are to be executed in a client’s account until the complete Written Agreement has been reviewed and approved by a principal of Affinity. Such review and approval will be evidenced by the signature of a principal of Affinity on the Written Agreement. Upon approval by the CCO, the original copy of the Written Agreement will be placed in the client’s file folder with a duplicate copy maintained in Affinity central filing system.

4.7-11       Advertising Records - Rule 204-2(a)(11)

a.       General Discussion

Rule 206(4)-1 of the Advisors Act defines the term “advertisement” to include any “notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers (1) any analysis, report or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or to sell, or (2) any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other advisory service with regard to securities.” This broad definition generally encompasses any form letter and includes the standardized written material in booklets used by advisors for presentations to prospective clients.

Rule 206(4)-1 does not require that an advisor submit an advertisement to the SEC for approval. As a matter of policy, the SEC will neither review specific advertising material, nor will the staff approve or disapprove any advertisement prior to its dissemination to the public.

b.       What is Misleading Advertising

Section 206(4) of the Advisors Act addresses generally false and misleading advertising by an investment advisor and Rule 206(4)-1(a), thereunder, lists the following activities which the SEC considers to be false and misleading: [Note: The word “distributing” is used synonymously with “publishing” and “circulating.”]

•	Distributing any testimonial about the advisor extolling his/her investment advice, analyses, reports or other services rendered by the advisor;
•	Distributing any advertisement which refers to past specific recommendations that were or would have been profitable, unless the advisor offers at the same time to furnish a list of all recommendations made within the immediately preceding year. If a separate list is provided, it must contain: (i) the name of each security recommended by the advisor; the date and nature of the recommendation (buy, sell or hold); (ii) the market price of the security at the time of recommendation, the market price at the time of execution and the most recent market price; and (iii) the following cautionary legend: “It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities on this list.”
•	Distributing any graph, chart, formula, or other device which claims it can be used to determine which security to buy or sell, or when to buy or sell, or which claims it will assist an investor in making such decisions for himself, without prominently disclosing the limitations and difficulties of using such devices, formulas, etc.
•	Distributing an offer to provide any report, analysis, or other service without charge unless such service or material actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly; or
•	Distributing any untrue statement of a material fact, or which is otherwise false or misleading.

Advertising may also be deemed misleading, if it implies something about the competence of an advisor, or the investment experience (success) of advisory clients, or suggests that similar investment strategies would be beneficial to prospective clients about whom the advisor may have little or no information as to investment objectives or financial circumstances.

The SEC has said that the use of such words as “superior” and “excellent” may also be misleading because “such superlatives may lead investors to believe that the advisor is the only one capable of providing adequate advisory services or infer something about future investment results that may not be warranted and may lead prospective investors to conclude erroneously that comparable opportunities cannot be found elsewhere.” [From a 1999 SEC deficiency letter to an advisor.]

In another deficiency letter, the SEC asked an advisor to provide its “analyses and any documentation” to support the accuracy of statements in the advisor’s marketing materials which claimed: “Our long-term record shows that a consistency of approach and a commitment to quality stocks, which have the potential for appreciation in value, have resulted in increased wealth for our clients” and, “Our investment approach has enabled us to achieve long-term investment returns for most of our clients.”

Remarks paraphrased by a newspaper article about the advisor are not ordinarily subject to the advertising rules, unless the article was planted by the advisor as a disguised advertisement to solicit new clients. “Planted material” may fall under the anti-fraud provisions of Section 206. Investment advisory material that promotes advisory services for the purposes of inducing potential clients to subscribe to those services is considered advertising material within the Rule.

It is the responsibility of the CCO to review Affinity advertising and sales materials to determine that it complies with the provisions of Rule 206(4)-1 and to ensure that the advertising does not violate any of the anti-fraud provisions of Section 206 of the Advisors Act. While an advertisement may accentuate positive facts about Affinity, the CCO should be prepared to document the accuracy of such claims if required by regulatory authorities. In addition to the legal requirements of the advertising rules, the CCO will review all sales literature to ensure that it is accurate and in good taste so as to reflect favorably on Affinity.

4.7-12       Acknowledgment of Receipt of Documents from Solicitors - Rule 204-2(a)(15)

Affinity may enter into arrangements with individuals and professional organizations whereby these parties are compensated for referring prospective clients to Affinity. These referring parties are termed “solicitors.” In complying with the provisions of Rule 206(4)-3, (Cash Payments for Client Solicitations), the solicitor must give each prospective client, at the time of solicitation, a copy of Part 2A of Affinity ADV and a copy of the solicitor’s Written Disclosure Document, receipt of which must be acknowledged by the prospective client. It is the responsibility of the portfolio manager handling the account to ensure that a copy of the client’s Acknowledgment of Receipt has been received before the solicitor is compensated. All acknowledgments or signed copies thereof will be maintained in each client’s account file. See, sample solicitor’s Written Disclosure Document and Acknowledgment of Receipt in Exhibit 5.

4.7-13       Documents Supporting Performance Results - Rule 204-2(a)(16)

Rule 204-2(a)(16) requires Affinity to prepare and maintain documents necessary to substantiate any composite performance that Affinity gives to clients and prospective clients or which is contained in any advertisement distributed by Affinity to the public. The CFO or a designee is responsible for substantiating the performance of all accounts used in the composite(s). Client brokerage account statements or other source documents may be used to substantiate composite performance, provided that such documents reflect all debits, credits, and other transactions in the accounts for the period of the statement.

If portfolio performance of all discretionary managed accounts is aggregated into one or more composite portfolios purporting to represent Affinity’s overall performance results, the CFO will maintain worksheets and other records necessary to demonstrate the calculation of performance results. Under no circumstances will any letter, notice, advertisement or other communication to the public state or imply that the composite performance of Affinity accounts is presented in conformity with the Global Investment Performance Standards established by the CFA Institute (“CFAI”) unless such results have been verified by the CFO or by an independent party qualified to make such verifications.

[Note: These documents must be maintained for a period of five years following the fiscal year of distribution. For example, if an advertisement includes performance with history back to 1980, the performance of 1980 must be maintained. If the performance for 1980 was dropped from the material during 2011; those records must be maintained for a period of five years following the fiscal year-end of 2011.]

4.8       Other Required Books And Records

Inasmuch as most of Affinity Investment Advisors, LLC’s client accounts are managed on a discretionary basis, the CCO will ensure that the following records for such accounts are readily available or can be produced in a timely manner:

4.8-1       Securities Record by Client - Rule 204-2(c)(1)

Affinity Investment Advisors, LLC will maintain records for each client showing securities purchased and sold; the date of each transaction and the share amount and price per share for each transaction. Such statement must also show any contributions or withdrawals, receipt of dividends and interest and the total securities holdings in the account at the end of the statement period. Inasmuch as Affinity Investment Advisors, LLC does not hold client funds and securities, account activity and position data required under this rule will be provided in monthly or quarterly statements and trade confirmations by the broker/dealer, bank or other custodian maintaining the client’s account. These statements and confirmations will be maintained by each client’s respective portfolio manager, but will be available for review at any time by Affinity Investment Advisors, LLC’s CCO.

4.8-2        Securities Record by Security - Rule 204-2(c)(2)

The CCO will ensure that Affinity Investment Advisors, LLC’s account management software is capable of the prompt retrieval of portfolio data, including securities activities and portfolio holdings for each client account. The software must also be capable of producing a Securities Record by Security, listing all clients whose accounts hold a particular security as of any selected date. Such record must also show the number of shares held in each client’s account. This record is also known as a “cross reference index” or “securities cross reference.”

4.9 Books and Records Matrix

Please see Exhibit 10, Affinity’s Books and Records chart for required record retention.

5.       FINANCIAL AND DISCIPLINARY INFORMATION - RULE 206(4)-4

5.1       Financial Disclosure

An investment advisor who has custody or discretionary authority over client funds or securities, or who requires prepayment of fees of more than $500 per client for services to be performed over a period in excess of six months must disclose any financial condition which might impair the advisor’s ability to meet its contractual commitments to clients. Although Affinity does not have custody of client funds or securities, Affinity does manage client accounts on a discretionary basis. For this reason, it is the responsibility of the CFO to ensure that Affinity’s net worth remains positive at all times. At any time, should Affinity’s liabilities actually exceed its assets, or it appears that liabilities may exceed assets, the CFO will immediately notify the Chief Executive Officer (“CEO”) who will take steps to correct the actual or pending net worth deficiency and, if necessary, commence steps to comply with the financial disclosure provisions of Rule 206(4)-4. If the CEO, after consultation with the CFO, determines that Affinity’s financial condition is such that there would be no impairment of its ability to meet contractual commitments to clients, the CFO will have the sole authority to defer implementing the financial disclosure provisions of the rule. However, if such disclosures are deemed necessary by the CCO, existing clients must be notified in writing of Affinity’s financial condition and prospective clients must be informed of such condition before entering into any agreement for advisory services.

5.2       Disciplinary Disclosure

Rule 206(4)-4 also requires that Affinity disclose relevant facts about any legal or disciplinary “event” which would be material in evaluating Affinity’s integrity or ability to meet contractual commitments to clients.

Rule 206(4)-4 defines “management person” as a person with the power to exercise, directly or indirectly, a controlling influence over the management or policies of Affinity, or to determine the general investment advice given to clients. The following factors are to be considered in determining if an event is “material:”

•	The separation of the individual causing the “event” from the advisory functions;
•	The nature of the violation or infraction of the law;
•	The severity of the sanctions imposed; and,
•	The time which has elapsed since the violation or infraction.

Rule 206(4)-4 also requires that if Affinity or any associate designated as a “management person” is found to have committed any of the offences listed in sub-section (a) of the rule, such information must be disclosed to clients promptly, and to prospective clients not less than 48 hours prior to entering into any agreement for advisory services, or no later than the time of entering into such agreement if the client has the right to terminate the contract without penalty within five business days after entering into the agreement. For purposes of this rule, the term “promptly” shall mean within ten business days. Disciplinary information may be disclosed to clients and prospective clients in Affinity’s Form ADV provided that delivery of the ADV satisfies the timing of disclosure requirements described in paragraph (c) of Rule 204-3.

Under certain circumstances, disclosure of some disciplinary information may not be required after a period of 10 years from the date of the violation or if the violation was not material. Any required disciplinary disclosures are to be reported on Schedule D for individuals and on Schedule E for Affinity. It is the responsibility of the CCO to ensure that any disciplinary information requiring disclosure is promptly reported on Affinity’s amended Form ADV and that clients and prospective clients receive the information within ten business days.

6.       INTERNAL CONTROLS

6.1       General

A primary responsibility of the CCO is to ensure that all advisory activities of Affinity are in compliance with the provisions of the Advisors Act and the various SEC rules thereunder. In fulfilling this responsibility, the CCO will implement a compliance system to which both management and all associates are committed fully and which has the effect of fostering a compliance oriented environment within Affinity.

6.2       Characteristics of an Effective Compliance System

Specific characteristics of Affinity’s compliance system require that:

•	All relevant advisory activities of Affinity are addressed in its written Compliance Manual;
•	The Compliance Manual is updated periodically by the CCO and reviewed at least annually by Affinity’s independent consultant or legal counsel;
•	The Compliance Manual assigns specific responsibilities to individual associates of Affinity; and,
•	All newly employed associates are required to read the Compliance Manual as part of Affinity’s orientation procedures, and all associates of Affinity will receive periodic training in matters of regulatory importance. In addition, the CCO will distribute to all associates involved in providing advisory services, copies of amendments, revisions and up-dates to the Compliance Manual as well as relevant regulatory information received from the SEC and other authorities.

To ensure a reliable and effective compliance system meeting the above characteristics, the CCO will develop a system of internal controls to monitor compliance with the procedures specified in this Compliance Manual. The compliance system developed by the CCO will be reviewed and, upon approval, will be implemented by Affinity’s CEO.

7.       ADVISORY SERVICES OFFERED BY Affinity Investment Advisors, LLC

7.1       “Advisory Services” refers to the way in which an advisor conducts its business and its relationship with individual clients. Affinity Investment Advisors, LLC’s duty to each client and the degree of management responsibility assumed varies with the type of services the client may need. In addition, Affinity Investment Advisors, LLC and its portfolio managers have a fiduciary duty to learn the essential facts about each client’s financial situation, investment objectives goals and risk tolerance before executing any transaction for that client.

Affinity Investment Advisors, LLC offers individualized portfolio management services through its portfolio managers/advisor representatives who have been evaluated by the management of Affinity Investment Advisors, LLC as having the requisite qualifications to manage client accounts. These accounts may be managed on a discretionary or non-discretionary basis and the degree of management responsibility may range from “investment supervisory services” to “management services” or may involve only ad hoc consulting on specific issues of concern to the client.

At this time, Affinity Investment Advisors, LLC only offers advisory services to clients of Lockwood Advisors Inc.

7.2       “Investment Supervisory Services” is defined in Form ADV as “giving continuous investment advice to a client or making investments for the client based on the individual needs of the client. Individual needs include the nature of other client assets and the client’s personal and family obligations.” For purposes of this Compliance Manual, portfolio managers advising clients under an investment supervisory program are required to consider the totality of each client’s financial circumstances before recommending a specific security or investment program to that client.

At this time, Affinity Investment Advisors, LLC does not offer investment supervisory services.

7.3       “Management Services” include portfolio management where the account manager usually does not consider the overall financial circumstances of the client before purchasing or selling a security, but focuses instead on meeting the client’s specific investment objectives.

8.       UNREGISTERED INVESTMENT COMPANY CONSIDERATIONS

Rule 3a-4 of the Investment Company Act addresses the potential problem where Affinity Investment Advisors, LLC may be deemed to be operating as an unregistered investment company where its client accounts are managed on a discretionary basis and each client’s portfolio is structured essentially the same as all the other clients’ portfolios. Since some of Affinity Investment Advisors, LLC’s client accounts are managed on a discretionary basis with many accounts holding the same securities, portfolio managers must take steps to avoid any potential violations of Rule 3a-4. To lessen the possibility of a violation of the rule, the portfolio managers will ensure their client accounts are structured and managed in such a way that:

•	The client has all “indicia of ownership” with respect to his/her account such as the right to pledge securities as collateral and the right to vote proxies. In meeting this requirement, it is the policy of Affinity Investment Advisors, LLC that all advisory accounts are to be registered/established in the client’s name with the respective broker/custodians. At no time will any account be established jointly with Affinity Investment Advisors, LLC or any associate of Affinity Investment Advisors, LLC without the written prior approval of the CCO.

•	The client’s financial needs and investment objectives are assessed initially and updated periodically. As required under other sections of this Compliance Manual, the CCO and the portfolio managers must maintain a record of periodic account reviews;

•	The clients have ready access to their respective portfolio manager. Portfolio managers are not required to be available to unscheduled or unannounced visit by clients. However, portfolio managers are expected to periodically meet with clients and should generally be available to take client telephone calls on advisory related matters.

•	Securities transactions are executed in the name of each client and the broker/dealer or other custodian tracks ownership of securities on a client-by-client basis. Although securities transactions for client accounts may be aggregated in execution, it is the policy of Affinity Investment Advisors, LLC that securities purchased or sold in a block order are to be allocated to the respective client accounts as soon as practicable, but in no case later than the close of business on the trade date.

•	Although Affinity Investment Advisors, LLC exercises discretionary authority over some client accounts, the client has the ability to place limitations and restrictions on securities purchased or sold in his/her accounts, e.g., no tobacco stocks, no defense industry related stocks, etc. Any such restrictions should be documented on Schedule A of the client’s Written Agreement.

It is the responsibility of both the CCO and the portfolio managers to establish and manage their clients’ accounts so as to comply with all of these conditions. Rule 3a4 considerations in managing accounts are also discussed later under Section 15, WRAP FEE PROGRAMS, in this Compliance Manual

9.       PORTFOLIO MANAGEMENT

9.1       Setting up the Client’s Account

The portfolio manager or sales associate will provide the client with Part 2A and 2B of Affinity Investment Advisors, LLC’s Form ADV or any other disclosure statements used to describe the firm’s management services and other important information. The portfolio manager will also obtain all supporting documents necessary to set up the account, including trading authorization/power of attorney, joint account agreement, margin agreement (if applicable), trading restrictions, authorization to withdraw advisory fees, solicitation disclosures, etc. With respect to joint accounts, the portfolio manager will determine that all parties to the account for whom advisory services are being provided have signed the Written Agreement. No trading may occur in a client’s account until the Written Agreement, with supporting documents, has been completed and signed by the portfolio manager and reviewed by the CCO. Affinity personnel will also complete a New Account Acceptance Sheet which will be signed off on by the CCO.

9.2       Determining Suitability

Affinity acts in an advisory capacity for clients of Lockwood Advisors, Inc. (“Lockwood”) only. Prior to accepting an account for a client of Lockwood, the CCO and portfolio manager will review the “Client Information” provided by Lockwood as defined in the Master Management Agreement between Affinity and Lockwood dated November 1, 2010. If, after review, the CCO and portfolio manager determine the Management Services of Affinity are suitable for the client, the account will be accepted.

The CCO will use the above information to monitor the ongoing activity in the client's account and ensure that such activities are in accordance with the financial requirements and investment objectives shown on the client’s written agreement. Any securities transactions which deviate from the investment objectives shown on the Client Information will be discussed with the portfolio manager handling the account. If it appears to the CCO that such deviations are inconsistent with the client’s stated objectives and are frequent in number, the CCO may contact the client to confirm the accuracy of the Client Information. If the client’s objectives have changed, Lockwood shall provide updated Client Information supporting the change before any further trades are entered for the account. In addition to requiring updated Client Information on a client directed trade, the CCO will have the authority to require that the client execute an affidavit for the purchase of any security that is totally inconsistent with the client’s investment objectives. The affidavit will state, in substance, that the client understands that the security in question is inconsistent with the client’s investment objectives given in the Client Information and that the order to purchase the security is at the client’s insistence and risk.

9.3       Managing the Client’s Account

It is the responsibility of each portfolio manager to devote the requisite amount of attention to professionally manage each of his/her accounts in accordance with the investment requirements and objectives of the client. In managing accounts, each portfolio manager is required to maintain regular communications with his/her clients. At a minimum these communications will include the following:

•	Affinity Investment Advisors, LLC will provide each client with a quarterly review and analysis of his/her account and provide any additional information on the account which may be requested by the client. It is the responsibility of each portfolio manager to keep his/her clients apprized of relevant changes in the economy, market conditions and about Affinity Investment Advisors, LLC’s investment views and expectations for the economy and the markets.

9.4       Monitoring Account Activity

After an account has been approved for a specific investment strategy, the CCO shall be responsible for ensuring that the securities purchased or sold are consistent with the client’s investment objectives as recorded on the Written Agreement. The CCO will also look for any evidence of excessive trading or conflicts of interest between the portfolio manager and the client. At least annually, the CCO will review client files to determine that all information and supporting documents are current and complete.

9.5       Termination of Accounts

Every client will have the right to terminate his/her management agreement with Affinity Investment Advisors, LLC at any time upon written notice. Inasmuch as advisory fees are billed in arrears for services previously rendered, client accounts will be charged for earned but unpaid advisory services prorated on a daily basis at the same percentage rate as that used to determine their quarterly advisory fee. Any pre-paid advisory fees will be prorated to the date of termination and any unearned advisory fees will be promptly returned to the client.

9.6 Valuation

Affinity invests primarily in publicly traded and listed common equity securities and generally values each client’s portfolio in accordance with the below procedures:

•	A security listed on a national securities exchange or national market is valued at its last sale price on its principal exchange or market on each valuation date. Such prices are obtained from Affinity’s third party pricing sources, primarily FT Interactive (IDC),

•	If a price is not available through IDC, Affinity will source the price first through Thomson Reuters then Bloomberg.

•	A security without an active trading market or that is not valued on an active market is assigned a fair value based on the Global Investment Performance Standards recommended valuation hierarchy:

-	Objective, observable quoted market prices for similar investments in active markets. If not available or appropriate, then investments are to be valued using;

-	Quoted prices for identical or similar investments in markets that are not active (markets in which there are few transactions for the investment, the prices are not current, or price quotations vary substantially over time and/or between market makers). If not available or appropriate, then investments are valued based on;

-	Market-based inputs, other than quoted prices that are observable for the investment. If not available or appropriate, then investments are valued based on; Subjective unobservable inputs for the investment where markets are not active at the measurement date. Unobservable inputs are only used to measure the fair value to the extent that observable inputs and prices are not available or appropriate. Unobservable inputs reflect Affinity’s own assumptions about the assumptions that market participants would use in pricing the investment and are developed based on the best information available under the circumstances.

All fair valued securities must be approved by the CCO, who will be responsible for maintaining documentation of the valuation. Quarterly, the valuation committee will meet to review any issues that have occurred during the quarter and to discuss any new processes regarding valuation going forward.

9.7 Proxy Voting

Affinity Investment Advisors, LLC (Affinity) considers proxy voting an important responsibility in its role as an investment advisor. The guidelines set forth below are to be followed in discharging our responsibilities as a fiduciary in voting proxies for clients who choose not to vote for themselves. These procedures also ensure that plan fiduciaries have the ability to review how proxies were voted in compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”).

•	Affinity takes steps to ensure that reasonable efforts are made inasmuch that voting should take place in a timely fashion and that the firm casts all proxy votes.
•	We use reasonable efforts to do a thorough analysis of the issues and their potential impact on shareholder value in order to cast an informed vote.
•	Proxy information is maintained in a file with a record of how the proxy vote was cast.
•	Affinity acknowledges its responsibility to vote proxies in a manner that ensures the exclusive benefit for the clients. The firm casts such proxy votes to advance the economic interests of our clients and protect their rights as beneficial owners of the corporations in whose securities we invest.
•	Affinity is not required to vote every client proxy and refraining from voting should not necessarily be construed as a violation of Affinity’s fiduciary obligations. Affinity shall at no time ignore or neglect its proxy voting responsibilities. However, there may be times when refraining from voting is in the client’s best interest, such as when an adviser’s analysis of a particular client proxy reveals that the cost of voting the proxy may exceed the expected benefit to the client (i.e., casting a vote on a foreign security may require that the adviser engage a translator or travel to a foreign country to vote in person). Such position also complies with Interpretive Bulletin 94-2 of the DOL.
•	As a default, proxies are generally voted by Broadridge in accordance with Glass Lewis recommendations. However, Affinity retains ultimate decision making authority with respect to the voting of client proxies and reserves the right to override Glass Lewis recommendations.
•	Affinity generally votes non-shareholder value issues in alignment with management so long as there is no conflict with shareholder value. Examples of issues which pose a conflict with shareholder value would be poison pills and other anti-takeover measures. Even if the proposal is recommended by management, Affinity would vote against the measure.
•	Reasonable efforts are made to inform the portfolio management team of the proxy materials.
•	The portfolio management team shall be responsible for making voting decisions with respect to all client proxies, where a proxy is not voted in accordance with Glass Lewis recommendations. Such decisions shall be in writing and provided to the Chief Compliance Officer who will then ensure that such proxy votes are submitted in a timely manner.
•	In the event there is a potential conflict of interest in a ballot, we will obtain a third-party to vote in the best interest of our clients.
•	For any client who has provided specific voting instruction, Affinity shall vote that client’s proxy in accordance with the client’s written instructions.
•	Affinity will vote all proxies for the mutual fund.
•	Affinity will be responsible for filing the Form NPX.

•	Quarterly, the proxy committee will meet to review any issues that have occurred during the quarter and to discuss any new processes regarding proxies going forward.

10.       PROHIBITED TRANSACTIONS

10.1	Front Running

As discussed in the Code Of Ethics section titled Restrictions on Activities, a portfolio manager is not permitted to benefit from placing his personal securities trades, or those of any associated persons, “in front of” the client’s order to buy or sell thereby receiving a better price than the client. Any portfolio manager or associated person’s orders being executed for the same security as that of his/her clients must document the time of entry and execution of the orders to show that no violations of the front running rule have been made.

10.2 Diverted Opportunity

Portfolio managers may not appropriate for themselves a trading opportunity that should belong to their clients. This situation may occur when a limited investment opportunity, such as a thinly traded security, is purchased for the portfolio manager’s personal account although the security was suitable for client accounts. If the security appreciates in value, there may be the perception that the portfolio manager diverted the investment opportunity to his own account at the client’s expense. In addition to the various trading restrictions imposed on associates of Affinity Investment Advisors, LLC discussed later, in Conflicts of Interest, the CCO should be alert for situations where portfolio managers may be purchasing highly speculative or thinly traded securities for their personal accounts.

10.3       Conducting Business in States where not Registered

Most states have regulations requiring registrations and/or educational testing of investment advisory representatives who conduct investment advisory business in their respective states. Some states do permit certain isolated exemptions (i.e. advisory relationships with five residents without being registered), however, each state’s regulations must be closely reviewed and strictly adhered to. Before a portfolio manager opens an out-of-state account, he/she must contact the CCO to determine the registration requirements of that state.

10.4        Holding Clients’ Funds or Securities

Associates of Affinity Investment Advisors, LLC are prohibited from ever holding customer funds or securities or acting in any capacity as custodian for a client account. Moreover, no associate is permitted to borrow money or securities from any Affinity Investment Advisors, LLC client, nor are associates permitted to lend money to any client, unless approved in writing by the CCO.

10.5       Anti-Money Laundering/OFAC Policies

Money laundering is defined as a criminal activity that occurs when money from illegal activity is moved through the financial system to make it appear the funds come from legitimate sources.

In the U.S., anti-money laundering legislation came into existence in 1970 with the Bank Security Act. The 1986 Money Laundering Control Act and the recent USA Patriot Act of 2001 reinforced government commitment to contain and impede illegal financial activity. Registered investment advisers are not currently subject to the provisions of the USA Patriot Act. On October 31, 2008, FinCEN withdrew the proposed rules requiring investment advisers to adopt and implement an anti-money laundering (“AML”) compliance program (http://www.fincen.gov/news_room/nr/pdf/20081030.pdf). As such, Affinity has not adopted and implemented (to the extent required under the USA Patriot Act) an AML compliance program.

All U.S. persons, including investment advisors, must comply with the requirements of the U.S. Office of Foreign Assets Control (OFAC). OFAC imposes sanctions against various foreign governments, financial institutions and other persons who are involved in or suspected of terrorism, drug trafficking or other types of illegal activities. OFAC prohibits U.S. persons from entering into various prohibited transactions with particular jurisdictions or persons identified by OFAC.

To ensure compliance with OFAC requirements, Affinity gathers such information as deemed necessary to “know” the client. This information helps the firm to determine whether to retain the client relationship or to accept a prospective client.

In addition, client and prospective client names will be checked, if deemed necessary, against OFAC’s list of prohibited governments, agents and entities (www.treas.gov/ofac).

For the Mutual Fund sub-advised by Affinity, the CCO will rely on the transfer agent and respective custodian’s AML programs.

RESPONSIBLE PARTY: The CCO is responsible for the review of client information and comparison against OFAC list if applicable.

11.       BROKERAGE PRACTICES & EXECUTIONS

Introduction

Section 206, the anti-fraud provision of the Advisors Act, imposes a fiduciary duty on investment advisors. As such, an advisor has an obligation to act in the best interest of its clients and to place their interests before its own. Among the specific obligations that flow from an advisor's fiduciary duty is the requirement to obtain the best price and execution of client securities transactions where the advisor is in a position to direct brokerage transactions. Such execution must be in a manner that the client's total cost or proceeds in each transaction is the most favorable under the circumstances. In selecting a broker to execute our clients’ securities trades, Affinity will consider the full range and quality of a broker's services, including execution capability, commission rate, financial responsibility, and responsiveness to the advisor. Affinity is not obligated to get the lowest possible commission cost, but rather should determine whether the transaction represents the best qualitative execution for the managed account.

11.1       Best Execution

In trying to obtain "best execution", each portfolio manager must consider the following factors in placing securities transactions with broker/dealers:

a.	Execution Capability

Brokers may have different execution capabilities with respect to different types of orders and securities. For example, some brokers may have good execution capability with respect to large exchange-listed equity block positions while others are more efficient in the execution of difficult orders in the over-the-counter market, transactions in derivatives, or fixed income securities.

b.	Commission Rates

Affinity’s consideration of the commissions charged by a broker is an integral part of its evaluation of order execution. Commission rates are a function of the size of the order, the price of the security, Affinity’s transaction volume with that broker, and whether the receipt of products or services is involved.

c.	Responsiveness and Financial Responsibility

In the execution of transactions, Affinity may consider the broker's responsiveness to requests for trade data and other financial information. Responsiveness includes such factors as the willingness and ability of a broker to take financial risks in the execution of large block orders or how accommodating, in general, the broker is to the trading requirements of Affinity.

d.	Other Factors for Determining Best Execution

The Associate Director of the SEC’s Office of Compliance Inspections and Examinations has suggested the following factors advisors should consider when determining best execution. It will be the responsibility of the CCO to evaluate each of these factors to ensure that Affinity Investment Advisors, LLC is realizing the most favorable cost and brokerage services for its clients under the circumstances.

•	The amount of business with each broker-dealer and the justification for directing trades to those brokers-dealers;
•	Gross compensation paid to each broker-dealer;
•	Competitiveness of commission rates and spreads, including the documentation to support such competitiveness, i.e. comparison of “standard” commission rates or “minimum” transaction costs between broker-dealers offering comparable products and services;
•	Statistics or other information by independent consultants on relative quality of executions/financial services by broker-dealers;
•	Financial strength (net capital) of broker-dealers;
•	Ability to respond promptly to investor/advisor inquiries during volatile markets;
•	Accommodation of third-party soft dollar arrangements and step-outs;
•	Availability of IPOs to investment advisors for subsequent allocation to clients;
•	The ability of the broker-dealer to handle a mix of trades, i.e. block trades and odd lots;

•	The willingness and ability of a broker to “work” large or difficult trades for the advisor’s clients so as to obtain best executions;
•	Whether advisory client may be inconvenienced or ill-served by the geographical distribution of the broker-dealer offices;
•	Whether the broker-dealer is equipped to handle electronic trade entry and reporting links with the advisor;
•	The value of privacy considerations, liquidity, price improvement, and lower commission rates on electronic communications networks (ECNs);
•	Opportunity costs, i.e., the cost associated with the opportunity to work with major broker-dealer who may offer a wide variety of products and services. This might also include “boutique” firms which only deal with specialized products;
•	Does the broker-dealer have adequate back office staff to efficiently handle trading activity, especially in volatile or high volume markets?
•	Are securities trades executed with a minimum number of errors?
•	How do transaction cost (commissions) compare between directed and non-directed client accounts?
•	What products and services have been obtained (or are available) from broker-dealer that fall outside the soft dollar safe harbor, and not research, and benefit only the advisor, not the investors?
•	Are transactions directed to broker-dealers who are active in selling shares of funds sponsored or managed by the advisor?

and,

•	The overall responsiveness of broker-dealers, i.e., how well does the broker-dealer serve the advisor and its clients?

11.2       Soft Dollar Transactions and Conflicts of Interest

Affinity does not currently utilize soft dollars; however, if the firm elects to utilize them in the future, policies and procedures will be updated as necessary.

11.3	Referral of Clients to Affinity by Brokers or Broker/Dealers

If a client is referred to Affinity by a registered representative, and the client directs Affinity to effect brokerage transactions through that registered representative and his brokerage firm, the client must be advised in writing that Affinity may have a conflict of interest because its duty is to the client to obtain the most favorable brokerage commission rates available under the circumstances and Affinity’s desire to obtain future referrals from that registered representative or brokerage firm.

11.4       Directed Brokerage

If a client directs Affinity to use a particular registered representative or brokerage firm, such instructions must be in writing. The client may at any time change such instructions by giving written notice to Affinity. It is the responsibility of the associate managing the account to advise the client, in writing, that as a result of such brokerage, the client may pay a higher brokerage commission than might otherwise be paid had Affinity been granted discretion to select a broker to handle the client’s account. In addition, if a client directs Affinity to use a particular registered representative or brokerage firm, the client must also be advised that Affinity may be unable to bunch, block or aggregate his/her trades with those of other clients. The inability to bunch trades may result in the client’s not receiving the best execution for his/her trades.

11.5 Negotiation of Brokerage Commission Rates

As a fiduciary, Affinity is under a duty to negotiate the most favorable commission rates available for its clients under the circumstances. Unless the client directs Affinity to use a particular registered representative or brokerage firm and instructs that we NOT negotiate commission rates, Affinity will use its best efforts to obtain the most favorable rates for the account based on the size and anticipated trading activity in the account. It is the responsibility of the portfolio manager handling the account to document his/her efforts to negotiate a favorable rate for the client. Proper documentation would include a schedule of the broker’s standard commission rate schedule (if obtainable), the best rate available considering the size and type of the account and the name and position of the person at the broker/dealer through whom the rate was negotiated.

11.6       Bunched, Blocked or Aggregated Trading

a.       Background

The practice of bunching or aggregating orders has been used by advisors for many years, but its use has accelerated recently as it has become popular to hire managers for a particular investment style or asset allocation strategy. In these circumstances, advisors manage many accounts in an identical manner and desire to minimize variations in performance among these accounts. Bunching helps to accomplish this goal. The growth of wrap-fee programs has also contributed to the increased use of bunching. Bunching, if used properly, can benefit both the client and the advisor. However, bunching can also be used to disguise practices that may favor certain clients to the disadvantage of other clients or to favor proprietary accounts to the detriment of client accounts. The SEC has taken the position that an advisor can bunch orders for clients whether they be individual, institutional or investment company so long as all accounts participating are treated fairly. The term “treated fairly” is very subjective, but for purposes of this Compliance Manual it means the clients receive the best execution under the circumstances and that no client is favored over another.

The portfolio managers of Affinity may for a number of reasons, bunch, block or aggregate brokerage orders for their clients rather than execute individual transactions for each account. These reasons include: (1) obtaining lower commission rates; (2) avoiding the time and expense of simultaneously entering similar orders for many individual client accounts that are managed similarly; and (3) ensuring that all accounts managed in a particular style obtain the same execution to minimize differences in performance.

b.       Problems that Can Result from Bunching

If bunching and related allocation practices are not performed appropriately, clients can be harmed. The following list identifies and describes a number of ways in which bunching can be used to harm clients. The CCO must be aware of these possibilities and watch for indications of their presence during his daily review of order tickets.

•	Accounts participating in a trade do not receive the average price paid. Securities purchased at the lowest price or sold at the highest price are allocated to favored clients. [Note: Average pricing is not the only fair method of allocating bunched trades. However, it is the most commonly used method, due primarily to its ease of application. Thus, the failure to use average pricing is not fraudulent in and of itself, but should alert the CCO to ask questions as to why this approach is not being used.]
•	Order memoranda list neither accounts participating in each trade nor the extent of their participation. The portfolio manager waits until later in the day, or in extreme situations, until the next day to decide how the trade is to be allocated based on subsequent market movement. The result is that favored clients (or a proprietary account) may get the instrument if price movement is favorable and other accounts may get the instrument if price movement is unfavorable. This practice is known as "cherry-picking".
•	Changes in accounts participating in a trade or the extent of their participation from that stated on the order ticket are not documented and the reasons for such changes are not stated. Portfolio managers substitute other accounts depending on market action during the day to favor particular clients or groups of clients.
•	Allocation instructions are not given to executing brokers on trade date. This practice is possible when bunched trades are executed through omnibus accounts. The portfolio manager can use price movement in the investment subsequent to trade date to determine how the shares will be allocated among accounts and favor certain accounts to the detriment of others.
•	When proprietary accounts participate with client accounts in bunched trades, the proprietary accounts get benefits based on the volume of client trading. Joint participation may make it easier for the advisor to skew allocations to favor proprietary accounts and may cause the execution of the trade to be less favorable than would otherwise be the case. Notwithstanding these concerns, the SEC has now permitted the bunching of proprietary and client accounts, provided that such practice does distort the transaction cost to clients which could result from the greater volume and ticket size of the aggregated order. If there is any reasonably likelihood of distortion in an execution price resulting from an aggregated order, the portfolio managers must execute client transactions before those of Affinity.

c.       Trade Allocation Procedures for Bunched Orders

Consistent with Affinity’s obligation to seek best execution, portfolio managers should aggregate client orders whenever possible. The procedures outlined below have been designed to ensure that purchase and/or sell orders which have been aggregated/bunched are allocated fairly among clients so that, over time, all clients are treated fairly, consistent with their investment objectives. These procedures also seek to meet the best execution criteria discussed above.

•	An order filled through a series of executions through the same broker on the same terms (e.g., market or limit order) on the same day should generally be allocated using an average price. Once an order is filled, however, subsequent orders for the same security on the same day will not be averaged with the filled orders already filled for allocation purposes.
•	Portfolio managers should make a preliminary allocation before execution. As a general policy, the allocation should be finalized no later than the close of business on trade day.
•	When an aggregated order is filled in its entirety, the order will be allocated to participating accounts in accordance with the preliminary allocation schedule. Deviations from the preliminary allocation and the justification for such will be documented in writing by the respective portfolio manager. An order will be deemed to be “filled in its entirety” even if it takes more than a single day to complete the entire transaction, so long as there is a reasonable expectation that the order will be filled within a reasonable period. In such cases, the portion of the order completed each day ordinarily will be allocated in accordance with the preliminary allocation schedule.
•	When an aggregated order is only partially filled (and there is no reasonable expectation that the entire transaction will be completed within a reasonable period), the order will, generally, be allocated among the participating clients on an objective basis, as described below.
•	When the portion of a partially filled order that may be allocated to a participating account is such that after the allocation, the account’s holdings of the security would fall below the account’s target weighting, as described below, the account will not be allocated any portion of the order. In the event that allocation of a partially filled order would cause holdings for all participating accounts to fall below target weighting, the entire order may be allocated to a single account. The account which receives such an allocation will be rotated so as to achieve equity in distribution over time.

d.       Allocation of Orders Filled Over Several Days

In the case of securities in markets with low trading volume, it may be difficult to fill an order in the course of a single day. Filling an order over the course of two or more days may result in increased transaction costs and variable execution prices. If an aggregated order that involves both large accounts and small accounts takes longer than a single day to fill, a portion of the order acquired on the first day will be allocated pro-rata across participating accounts. An alternative method that takes into account transaction costs may also be considered if the method achieves a degree of fairness to all participating clients over time, and the allocations are appropriately documented.

e.       Allocation of Initial Public Offerings (IPO)

Affinity does not currently participate in IPOs.

f.       Allocation of Private Placement Offerings

Affinity does not currently participate in Private Placement Offerings.

g.       Other Factors in Determining Allocation Methodology

In addition to the above procedures for allocation of bunched or allocated trades, the portfolio manager should also consider the following other factors in determining allocation methodology:

•	Account-specific investment restrictions, i.e. no defense or tobacco stocks, etc.
•	Undesirable position size. In certain cases, the amount allocated to an account on a pro-rata basis may create an undesirably small or large position.
•	Need to restore appropriate balance to client portfolio if it has become over or under weighted due to market action.
•	Client sensitivity to turnover. Such clients may be excluded from participation in positions that are not expected to be long-term holdings.

•         Client tax status.

•         Regulatory restrictions.

•	Common sense adjustments that lead to cost savings or other transactional efficiencies.
•	Investments may not be suitable for, or consistent with, known client investment objectives and goals.

11.7       Trade Order/Rotation

Affinity will bunch similar orders for accounts within the same investment strategy and with the same documented brokerage instructions (directed brokerage). Accounts with no directed brokerage instructions will be bunched into one block. Affinity will use a random trade order generator to determine the order in which each block is submitted. Affinity also participates in Unified Managed Account (“UMA”) programs where Affinity submits a model portfolio to the sponsor of the UMA program. Sponsors of UMA programs are typically responsible for generating and executing trade orders for the program participants. UMA platforms will participate in Affinity’s random trade order generation process to allow for equitable trade rotation amongst all clients.

11.8       Trade Errors

At the time the error is discovered, Affinity will determine the course of action that maximizes the financial gain (minimizes loss) to the client(s) for which the trade was intended. If necessary,

the client may be contacted for further direction. The portfolio manager/trader will direct the broker/dealer to the corrective action. If the corrective action results in a monetary loss to a client(s), Affinity will reimburse the client directly. Additionally, material losses absorbed by the broker/dealer on a client’s behalf will be reimbursed to the broker dealer with a hard-dollar check, if the fault of Affinity. Any gains resulted of the error will remain in the client account. No corrective action is to be taken prior to review by the CCO (or, if unavailable, the CEO).

For all trade errors, the portfolio manager and/or trader will fill-out a standardized error report form and circulate the form to the CCO for approval. Affinity will fill out a trade error form even if there was not a monetary loss to ensure the firm takes appropriate measure to prevent the same type of error in the future. The original trade error report, along with documentation of payment related to client/broker reimbursement will be filed in the compliance files. Copies of the trade error report are filed with the trade settlement documentation for that day and with any records related to a payment made to a client or broker/dealer in conjunction with the error.

Complete review of the trade error will be made by the CCO to determine if future corrective measures should be made. A copy of the Trade Error Report form is in Exhibit 7.

11.9       Review of Best Execution

Affinity has established a numerical scoring system to assist in an objective evaluation of brokers. Based on the type of broker relationship (i.e., research, execution, electronic communications network-ECN, client-directed or custodian), specific criteria are used when determining a broker’s score. Best execution evaluations are completed by one of the portfolio managers quarterly and compared against actual commissions generated for reasonableness.

Based on the scores obtained, Affinity may elect to either suspend or reactivate a suspended broker relationship provided the broker shows adequate evidence it has remedied the problem which originally resulted in the sub-standard score.

11.10       Approved Broker-Dealer List

With the exception of a “directed brokerage” arrangement, only portfolio managers, analysts and traders may request that broker-dealers be added to the Approved Broker-Dealer List (the “List”). Upon requesting the addition of a new broker-dealer to the List, the portfolio manager, analyst or trader must complete the applicable section of the “Broker Dealer Approval Form” and submit it to the Chief Compliance Officer for review.

As part of the approval process, the Chief Compliance Officer conducts due diligence on each new broker by reviewing certain factors such as the financial stability, execution capabilities and disciplinary history. The Chief Compliance Officer documents this review on the Broker Dealer Approval Form, which is then discussed with the Equity Team for approval or denial.

Quarterly, the CCO or designate will conduct a review of brokers that have not been used for a period of 12 months and shall present their findings to determine whether a broker-dealer should be removed from the List.

The Chief Compliance Officer maintains a copy of the most recent Approved Broker-Dealer List and distributes it to relevant staff as changes are made to the List.

Limitation on Doing Business; Reporting

Traders may only do business with broker-dealers who are listed as currently approved broker-dealers, except where clients have designated specific broker-dealers by appropriate language and such change has been approved by the Chief Compliance Officer.

In rare circumstances and in the pursuit of best execution, equity traders need the flexibility to add a broker before completion of the Broker-Dealer Approval Form. On these isolated occasions, the trader adding the broker will provide the Chief Compliance Officer documentation to support the addition of the particular broker.

The Chief Compliance Officer will maintain a file with the pending for approval broker-dealers used and the supporting documentation. The file will be reviewed quarterly for patterns and indication of abuse.

12.       WRAP FEE PROGRAMS

12.1       Wrap Programs for Advisors

A wrap fee program is any program under which a client is charged a specified fee or fees not based directly upon transactions in the client’s account for investment advisory services (which may include portfolio management or advice concerning the selection of other investment advisors) and execution of client transactions. Sponsors of wrap fee programs are usually broker/dealers who are compensated under these programs for organizing or administering the programs or for selecting or providing advice to clients regarding the selection of professional portfolio managers under the program. Appendix 1 to the Form ADV is used as the wrap fee disclosure brochure. The Schedule must be provided to all prospective and current clients by the sponsor or participating advisor in a wrap fee program.

Under a wrap fee program, brokers typically charge an annual flat fee, billed quarterly, and based on a percentage of assets under management. The annual fee covers both management and brokerage expenses and provides clients with a portfolio manager who actively manages the client’s assets. Typically, the broker/dealer monitors the manager’s performance and provides the client with trade confirmations and monthly or quarterly brokerage statements. Although the broker may be primarily responsible for trade executions, an advisor with discretion has a duty to provide suitable advice not only regarding types of investments but also regarding types of brokerage fee arrangements. The advisor must act in the best interests of his client and has a duty to obtain best execution and that an advisor must carefully consider whether a wrap fee is suitable and appropriate for its client prior to entering into such an arrangement.

12.2       Limitations of Wrap Programs

All clients and prospective clients of Affinity must be made aware of the following limitations of wrap programs, all of which will be disclosed on Affinity’s Form ADV part 2A as filed with the SEC beginning March 31, 2011.

•	Wrap program may not be suitable for all investment needs and any decision to participate in a wrap program should be based on the client’s own financial circumstances and investment goals.

•	The benefits under a wrap program are a function of the size of the client’s account and the number of transactions likely to be generated in the account i.e., wrap accounts may not be suitable for accounts with little activity or accounts comprised principally of fixed income securities.
•	Participating in a wrap program may cost more or less than the cost of purchasing such services separately from the broker or dealer.
•	Affinity receives compensation as a result of the client’s participation in a wrap program.
•	Affinity may have a financial incentive to recommend wrap programs over other programs and services.

12.3       Other Disclosures

In 1997, the SEC adopted Rule 3a-4 of the Investment Company Act of 1940, which provides a non-exclusive safe harbor to remove certain similarly managed accounts from the definition of an investment company. As discussed earlier, the rule requires that each client receive individualized investment treatment. Evidence of individualized treatment may be shown by meeting the following provisions of Rule 3a-4:

•	Each client’s account must be managed on the basis of the client’s financial situation and investment objectives and any reasonable investment restrictions the client may impose;
•	The program sponsor must obtain sufficient client information to be able to provide individualized investment advice to the client;
•	The sponsor and the portfolio manager must be reasonably available to consult with the client;
•	Each client must be able to impose reasonable investment restrictions on the management of the account;
•	Each client must receive a quarterly statement with a description of all account activity; and,
•	Each client must retain certain indicia of ownership of the securities and funds in the account, e.g. the ability to withdraw securities and vote securities, among others.

Rule 3a-4 conditions should be carefully considered to ensure that wrap fee arrangements do not result in a finding that such arrangements are shares of an un-registered investment company. This issue was discussed in Focus Area 9 titled, UNREGISTERED INVESTMENT COMPANY CONSIDERATIONS.

13.       MARKETING/PERFORMANCE CALCULATION

13.1       Where Actual and Model Results Show Performance Net of Advisory Fees

In its response to the Clover Capital Management, Inc. (“Clover”) no-action letter dated October 28, 1986, the SEC’s Division of Investment Management stated that certain disclosures must be made when advertising performance. In the Division’s view, Rule 206(4)-1(a)(5), prohibits, among other things, an advertisement of model or actual results that fails to disclose certain information. Since Affinity’s performance is based on actual results and is shown net of advisory fees, all marketing material/advertisements showing composite performance distributed to clients and prospective clients will address the Clover requirements, when applicable:

DISCLOSURES (ACTUAL & MODEL):
i	the effect of material market or economic conditions on the results portrayed;
ii	the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;
iii	whether and to what extent results portrayed reflect the reinvestment of dividends and other earnings;
iv	the potential for loss, if the potential for profit is stated or implied;
v	if a comparison is made to an index, material facts relevant to the comparison must be disclosed;
vi	any material conditions, objectives, and investment strategies used to obtain the results portrayed;
vii	results portrayed relate only to a select group of adviser’s clients (e.g., representative account), the basis on which selection was made, and the effect of this practice on the results portrayed, if material;
viii	any other material factors that affected performance; and
ix	a disclaimer to the effect of “Past performance is not a guarantee of future results.”
(Clover Capital Management, Inc. SEC No-Action Letter, Oct. 28, 1986)
MODEL PERFORMANCE. Currently Affinity does not present Model Performance, however, in the event model performance were to be presented, the following additional disclosures must be made:
i	the limitations inherent in model results (e.g., model returns may not reflect material economic or market factors);
ii	material changes in conditions, objectives, or investment strategies of the model portfolio during the period portrayed and the effect of those changes (if applicable);
iii	that some or all of the securities or strategies reflected in the model portfolio do not relate, or only relate partially, to the services currently offered by the adviser (if applicable); and
iv	that the adviser’s clients actually had investment results that were materially different from those portrayed in the model (if applicable).
(Clover Capital Management, Inc. SEC No-Action Letter, Oct. 28, 1986)

13.2       Where Performance is Shown Gross of Advisory Fees

In 1988, the staff of the SEC’s Division of Investment Management modified Clover to permit the use of gross performance results in one-on-one presentations provided the advisor furnish to the client in writing at the time of the presentation: the following information:

•	Disclosure that the performance figures do not reflect the deduction of investment advisory fees;

•	Disclosure that the client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

•	Disclosure that the investment advisory fees are described in Part 2A of the advisor’s Form ADV [or other disclosure brochure]; and

•	A representative example (e.g., a table, chart, graph, or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio.

Although Clover permits the use of gross performance results, it does not define the parameters of a “one-on-one presentation.” However, the SEC has taken the position that a one-on-one presentation cannot be a canned promotional spiel but must be tailored to the financial and investment needs of each prospective client. This position may require that Affinity portfolio managers tailor their presentations to the prospective client before they have all of the relevant financial and investment related information about the investor. Nevertheless, it is incumbent on each portfolio manager to use his/her best effort to obtain as much relevant information about each prospective client and to include this information in formatting his/her presentation to that client.

The SEC’s position also permits Affinity to give performance data to consultants on a gross basis provided our portfolio managers instruct the consultants in writing that the performance data is to be used only in one-on-one presentations and the consultants agree to provide the four disclosures listed above. It will be the responsibility of the CCO to draft procedures that explicitly conveys these instructions regarding one-on-one presentations to each consultant to whom Affinity’s performance results have been provided. In addition, the CCO will ensure that each portfolio manager provides these instructions to all consultants requesting Affinity’s performance data.

13.3 Social Media

Employees must realize that any communication about Affinity on an employee’s publicly available social networking web site is considered an advertisement. Because the Adviser Act’s prohibitions on advertising apply to electronic communications, Affinity is ultimately responsible for communications about their advisory firm posted by their employees. Use of social networking sites including Facebook, MySpace, Linked In and others is prohibited for use as a means of communicating with clients, sending client nonpublic information and/or conducting business on behalf of Affinity. The following procedures have been adopted to prevent violations:

a.	Any discussion of Affinity on social media sites must be limited to the following:
•	Employees Name, Title, Contact Information, Profile Picture, and Background
•	Affinity’s Name and Contact Information
•	Employees may include the Affinity website on their profile.
b.	The use of testimonials or recommendations, or use of the Affinity name on social networking sites is prohibited. This type of content posted by a third party or by an employee must be removed as soon as possible. Additionally, employees may not link or refer to testimonials on third party sites over which they do not have control.
•	LinkedIn has a “recommendations” feature that allows users to post recommendations and endorsements on the public profile page of other users. LinkedIn also contains a “request recommendations” feature that allows users to solicit recommendations for posting on their public profile page. These must not be used.
c.	No company page may be created for any site without approval from the CCO.

Annually, all Employees of Affinity will acknowledge their understanding of this policy and they have abided by these requirements.

13.4 Review of All Marketing Materials

All marketing materials, including the Firm’s Website, must be reviewed and approved by the CCO before use. Any materials used to discuss or market the Mutual Fund must first be submitted to Northern Lights Distributors for review and FINRA approval before the material is used.

14.       COMPENSATION/CLIENT FEES

14.1       Advisory Fees Based on Assets Under Management

Fees for advisory services are set forth in Affinity’s Form ADV which will be given to each client and prospective client prior to entering an advisory relationship. In addition, the client will execute a Written Agreement that explains the fees and the manner in which the fees will be computed. If the fee is to be shared with other parties, the manner in which the fee is allocated among the parties will be explained in the Written Agreement.

If the fees are to be automatically deducted from the client’s account, the client must provide written authorization for such withdrawals as provided in the Written Agreement or by a separate written agreement which permits the fee to be paid directly from the client’s account. Other conditions for automatic withdrawal of advisory fees are discussed in Focus Area 4, above, CUSTODY AND/OR ACCESS TO CLIENT FUNDS AND SECURITIES

14.2 Fees Based on Performance

Affinity may charge a performance based fee for client accounts. The fee arrangement will be documented with the client through a Written Agreement. Performance based fees may only be charged to “Qualified Clients”. A qualified client must have at least $1 Million under management with Affinity (up from $750,000) or a net worth of at least $2 Million (up from $1.5

Million).  The net worth requirement excludes the value of a person's primary residence and mortgage indebtedness up to the home's fair market value but includes indebtedness that exceeds the home's FMV and indebtedness incurred within 60 days of the relevant calculation date.  The rule applies to investors in private funds.  Current investors need not qualify so long as they qualified at the time of investment (including because a private fund manager was not required to register).  However, a current investor into a new fund will be required to qualify if the investment occurs after the rule takes effect, which is expected to be May 2012.  The Rule also requires indexing for inflation every 5 years.

Because Affinity is compensated, in part, based on capital appreciation, there may be an incentive for Affinity to make investments that are riskier or more speculative than would be the case in the absence of such a compensation framework. However, Affinity manages accounts according to the mandate documented within each client’s investment management agreement. Additionally, please refer to Section 11 for how Affinity mitigates this conflict through the trade order/allocation procedures.

15.       CLIENT REFERRALS

15.1       Cash Payments for Client Solicitation - Rule 206(4)-3

Rule 206(4)-3 of the Advisors Act permits the payment of cash referral fees to individuals and companies (hereafter, “solicitors”) who recommend prospective clients to a registered investment advisor. The Rule stipulates, among other things, that there be a written agreement between the advisor and the solicitor which clearly defines the duties and responsibilities of the solicitor with respect to his/her referral activities on behalf of the advisor. In addition to the agreement between the advisor and the solicitor, the solicitor must also prepare a written disclosure document, which explains to the prospective client the terms under which the solicitor is working with the advisor and the fact that he/she is being compensated for the referral activities. It is the responsibility of the CCO to ensure that the activities of any solicitor working on behalf of Affinity be carried out pursuant to a written agreement, which complies with the provisions of Rule 206(4)-3. In addition, the CCO must exercise due diligence to determine that the solicitor is acting in conformity with the written agreement with Affinity, including any specific instructions issued by Affinity.

15.2       Requirements under Rule 206(4)-3

a.       The written Solicitor’s Agreement: This is an agreement between the advisor and the solicitor and is generally not given to prospective clients. Samples of Affinity Solicitor’s Agreements are included in this compliance manual as Exhibit 3 and Exhibit 4. Solicitor’s Agreements must address the following provisions:

(1)	The solicitation activities to be engaged in by the solicitor on behalf of the investment advisor and the compensation to be received;

(2)	An undertaking (agreement) by the solicitor to follow the instructions of the advisor and to comply with the provisions of the Advisors Act;

(3)	The solicitor agrees to provide prospective referral clients a copy of the advisors ADV or other disclosure document -- at the time of the solicitation;

(4)	The solicitor agrees to give the prospective client a copy of the solicitor’s separate Written Disclosure Document -- at the time of the solicitation.

(5)	A statement that the solicitor is not statutorily disqualified from performing his/her duties as outlined in the agreement.

b.       The Solicitor’s Written Disclosure Document

This is a disclosure statement, which is to be given to the prospective client at the time of solicitation. A sample of an Affinity Solicitor’s Written Disclosure Document is included in this compliance manual as Exhibit 5. This must be given by the solicitor, but may also be given by the advisor, to the prospective clients at the time of entering into the advisory agreement. The document must disclose:

(1)	The name of the solicitor.

(2)	The name of the investment advisor.

(3)	The nature of the relationship between the advisor and the solicitor. Is there any affiliation between them such as common control or ownership?

(4)	A statement that the solicitor is being compensated for referring the client to the advisor.

(5)	The terms of the compensation arrangement between the advisor and the solicitor.

(6)	Whether or not the client is going to have to pay more in fees than he/she would otherwise have to pay had there been no solicitor’s compensation.

c.       Instructions to Solicitor: Any undertaking to compensate a solicitor for referring clients to Affinity will be evidenced by a written agreement containing the following instructions to the solicitor. The pronoun, “you” in these instructions is intended as the name of the solicitor or the name of the business through which the solicitor conducts business. A sample of Affinity Instructions to a Solicitor is included in this compliance manual as Exhibit 6:

“For a cash fee, you have agreed to solicit prospective clients for the advisory services provided by Affinity Investment Advisors, LLC In doing so you have also agreed to comply with the following instructions:”

•	“Whenever you begin to solicit any client for Affinity’s services, or whenever you refer any client to Affinity, please furnish the name of the prospective client, in writing, to Affinity. This may avoid potential conflicts between other solicitors competing for the same client(s).”

•	“You must furnish the prospective clients with a copy of both Part 2A of the Affinity’s Form ADV (or other written disclosure statement) AND the Solicitor’s Written Disclosure Document describing the arrangement between you and Affinity. Copies of those documents have been provided to you.”

•	“You must obtain and deliver to Affinity a signed and dated Acknowledgment of Receipt from the prospective client attesting that he/she has received from you both of the disclosure documents described above. Please have the prospective client sign two copies of the Acknowledgment of Receipt, one copy of which is for the prospective client and the other is to be delivered promptly to Affinity.”

•	“Your activities on behalf of Affinity should be limited to client solicitation. You are not authorized to enter into any undertaking or agreement, or to render any investment advice, on behalf of Affinity.”

•	“You are prohibited from making political contributions and from soliciting or coordinating campaign contributions from others – a practice referred to as “bundling” – for an elected official. You must also disclose any political contributions made during the 24 month period preceding the date below.”

•	“Failure to follow these instructions may delay any compensation otherwise due to you under our Written Agreement. If you have any questions regarding these instructions, or any other aspect of our solicitation agreement, please contact Affinity.”

d.	Soliciting Government Entities. In the event the solicitor will be soliciting government entities, the solicitor must be either a registered investment advisor or a registered representative of a broker deal. The CCO will be responsible for ensuring proper registration of such solicitors based on his/her duties. Additionally, to prevent potential conflicts of interest or the appearance of impropriety, Affinity does not allow its executives, employees or solicitors to make political contributions. The firm, its executives, employees, and solicitors are also prohibited from soliciting or coordinating campaign contributions from others – a practice referred to as bundling – for an elected official.

[Note: The CCO has an affirmative duty to ensure that the solicitor has complied (and is complying) with the terms of the Written Agreement and should be able to demonstrate what steps he has taken to verify the solicitor’s compliance.]

16. PRIVATE FUND COMPLIANCE

16.1 Private Placement Memorandum and Offerings

Private funds may not “make or propose to make public offerings” of their securities. Thus, supervised persons must take special care when soliciting investment in the Private Funds. Any solicitation activities – including any request for interviews or responses to any media inquiries about the Private Funds – and all Private Fund marketing materials must be approved by the CCO. The CCO is responsible for ensuring that any written marketing materials meet applicable legal and regulatory requirements, including that such information be “fair and balanced” and not “false or misleading”. Absent an exception, supervised persons must have a pre-existing relationship with any persons solicited to invest in a Private Fund.

Advisers to private funds commonly rely on 1934 Act Rule 3a4-1 (the “Issuer Exemption”) to allow supervised persons to market and solicit sales of private fund securities, without being deemed a “broker.” The Issuer Exemption is only a “safe harbor.” Failure to comply with all of its terms does not automatically result in being deemed a “broker.” However, supervised persons who solicit on behalf of the Private Funds are reminded that these activities may bring them within the definition of “broker” under the 1934 Act and such supervised persons are expected to comply with the terms of the Issuer Exemption, including:

•	must not be subject to “statutory disqualification” as defined by Section 3(a)(39) of the 1934 Act;
•	may not directly or indirectly receive “commissions” or similar transaction based remuneration;
•	must not be an “associated person of a broker or dealer” as defined by the Issuer Exemption; and
•	must either: (a) primarily perform other substantial duties on behalf of Affinity, have not been a broker-dealer or an associated person of a broker-dealer within the preceding year, and limit his or her participation in solicitation activities to once every 12 months; or (b) restricts his or her participation to preparing written communications that have been approved by an officer, director or partner of Affinity, responding to inquiries by a potential purchaser (which responses should be limited to information contained in the relevant Private Fund’s private placement memorandum) or performing ministerial or clerical functions related to soliciting.

Any supervised person with questions about permissible solicitation activities should contact the CCO.

To avoid inadvertently making a “public offering” or offering an interest in a Private Fund to an investor who does not meet the appropriate standard (e.g., “accredited investor”, “qualified client” or “qualified purchaser”), Affinity controls the distribution of Private Fund offering materials with the following procedures:

•	Private Fund offering documents each contain a caption to the effect that the document is for the use of the specific recipient only and should not be redistributed and are confidential.

•	Affinity maintains a “Private Funds offering document log” which identifies, with respect to each Private Fund: (1) the name of any individual who received offering documents; and (2) the date on which such documents were delivered.
•	Affinity may also provide potential investors with Private Fund offering documents electronically in PDF format via email. Only approved personnel of Affinity may forward offering documents. Advisory Persons must have a pre-existing relationship with any person to whom such documents are forwarded.
•	All private placement memoranda, marketing materials and investor communications will be reviewed by the CCO prior to use to ensure that, among other things, legally required notices and disclosures are included and required records are maintained. Additionally, the CCO will periodically review these materials to determine whether updates are required as a result of changes in law or circumstances. The CCO will also consider whether changes to these documents are necessary whenever any change is made to Affinity’s Form ADV or Brochure.

16.2 Identifying Potential Investors

Section 4(2) of the 1933 Act exempts from registration “transactions by an issuer not involving any public offerings.” Regulation D is a set of rules under the 1933 Act that set forth several exemptions from registration under the 1933 Act. In essence, if an issuer meets the terms of a safe harbor in Regulation D, its offering of shares or interests is deemed to fall within the Section 4(2) exemption and thus not involve any public offering.

Affinity relies on the exemptions outlined in Rule 506 of Regulation D to avoid registering the interests under the 1933 Act. Rule 506 generally limits a private fund to selling its interests only to “accredited investors” defined as:

•	Financial Institutions such as banks, savings and loans, insurance companies, registered investment companies, public business development companies, and certain supervised person benefit plans;
•	Private Business Development Companies as defined by Section 202(a)(22);
•	$5 Million Entities which may be constituted as corporations, 501(c)(3) tax exempt organizations, or similar business trusts or partnerships, provided that the entity was not “formed for the specific purpose of acquiring the securities being offered”;
•	Issuer Insiders such as directors, officers or general partners of the issuer or of the issuer’s general partner;
•	Wealthy Persons whose net worth at time of purchase (either individually, or jointly with a spouse) exceeds $2 million; excluding the value of the primary resident of such person;
•	High Salaried Persons whose individual annual income exceeded $200,000 in each of the two most recent years or whose joint income with their spouse exceeded $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

•	$5 Million Trusts provided that (a) the trust was not formed for the specific purpose of acquiring the securities being offered and (b) the trust’s purchase is directed by a “sophisticated person”; and
•	“Accredited Investor” entities all of who equity owners themselves are accredited investors.

In order for Affinity to establish a reasonable belief that each investor is an accredited investor, the Firm will request information about each investor’s income, assets, employment, and other relevant information. This will be documented in the subscription agreement.

If Affinity believes that the potential investor appears to be qualified for one of the Private Funds, Affinity will provide the investor with information and relevant documents such as:

•	Private Placement Memorandum
•	Limited Partnership Agreement
•	Subscription Document

“Knowledgeable supervised persons” of a fund or its “affiliated management person” may invest in the fund without meeting the definition of “qualified purchaser” (for 3(c)(7) funds) or counting towards the fund’s 100 person limit (for 3(c)(1) funds). This exception also applies to any person who: (1) was a knowledgeable supervised person at the time his or her interest in the fund was acquired (but is no longer a knowledgeable supervised person); (2) is an entity owned exclusively by knowledgeable supervised persons; or (3) received interests originally acquired by a knowledgeable supervised person through a transfer meeting the terms of 1940 Act Rule 3c-6 (typically as a result of gift or bequest or pursuant to a legal separation or divorce).

Prior to any supervised person investment in a Private Fund, the CCO will determine whether the supervised person is a “knowledgeable supervised person” or is otherwise eligible to hold an interest in the applicable fund.

16.3 Custody Applicable to Limited Partnerships

It is the policy of Affinity to not take physical custody of client assets. However in Affinity’s capacity as general partner to each of the Private Fund, we are deemed to have custody. To comply with the amended Rule 206(4)-2(c), Affinity has adopted the following procedures:

•	Annually the funds are audited by an independent accounting firm registered with and subject to regular inspection by the PCAOB.
•	The audited statements are provided to the investors of the fund within 120 days following each fund’s respective fiscal year-end.
•	Affinity maintains documentation for the delivery of the audit financial statements.

16.4 Form PF

In 2011, the SEC adopted Rule 204(6)-1 under the Advisors Act, which requires certain advisers to hedge funds and other private funds to file information on the new Form PF. This information is mandated by the Dodd-Frank Act. Registered advisors with at least $150 million are to be required to file the new Form PF. However, the frequency of the filings depends on the level of assets managed by Affinity.

•	Large Hedge Fund Adviser: If Affinity has at least $2 billion in assets under management attributable to hedge funds, the Form PF must be filed quarterly, within 60 days after each fiscal quarter-end.
•	Small Hedge Fund Adviser: If Affinity does not fall under the category of a large hedge fund advisor but still manages over $150 million in assets under management, the Form PF must be filed annually, within 120 days after each fiscal year-end.

The CCO will monitor the asset level of the Private Fund for possible Form PF filings.

16.5 Bad Actor Disqualifications

Under new Rule 506(d) of the Securities Act, an issuer will be unable to rely on a Rule 506 exemption if the Fund or any of its “covered persons” had a “disqualifying event.” Affinity will ensure that no offering involves a covered person that had a disqualifying event.

For purposes of Rule 506(d), a “covered person” of the Fund includes:

•	any predecessor Fund or affiliated Fund;
•	any director, executive officer, other officer participating in the offering, general partner or managing member of the Fund;
•	any investment manager (and any director, executive officer, other officer participating in the offering, general partner or managing member of such investment manager) of an issuer that is a pooled investment fund;
•	any promoter connected with the issuer in any capacity at the time of sale;
•	any twenty percent (20%) beneficial owner of the issuer’s voting securities (based on voting power); and
•	any compensated solicitor, i.e., a person that has been or will be (directly or indirectly) paid for the solicitation of purchasers in connection with sales of securities in the offering, and any director, executive officer, other officer participating officer, general partner or managing member of such compensated solicitor.

A “disqualifying event” pertaining to the Fund or one of its “covered persons” listed above includes any of the following:

•	a criminal conviction for any felony or misdemeanor or a court injunction or restraining order in connection (a) with the purchase or sale of a security, or (b) with making a false filing with the SEC, or (c) arising out of the conduct of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities. In order to qualify as a disqualifying event, the criminal conviction must be entered within five (5) years from the proposed sale of securities if the covered person is the issuer, predecessor issuer or affiliated issuer and within ten (10) years for any other covered person. The restraining order or injunction must be issued within five (5) years from the sale of securities and restrain or enjoin a covered person from conducting an activity at the time of sale;
•	Certain SEC orders, including: (a) disciplinary orders relating to brokers-dealers, municipal securities dealers and investment advisers and their associated persons; (b)

cease-and desist orders related to violations of certain scienter-based anti-fraud provisions and registration requirements of the federal securities laws; and (c) refusal orders, stop orders and orders suspending the Regulation A exemption issued within five (5) years of the proposed sale of securities.

•	Final orders from the CFTC and certain other federal or state regulators of securities, insurance, banking, savings associations or credit unions that (a) bar the issuer at the time of sale from associating with a regulated entity or from engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities, or (b) are based on fraudulent, manipulative or deceptive conduct and are issued within ten (10) years of the proposed sale of securities (or who is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued).
•	Suspension or expulsion from membership in a self-regulatory organization (SRO) or from association with an SRO member for conduct inconsistent with just and equitable principle of trade;
•	U.S. Postal Service false representation orders issued within five (5) years before the proposed sale of securities or who is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

NOTE: An issuer will not be barred under the Bad Actor disqualification if it can show that it did not know and, in the exercise of reasonable care, could not have known that a covered person with a disqualifying event participated in the offering. An issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist.

NOTE: A fund will not be barred from participating in a private placement under Rule 506(d) if the relevant disqualifying acts occurred before September 23, 2013 (effective date of Rule 506(d)) but will have to disclose such acts to its investors in writing within a reasonable time before a sale of securities.

The CCO will keep a current list of all covered persons and distribute the Bad Actors Questionnaire in Exhibit 9 to all covered persons prior to any new 506 offering and annually thereafter. If a disqualifying act is reported on the questionnaire, the CCO will determine whether the act was committed within the five (5) or ten (10) years preceding the sale (depending on the act or the covered person involved) as described in detail above. If this is the case, the disqualifying act would be reported to potential investors prior to any sale.

The CCO will distribute the Bad Actors Questionnaire to all prospective employees who will become covered persons prior to hiring them. No employee-covered person will be hired if they committed a disqualifying act.

17. MUTUAL FUND COMPLIANCE

17.1 Background

Mutual funds are subject to a variety of investment rules and restrictions (“Rules”) that arise from specific provisions of the Securities and Exchange Commission, the Investment Company Act of 1940, and the Internal Revenue Code. Since Affinity acts as sub-advisor to a mutual fund, it is essential that these Rules are clearly understood and followed. This section of the Compliance Manual establishes policies and procedures specific to these Rules.

17.2 SEC Requirements

Excessive Trading. Pursuant to the SEC’s Rule 22c-2, mutual funds are required to enter into Shareholder Information Agreements with intermediaries to allow access to information about fund transactions in an effort to enable the mutual funds to enforce restrictions on market timing and similar abusive transactions. Such agreements are a compliance tool to monitor trading activities in order to detect frequent trading and to ensure consistent enforcement of the mutual fund’s policies. Affinity will rely on the periodic reports provided by the Mutual Funds Administrator with respect to such monitoring obligations. Any issues identified will be resolved by the CCO in conjunction with the Mutual Fund’s CCO.

17.3 Investment Company Act Requirements

Purchases and Sales Between the Mutual Fund, Other Funds and Affinity’s Separate Accounts. Rule 17a-7 of the Investment Company Act governs the purchase and sales of securities by Affinity on behalf of the Mutual Fund, Other Funds and Affinity’s separate accounts (i.e., cross trading). Although such purchases or sales are permitted pursuant to specific procedures under Rule 17a-7, Affinity does not engage in cross trading as noted earlier in this Manual.

Transactions with Affiliated Broker-Dealers. Currently, Affinity nor any principal of Affinity are related to a broker-dealer. However, it is still the policy of Affinity to not trade with any broker-dealers affiliated with Affinity or its principals.

Limitation on Acquisitions of Securities Issued by other Funds. Under Section 12(d)(1) of the Investment Company Act it is unlawful for any mutual fund to acquire any security issued by any other investment company if the fund, immediately after such acquisition, owns:

  more than 3% of the total outstanding voting stock of the acquired investment company;
  securities issued by the acquired investment company having an aggregate value in excess of 5% of the value of the total assets of the fund; or
  securities issued by the acquired investment company and all other investment companies having an aggregate value in excess of 10% of the value of the total assets of the fund. It is important to remember that a money market fund which is used as a cash management vehicle is an acquired investment company for purposes of this provision.

It is Affinity’s policy that the Mutual Fund managed by Affinity will not purchase securities issued by other funds.

Securities-Related Issuers. Under Section 12(d)(3) of the Investment Company Act, it is unlawful for a fund to acquire any securities issued by any person who is a broker, a dealer, is engaged in the business of underwriting, or is either an investment adviser to an investment company or an investment adviser registered under the Investment Advisers Act. Notwithstanding Section 12(d)(3), however, Rule 12d3-1 allows a fund to:

  acquire a security issued by any person that, in its most recent fiscal year, derived 15% or less of its gross revenues from securities-related activities unless the fund would control such person after the acquisition, or acquire a security issued by any person that, in its most recent fiscal year, derived more that 15% of its gross revenue from securities-related activities provided that:
a)	immediately after the acquisition of an equity security, the funds own no more than 5% of the outstanding securities of that class of the issuer’s securities;
b)	immediately after the acquisition of any debt security, the fund owns no more than 10% of the outstanding principal amount of the issuer’s debt securities; and
c)	immediately after the acquisition, the fund has invested no more than 5% of the value of its total assets in the securities of the issuer.

For purposes of this Rule, “securities related activities” are a person’s activities as a broker, a dealer, an underwriter, an investment adviser to a registered investment company, or an investment adviser registered under the Advisers Act.

Affinity’s portfolio management team is responsible for ensuring compliance with the above.

A.	Internal Revenue Code Requirements

Regulated Investment Company (“RIC”). In order to avoid an entity level tax, and in order to pass- through the character of the income they receive, the great majority of mutual funds elect to qualify as regulated investment companies or RICs under the provisions of the Internal Revenue Code (the “Code”). In order to qualify as a RIC, a fund must meet certain requirements with respect to the character of its income, the distribution of its income and the diversification of its assets as described below.

i.	90% Gross Income Test: A RIC must derive at least 90% of its gross income from dividends, interest, payments from securities lending, gains (without including losses) from the sale of securities, or other income derived from the business of investing in securities.
ii.	50% Asset Diversification Test: At the end of each quarter of a RIC’s taxable year, at least 50% of the RIC’s total assets must consist of cash and cash items, government securities, securities of other RIC’s and other securities. For this purpose, “other securities” may not include any security which represents more than 5% of the RIC’s total assets.

iii.	25% Asset Diversification Test: At the end of each quarter of a RIC’s taxable year, not more than 25% of the RIC’s total assets may be invested in securities of any one issuer, except for government securities or securities of other RIC’s. (For purposes of this test, two or more issuers are aggregated if they are in the same industry and if the RIC owns 20% or more of the voting stock of each issuer).
iv.	90% Income Distribution Test: A RIC must distribute annually at least 90% of its “investment company taxable income” (net investment income and net short-term capital gains). For purposes of this test, a RIC may elect to treat as paid on the last day of its fiscal year all or any portion of any dividends declared after the end of the year, provided that such dividends are declared before the due date of the RIC’s tax return (including extensions) and provided that the dividends are paid within 12 months after the end of the year and not later that the date of payment of the first regular dividend after such declaration.

AFFINITY’s portfolio management team is responsible for ensuring compliance with the Code. The CCO will periodically review the trading activity throughout the year to ensure compliance.

EXHIBIT 1

Affinity Written Agreement and Privacy Policy

AFFINITY
INVESTMENT ADVISORS

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the "Agreement") is entered into this ______ day of __________________, 20___ between ________________________________ (the "Client") and Affinity Investment Advisors, LLC (the "Manager").

WHEREAS, the Client has an investment portfolio consisting of certain securities and/or assets which, together with all additions, reductions, substitutions and changes, is referred to in this Agreement as the "Account;" and

WHEREAS, the Client desires to appoint and retain the Manager to act as investment advisor and to grant the Manager the authority to manage the Account and the Manager is agreeable to managing the Account, upon the terms and conditions hereinafter set forth; and

WHEREAS, the Client has all requisite authority to enter into this Agreement and all actions required for the execution of this Agreement by the Client have been duly taken;

NOW, THEREFORE, it is hereby agreed as follows:

1. APPOINTMENT OF INVESTMENT ADVISOR

The Client does hereby appoint and retain the Manager to provide investment management services for the Account with power and authority to supervise and direct the investments of and for the Account without prior consultation with the Client, subject, however, to the guidelines set forth by the Client in writing to the Manager attached hereto as Schedule A. The Manager hereby accepts the appointment and agrees to provide such investment management services.

2. SERVICES OF MANAGER

By execution of this Agreement, the Manager accepts the appointment as investment advisor and agrees to supervise and direct the investments of and for the Account together with all additions, reductions, substitutions, and alterations thereto from the effective date of this Agreement. The Manager shall manage all assets held in Account, and, subject only to the limitations contained herein, shall have full investment authority and discretion and may purchase, sell or exchange assets for the Account as it shall determine, provided, however, that the Manager shall not act as custodian of the assets held in Account. The Manager does not assume responsibility for establishing the funding policy or methods which have been established to carry out the objectives or goals of the Client.

The Manager's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in securities, financial futures contracts, and options. Manager's authority shall also include the authority to purchase and redeem units of beneficial interest in the assets of group trusts.

The Client authorizes and empowers the Manager to direct the Client to: (i) open and maintain brokerage accounts for securities, financial futures and options (such accounts hereinafter referred to as "brokerage accounts") on behalf of the Account and (ii) execute for and on behalf of the Account standard customer agreements with a broker or brokers. The Manager may, using such of the securities and other property in the Account as the Manager deems necessary or desirable, direct the Client to deposit on behalf of the Account, original and maintenance brokerage deposits, and may otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Manager deems desirable or appropriate.

18111 VON KARMAN AVENUE, SUITE 550 IRVINE, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

AFFINITY
INVESTMENT ADVISORS

The Manager further shall have authority to instruct the Client to: (i) pay cash for securities and other property delivered for the Account, (ii) deliver securities and other property against payment for such Account, and (iii) transfer assets and funds to such brokerage accounts as the Manager may designate. The Manager shall not have the authority to cause the client to deliver securities and other property or pay cash to the Manager other than in payment of the management fee provided for this Agreement.

3. CUSTODY

Physical possession of all assets, securities, funds and other properties held in the Account shall at all times, except when securities are held by a seller pending delivery to or in the hands of a transfer agent, be held, controlled and administered by the following custodian bank (the "Custodian Bank") as selected by the Client.

Custodian Bank Name: ____________________________________

Custodian Bank Address: ____

The Manager shall have no responsibility with respect to the collection of income, or to the physical acquisition or safekeeping of the assets, securities, funds or other properties held in the Account. Ownership of assets shall be in the name of the Client, Account's Custodian Bank or its nominee, and shall be held by the Custodian Bank. The Manager shall not be liable for any act or omission of such Custodian Bank.

The Client shall instruct the Custodian Bank to provide the Manager with such periodic reports concerning the status of the Account, including without limitation a list of the cash or cash equivalents available for investment in the Account, and to confirm all completed transactions and to carry out all investment transactions as directed by the Manager.

4. REPRESENTATIONS AND COVENANTS OF MANAGER

The Manager represents and warrants that it is duly registered with the Securities and Exchange Commission pursuant to the Investment Advisors Act of 1940, and has performed all other registrations or filings required by any government or government authority for acts contemplated by this Agreement.

5. INVESTMENT OBJECTIVES AND GUIDELINES

The Client shall supply the Manager with such information as the Manager shall reasonably require concerning the Account's tax position, liquidity requirements and other information useful in developing investment objectives. The Manager's investment decisions and recommendations for the Account shall be in accordance with the objectives and guidelines agreed to by the Manager and the Client as of the date of this Agreement and as amended from time to time that are set forth on the attached Schedule A. The Manager shall use its best efforts in managing the Account to attain such objectives. However, the Client understands and agrees that the Manager does not guarantee or represent that any of the objectives will be achieved.

6. INDEMNIFICATION

The Client shall indemnify and hold Manager harmless from any claim that Client did not have the authority to enter into this Agreement. The Client shall also indemnify and hold Manager harmless from any claim that a transaction was unauthorized if it was effected pursuant to instructions given by the Client or if it was effected in accordance with the information provided by Client about his/her financial situation, portfolio objectives and investment restrictions.

18111 Von Karman Avenue, Suite 550 Irvine, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

AFFINITY
INVESTMENT ADVISORS

7. TRANSACTION PROCEDURES

All transactions shall be consummated by payment to or delivery by the Custodian Bank of all cash and/or securities due to or from the Account. Instructions of the Manager to the Custodian Bank shall be made in writing or orally and confirmed in writing as soon as practicable thereafter. The Manager will promptly send the Client copies or other written notification of all such instructions the Manager may issue to the Custodian Bank.

In exercising the authority granted to it to place orders for the purchase or sale of securities, the Manager shall do business exclusively with those broker-dealers that, based on its knowledge of the firms in competition, can be expected to provide the best possible service. The selection of such broker-dealers shall be in the Manager's discretion, except as otherwise directed by the Client. The service may include both the execution of buy and sell orders and the provision of research. In negotiating commissions with broker-dealers, the Manager will pay no more than fair market value for execution and research services than either, or both together, is worth. In this regard, the value of execution services depends on its usefulness in optimizing portfolio composition and its cost over time. Commissions for the combination of execution and research services that meet the Manager's standards may be higher than for execution services alone.

Provided the investment objectives of the Account are adhered to, the Client agrees that the Manager may aggregate sales and purchase orders being made simultaneously for other accounts managed by the Manager, if in the Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the Account taking in consideration the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order, the price and the commission and other expenses shall be averaged on a per share or bond basis daily.

The Client acknowledges that the determination of such economic benefit to the Account by the Manager represents the Manager's evaluation that the Account is benefited by the relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

8. REPORTS TO MANAGER/CLIENT

The Client shall instruct the Custodian Bank to provide the Manager with such periodic reports concerning the status of the Account as the Manager may reasonably request from time to time. In addition, the Client will also receive confirmations of each transaction executed for the Account and a brokerage statement no less than quarterly directly from the Custodian Bank.

9. REPORTS BY MANAGER; ACCESS TO RECORDS

The Manager shall make such written quarterly and annual reports concerning its investment management activities as may be requested by the Client. All records and documents relating to the Account's investments as directed by the Manager shall be available for inspection by an authorized representative of the Client during normal business hours.

10. SERVICES TO OTHER CLIENTS

It is understood that the Manager performs investment advisory services for various clients. This Agreement shall not prevent the Manager from rendering similar services to other persons, trusts, corporations or other entities. The Client also agrees that Manager may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice or the timing or nature of action taken with respect to the Account.

18111 VON KARMAN AVENUE, SUITE 550 IRVINE, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

AFFINITY
INVESTMENT ADVISORS

Nothing in this Agreement shall limit or restrict the Manager or any of its officers, affiliates or employees from buying, selling or trading in any securities for its own or their own accounts. The Client acknowledges that the Manager and its officers, affiliates and employees and the Manager's other clients may at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. The Manager shall have no obligation to acquire for the Account a position in any investment which the Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the Manager, it is not feasible, appropriate or desirable to acquire a position in such investment for the Account.

11. LIMIT OF LIABILITY

12. FEES

For the services specified in this Agreement, the Client agrees to pay fees as set forth in Schedule B attached hereto, where the dollar amounts are based on fair market value of assets held in the Account.

Fees are to be paid on a quarterly basis in advance, starting with the quarter commencing, ________________, and continuing thereafter for each such calendar quarter. Based on a statement for such fees submitted to the Client, payment of fees will be made through a quarterly debit to Client's account at the Custodian Bank or broker/dealer. However, advisory fees may be billed directly to the Client if so requested in writing by the Client and Client agrees to remit payment promptly.

Market value shall be determined as of the close on the last business day of the calendar quarter. The market value of any security listed on any national securities exchange shall be valued at the last quoted sales price on the valuation date. Any other security or asset shall be valued by the Manager in such a manner as will reflect its fair market value.

The fee for services contemplated hereunder for any period less than a full 3 month period shall be prorated on a daily basis.

In the event that the Manager adopts a new fee schedule of general application to all present or prospective clients, such fee schedule shall be come applicable to the Account upon 30 days prior written notice thereof by the Manager to the Client.

With respect to accounts managed under a "wrap fee" program, Client acknowledges that Affinity has informed Client that: a) a wrap fee account may not be suitable for all investment needs and any investment decision to participate in a wrap program should be based on the Client's own financial circumstances and investment goals; b) the benefits under a wrap program are a function of the size of the Client's account and the number of transactions likely to be generated in the account, i.e. wrap accounts may not be suitable for accounts with little activity or accounts comprised principally of fixed income securities; c) participating in a wrap program may cost more or less than the cost of purchasing

18111 VON KARMAN AVENUE, SUITE 550 IRVINE, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

AFFINITY
INVESTMENT ADVISORS

such services separately from the broker or dealer; d) Affinity receives compensation as a result of Client's participating in a wrap program; and, e) Affinity may have a financial incentive in recommending wrap programs over other programs and services.

The California Department of Corporations requires the following disclosure in accordance with Rule 260.238(J) of the California Code of Regulations: Lower fees for comparable services may be available from other sources.

13. ASSIGNMENT OR TRANSFER

In accordance with Section 205(a)(2) of the Investment Advisors Act of 1940, no assignment of this Agreement shall be made by the Manager without the prior consent of the Client.

14. TERM

This Agreement shall be effective as of ____________, 20___, shall continue on a month to month basis thereafter until terminated. Either party may terminate this Agreement at the end of a particular month by giving thirty (30) days advance written notice to the other party. Notwithstanding the foregoing, the Client may terminate the authority of the Manager to manage the Account at any time, such termination to be effective as of the effective date of notice thereof to the Manager, but the Manager shall be entitled to the fees payable hereunder for thirty (30) days thereafter.

15. NOTICES

Any notice required or permitted by this Agreement shall be valid if personally delivered, in writing, to the party for whom it is intended, at the address set forth on the signature page hereof, or if sent to such a party at the same address by facsimile, telegram, or registered or certified mail, postage prepaid. Notice shall be effective upon receipt thereof.

16. CONFIDENTIAL INFORMATION

The Manager shall maintain the strictest confidence regarding the business affairs of the Account. Written reports furnished by the Manager to the Client shall be treated by the Client and the Manager as confidential and for the exclusive use and benefit of the Client except as disclosure may be required by applicable law.

17. ARBITRATION

Subject to the conditions and exceptions noted below and to the extent not consistent with applicable law, in the event of any controversy, dispute or claim arising out of or relating to this Agreement, both parties agree to submit the dispute to arbitration before a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association then in effect.

The Client understands that this Agreement to arbitrate does not constitute a waiver of his/her right to seek a judicial forum where such waiver would be void under federal or applicable state securities laws.

18. ATTORNEYS' FEES

In the event of any litigation or arbitration of this Agreement, the prevailing party, whether or not such litigation or arbitration proceeds to final judgment or determination, shall be entitled to recover all of the attorney's fees incurred with respect to such legal efforts, in each and every action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, the term "attorney's fees" shall be deemed to mean the reasonable cost of any legal services actually performed in connection with the matters involved, calculated on the basis of usual fees charged by attorneys performing these services.

18111 VON KARMAN AVENUE, SUITE 550 IRVINE, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

AFFINITY
INVESTMENT ADVISORS

19. DELIVERY OF ADV

In accordance with SEC Rule 204-3, the Client acknowledges that the Manager delivered a copy of the ADV Part 2A and Part 2B as required by the Securities and Exchange Commission to client or prospective client (i) not less than 48 hours prior to entering into any written or oral investment advisory contract with such client or prospective client, or (ii) at the time of entering into any such contract, and understands that advisory client has a right to terminate this contract without penalty within five business days after execution of this Agreement.

20. PROXIES

The Client will retain discretion with respect to voting proxies, or will delegate discretion with respect to voting such proxies to a third party. The Custodian Bank of the Account will forward to Client or his/her designee (including Affinity if Client delegates to Affinity the discretion to vote such proxies) any proxy materials it receives that pertain to the securities in the Account.

In the event Client delegates proxy voting discretion to Affinity then, unless specifically instructed in writing by Client as to how to vote a particular proxy, Affinity shall vote all proxies in its discretion. Affinity shall retain originals or copies of proxy materials it receives and a record of how it voted the proxies. In addition, other than forwarding to Client any materials received by Affinity with respect to legal actions (such as notices of bankruptcy and class action suits) pertaining to assets in the Account, Affinity will take no action with respect to such legal actions, which remains the responsibility of the Client. Affinity will be responsible for voting with respect to corporate actions, such as tender offers and rights offerings, involving the securities in the Account.

21. WAIVER

No failure by the Manager to exercise and right, power or privilege that the Manager may have under this Agreement shall operate as a waiver thereof. Further, no waiver of any deviation from, or breach of, this Agreement by Client shall be deemed to be a waiver of any subsequent deviation or breach.

22. MISCELLANEOUS

This Agreement may be amended at any time but only by the mutual agreement of the parties, in writing.

This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

This Agreement constitutes the entire agreement between the parties and supersedes in their entirety all prior agreements between the parties relating to the subject matter hereof.

18111 VON KARMAN AVENUE, SUITE 550 IRVINE, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

AFFINITY
INVESTMENT ADVISORS

This Agreement authorizes ________________________ (broker or custodian name) to pay advisory fees to Affinity from the Client's account in the amount of the Affinity's invoice(s) unless the Client had requested to be billed directly as stated in Section 2 above.

This Agreement shall be executed in two counterparts, each of which shall be considered to be an original.

EXECUTED on the date first above written.

Manager:
AFFINITY INVESTMENT ADVISORS, LLC
18111 Von Karman Avenue, Suite 550
Irvine, CA 92612

______________________________ ______________
by Gregory R. Lai, CFA Date
Managing Director

______________________________ ______________
Client Signature Date

____
Print Name

______________________________ ______________
Client Address Client Phone Number

18111 VON KARMAN AVENUE, SUITE 550 IRVINE, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

AFFINITY
INVESTMENT ADVISORS

AFFINITY INVESTMENT ADVISORS, LLC

PRIVACY POLICY

Affinity Investment Advisors, LLC ("Affinity") appreciates the privacy concerns and expectations of our customers. We are committed to maintaining a high level of privacy and confidentiality when it comes to your personal information and we use that information only where permitted by law. We recognize that, as a customer, you not only entrust us with your money but with your personal information. Your trust is important to us and you can be sure we will continue our tradition of protecting your personal information.

We provide this privacy notice to you so that you may understand our policy with regard to the collection and disclosure of nonpublic personal information ("Information") pertaining to you.

We collect nonpublic personal information about you from the following sources:

• Information we receive from you on applications or other forms; and
• Information about your transactions with us or others.

Protecting the security and confidentiality of your Information

We restrict access to Information about you to those employees who need to know that Information to provide products or services to you. We maintain physical, electronic, and procedural safeguards to ensure the confidentiality of your Information.

We do not sell your Information to anyone. We may share nonpublic personal information when processing transactions or managing accounts on your behalf. We do not disclose, nor do we intend to disclose, nonpublic personal information about our current or former clients to anyone except as permitted by law.

We may revise our privacy policy in the future. If you would like a current copy of our privacy policy, you may view it on our website, at www.affinityinvestment.com, or by calling (949) 660-6373.

Client Copy - Please retain for your records

18111 VON KARMAN AVENUE, SUITE 550 IRVINE, CA 92612
TEL: (949) 660-6373 FAX: (949) 251-5666 WWW.AFFINITYINVESTMENT.COM

EXHIBIT 2

Affinity New Account Acceptance Sheet

New Account Acceptance Sheet

Account Name: ______________________ **Custodian:** ______________
Custodian Account#: ______________________ **Advent Name:** ______________

Product: ❑ Core ❑ Growth ❑ Value ❑ Mega ❑ Small

Acct Type: ❑ Individual ❑ IRA ❑ Joint ❑ Trust ❑ Corporate ❑ Public ❑ Other

Tax Status: ❑ Taxable ❑ Tax-Exempt

Restrictions: ❑ None ❑ ______________________

Broker Fee: ❑ Commission ______¢/share ❑ Wrap ______bps

Affinity Fee:
___ bps on first ______
___ bps on next ______
___ bps on next ______
___ bps on next or above ______
MFN (yes or no) ______

FA/Rep: ______________________
FA/Rep tel: ______________________
Account Size: ______________________

Client Name(s): ______________________
Address: ______________________
City, State, ZIP: ______________________
Phone #: ______________________
SS#/TIN#: ______________________ Annual Income: ______________
D.O.B.: ______________________ Net Worth: ______________

Advent

add to ❑ @aisacd ❑ @active ❑ @custodian ❑@vestek ❑@composite add ❑ $cust ❑ $fee ❑ $report ❑ $taxstat ❑ $type
❑ $id ❑ $va

- ❑ add client name, address & phone to Portfolio Settings
- ❑ add Fee Schedule to Portfolio Settings
- ❑ add Start Date, ______________, to Portfolio Settings
- ❑ add to billing group
- ❑ add to composite/NAG on Advent
- ❑ add to composite workbook
- ❑ create pbf file and

Macgregor

- ❑ add client name
- ❑ add Discretionary vs. Non
- ❑ add XCode
- ❑ add to appropriate trading group
- ❑ add Directed Broker & Commission
- ❑ add Rounding if applicable

Omgeo

- ❑ add to OASYS
- ❑ add to Alert

Miscellaneous

- ❑ Vestek (inventory & batch)
- ❑ Account List/ Statements Checklist/ Billing Profiles
- ❑ MFN Spreadsheet (if applicable)
- ❑ ACD Dashboard
- ❑ Dataport Translation
- ❑ Reporting requirements added to checklist
- ❑ Add to Client Reporting Mapping spreadsheet
- ❑ Master AUM
- ❑ Notify Jodee Spellman
- ❑ Add to Salesforce (setup, client folder)
- ❑ ProxyEdge
- ❑ Reconciliation calendar
- ❑ Add to Accounts Gained/Lost spreadsheet
- ❑ Client address spreadsheet
- ❑ Legal & Statement File
- ❑ OFAC check
- ❑ Signed Investment Management Agmt.
- ❑ ADV Part 2A & 2B, Privacy & Proxy
- ❑ Insurance

Completed by: ________ Jordan Floriani ________ Jeff Randolph ________

EXHIBIT 3

SAMPLE AGREEMENT BETWEEN ADVISOR AND SOLICITOR

(BROKER/DEAKER OR REGISTERED REPRESENTATIVE AS SOLICITOR)

This Agreement is entered into this _______ day of __________, _____ between ________________________________________________________("Solicitor") and Affinity Investment Advisors, LLC (“Affinity) WHEREAS, Affinity wishes to obtain referrals of potential clients for advisory services and the Solicitor desires to refer such potential clients to Affinity, and believes that due to his business and personal contacts he can make referrals which will be of value to Affinity, and can assist Affinity in obtaining clients;

NOW, THEREFORE, in consideration of their mutual agreements, warrants and representations contained herein, the parties hereby agree as follows:

I.       SOLICITOR PREREQUISITES

A Licenses, Registrations and Statutory Disclosures. Solicitor, if a portfolio manager of a registered securities broker/dealer, represents and warrants that he/she has all necessary licenses and registrations from all federal or state agencies or bodies to enter into this Agreement and to undertake and complete the actions contemplated herein (and no complaint, warning, censure or disciplinary action has ever been made, or is pending or threatened with any such agency or body regarding the Solicitor) and that all such licenses and registrations are currently in full force and effect and shall remain in full force and effect throughout the term of this Agreement.

Without limitation, the Solicitor also represents and warrants that he/she is not a person:

1.	Subject to a Commission order issued under Section 203(f) of the Advisors Act;

2.	Convicted within the previously ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A) through (D) of the Advisors Act:

3.	Who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisors Act; or

4.	Who is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisors Act.

B       Notice To Advisor. The Solicitor agrees that he/she shall promptly inform Affinity if at any time he/she becomes a person described in any of the clauses (i) through (iv) of Section I. A. above and shall promptly return to Affinity any payments of compensation made under this Agreement subsequent to such time.

C       No Conflict or Breach of Duty. Solicitor represents and warrants that the execution and delivery of this Agreement and performance thereunder by the Solicitor (i) shall not violate or conflict with any other agreements, arrangements or obligations of the Solicitor and (ii), to the best of his/her knowledge, is not a conflict of interest, or breach of any fiduciary duty, of Affinity.

II       SOLICITOR’S DUTIES AND SCOPE OF AUTHORITY

A.       Independent Contractor Relationship. The Solicitor is not an officer, director or associate, of Affinity, but will have the status as that of an "independent contractor" and nothing in this Agreement shall be construed to cause the parties to this Agreement to be partners or joint venturers or to render Affinity liable for any actions of the Solicitor. In addition, the Solicitor may not render any investment advice with respect to securities to any person or organization on behalf of Affinity and the Solicitor is not authorized to act in any way on behalf of Affinity, except as expressly authorized by this Agreement.

B       Disclosures to Prospective Clients. The Solicitor agrees to provide each prospective client contacted by him/her who agrees to entertain a proposal for the advisory services of Affinity: (i) a copy of Part 2A of Affinity’s current Form ADV; and (ii) the Solicitor’s Separate Written Disclosure Document required under Rule 206(4)-3 of Advisor’s Act, both of which must be given to the prospective client at the time of solicitation. In addition, the Solicitor agrees to obtain from each such client or prospective client a signed and dated Acknowledgment of Receipt of the disclosure statements listed in (i) and (ii), above. Solicitor acknowledges and agrees that under no circumstances will Affinity enter into any written or oral investment advisory agreement with any person referred by the Solicitor until such Acknowledgment of Receipt, signed and dated by the prospective client is delivered to Affinity.

C       Instructions from Affinity to Solicitor.

For a cash fee, you have agreed to solicit prospective clients for the advisory services provided by Affinity. In doing so you have also agreed to comply with the following instructions:

•	Whenever you begin to solicit any client for Affinity’s services, or whenever you refer any client to Affinity, please furnish the name of the prospective client, in writing, to Affinity. This may avoid potential conflicts between other solicitors competing for the same client(s).

•	You must furnish the prospective clients with a copy of both Part 2A of Affinity’s Form ADV and the Solicitor’s Written Disclosure Document describing the arrangement between you and Affinity, copies of which have been provided to you.

•	You must obtain and deliver to Affinity a signed and dated Acknowledgment of Receipt from the prospective client attesting that he/she has received from you both of the disclosure documents described above. Please have the prospective client sign two copies of the Acknowledgment of Receipt, one copy of which is for the prospective client and the other is to be delivered promptly to Affinity. You should also retain a copy for your records.

•	Your activities on behalf of Affinity should be limited to client solicitation. You are not authorized to enter into any undertaking or agreement, or to render any investment advice, on behalf of Affinity.

•	“You are prohibited from making political contributions and from soliciting or coordinating campaign contributions from others – a practice referred to as “bundling” – for an elected official. You must also disclose any political contributions made during the 24 month period preceding the date below.”

Failure to follow these instructions may delay or void any compensation otherwise payable to you under this Agreement. If you have any questions regarding these instructions, or any other aspect of our solicitation agreement, please contact the CCO of Affinity.

D       Funds Not To Be Held or Forwarded by Solicitor. Inasmuch as Affinity does not maintain custody of any client funds or securities, Solicitor is not authorized to hold or collect any cash, securities or other assets of clients or prospective clients on behalf of Affinity or for subsequent delivery of such assets to Affinity. However, because the Solicitor is affiliated with a registered broker/dealer, the broker/dealer may hold the assets of any of its clients who are or subsequently become clients of Affinity, provided, however, that such broker/dealer is in compliance with the net capital provisions of Rule 15c3-1 and the customer protection provisions of Rule 15c3-3, respectively, of the Securities Exchange Act of 1934.

E       No Authority to Modify Terms. Solicitor has no authority to alter, vary, or modify any of the terms and conditions of this Agreement or modify the forms or procedures required under this Agreement.

F       Records. Solicitor shall keep true and accurate records regarding his/her activities involved in obtaining and referring clients and prospective clients for the services offered by Affinity. Moreover, since the Solicitor is affiliated with a registered broker/dealer and is referring to Affinity a client of that broker/dealer, the Solicitor shall provide to Affinity a copy of the client’s New Account Form, or other similar document used by the broker/dealer to determine the client’s investment experience and other information necessary to comply with Rule 405 (the "Know your Customer" Rule) of the New York Stock Exchange or comparable rules of the NASD.

III.       COMPENSATION OF SOLICITOR

A       Referral Fees. Affinity agrees to pay the Solicitor a cash referral fee as described herein. The referral fee rate shall be reviewed periodically (though not less frequently than annually) by the parties, it being their intent that the compensation of the Solicitor should be evaluated by taking into account the efforts of the Solicitor in assisting Affinity in obtaining client accounts for Affinity, the success of such efforts, and the contribution of the Solicitor relative to the efforts of others involved in the solicitation of each prospective client. Notwithstanding the foregoing, referral fees or other compensation payable to the Solicitor shall be based initially on the value of the assets of those clients referred to and under the control of Affinity. Subsequent compensation to the Solicitor shall be based on the value of the client’s account(s), adjusted for any contributions or withdrawals by the client and for any subsequent capital appreciation or depreciation in the value of assets under Affinity’s management.

B       Payment of Referral Fees to Solicitor. For purposes of this Agreement, the Solicitor is entitled to compensation when (i) Affinity has earned and received its management fee pursuant to Affinity’s investment advisory agreement with the client, and (ii) the Solicitor is in strict compliance with all terms and provisions of this Agreement and the applicable provisions of the Advisors Act.

IV       INITIAL TERM AND TERMINATION OF AGREEMENT

A       Initial Term of Agreement. The initial term of this Agreement shall be for a period of one (1) year commencing on _________________________________ and shall remain in effect until either party gives written notice to the other party of his/her intention to discontinue their relationship under the Agreement.

B       Termination for Cause. This Agreement shall terminate automatically upon Affinity’s learning that any of the representations of the Solicitor pursuant to Section I.A., above, are not true and correct in all respects.

C       Continued Payment of Referral Fees. Affinity agrees to continue the payment of earned referral fees to the Solicitor so long as the referred client’s assets remain under the management of Affinity pursuant to an investment advisory agreement between Affinity and the Client, subject, however, to the conditions provided in Section III. B., above.

V       MISCELLANEOUS PROVISIONS

A       Advisor. Affinity represents that it is an investment advisor registered with the SEC pursuant to provisions of Section 203 of the Advisors Act.

B       Refusal or Cancellation of Client Relationship. Nothing in this Agreement shall be construed as limiting or restricting the right of Affinity in its sole discretion to decline to accept any client or prospective client or to cancel any relationship with any client who was referred or recommended to Affinity by the Solicitor.

IN WITNESS WHEREOF, the parties hereto duly execute this Agreement.

Affinity Investment Advisors, LLC

By: ____________________________________

Solicitor:

By:_____________________________________

Jane Doe, RR

________________________________________

Broker/Dealer

EXHIBIT 4

SAMPLE AGREEMENT BETWEEN ADVISOR AND SOLICITOR

(INDIVIDUAL AS SOLICITOR)

This Agreement is entered into this _______day of_____________, ______between _______________________________________________________, ("Solicitor") and Affinity Investment Advisors, LLC (“Affinity”).

WHEREAS, Affinity wishes to obtain referrals of potential clients for advisory services and the Solicitor desires to refer such potential clients to Affinity, and believes that due to his business and personal contacts he can make referrals which will be of value to Affinity and can assist Affinity in obtaining clients;

NOW, THEREFORE, in consideration of their mutual agreements, warrants and representations contained herein, the parties hereby agree as follows:

I       SOLICITOR PREREQUISITES:

A	Background. Without limitation, the Solicitor represents and warrants that he/she is not a person:

•	Subject to a Commission order issued under Section 203 (f) of the Advisors Act;

•	Convicted within the previously ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A) through (D) of the Advisors Act:

•	Who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisors Act; or

•	Who is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisors Act.

B       Notice To Affinity The Solicitor agrees that he/she shall promptly inform Affinity if at any time he/she becomes a person described in any of the clauses (i) through (iii) of Section I. A. above and shall promptly return to Affinity any payments of compensation made hereunder subsequent to such time.

C       No Conflict or Breach of Duty. Solicitor represents and warrants that the execution and delivery of this Agreement and performance thereunder by the Solicitor (i) shall not violate or conflict with any other agreements, arrangements or obligations of the Solicitor and (ii), to the best of his/her knowledge, is not a conflict of interest, or breach of any fiduciary duty, of Affinity.

II       SOLICITOR’S DUTIES AND SCOPE OF AUTHORITY

A       Independent Contractor Relationship. The Solicitor is not an officer, director or other employee of Affinity, but will have the status as that of an "independent contractor" and nothing in this Agreement shall be construed to cause the parties to this Agreement to be partners or joint venturers or to render Affinity liable for any actions of the Solicitor. In addition, the Solicitor may not render any investment advice with respect to securities to any person or organization on behalf of Affinity and the Solicitor is not authorized to act in any way on behalf of Affinity, except as expressly authorized by this Agreement.

B       Disclosures to Prospective Clients. The Solicitor agrees to provide each prospective client contacted by him/her who agrees to entertain a proposal for the advisory services of Affinity: (i) a copy of Affinity’s current Form ADV, Part 2A required by Rule 204-3 of the Advisors Act; and (ii) the Solicitor’s Separate Written Disclosure Document required under Rule 206(4)-3 of Advisors Act, both of which must be given to the prospective client at the time of solicitation. In addition, the Solicitor agrees to obtain from each such client or prospective client a signed and dated Acknowledgment of Receipt of the disclosure statements listed in (i) and (ii), above. Solicitor acknowledges and agrees that under no circumstances will Affinity enter into any written or oral investment advisory agreement with any person referred by the Solicitor until such Acknowledgment of Receipt is signed and dated by the prospective client and delivered to Affinity.

C       Instructions from to Solicitor. For a cash fee, you have agreed to solicit prospective clients for the advisory services provided by Affinity. In doing so you have also agreed to comply with the following instructions:

•	Whenever you begin to solicit any client for Affinity’s services, or whenever you refer any client to Affinity, please furnish the name of the prospective client, in writing, to Affinity. This may avoid potential conflicts between other solicitors competing for the same client(s).

•	You must furnish the prospective clients with a copy of both Part 2A of Affinity’s ADV AND the Solicitor’s Written Disclosure Document describing the arrangement between you and Affinity. Copies of those documents have been provided to you.

•	You must obtain and deliver to Affinity. a signed and dated Acknowledgment of Receipt from the prospective client attesting that he/she has received from you both of the disclosure documents described above. Please have the prospective client sign two copies of the Acknowledgment of Receipt, one copy of which is for the prospective client and the other is to be delivered promptly to Affinity.

•	Your activities on behalf of Affinity should be limited to client solicitation. You are NOT authorized to enter into any undertaking or agreement, or to render any investment advice, on behalf of Affinity.

•	“You are prohibited from making political contributions and from soliciting or coordinating campaign contributions from others – a practice referred to as “bundling” – for an elected official. You must also disclose any political contributions made during the 24 month period preceding the date below.”

Failure to follow these instructions may delay or void any compensation otherwise payable to you under this Written Agreement. If you have any questions regarding these instructions, or any other aspect of our solicitation agreement, please contact the CCO of Affinity.

D       Funds Not To Be Held or Forwarded by Solicitor. Inasmuch as Affinity does not maintain custody of any client funds or securities, the Solicitor is not authorized to hold or collect any cash, securities or other assets of clients or prospective clients on behalf of Affinity or for subsequent delivery of such assets to Affinity.

E       No Authority to Modify Terms. The Solicitor has no authority to alter, vary, or modify any of the terms and conditions of this Agreement or modify the forms or procedures required under this Agreement.

F       Records. The Solicitor shall keep true and accurate records regarding his/her activities involved in obtaining and referring clients and prospective clients for the services offered by Affinity. Such records shall include the names of prospective clients referred to Affinity and the date of the referral; a copy of the prospective client’s signed Acknowledgment of Receipt of Affinity’s Form ADV and the solicitor’s Separate Written Disclosure Document

III       COMPENSATION OF SOLICITOR

A       Referral Fees. Affinity agrees to pay the Solicitor a cash referral fee as described herein. The referral fee rate shall be reviewed periodically (though not less frequently than annually) by the parties, it being their intent that the compensation of the Solicitor should be evaluated by taking into account the efforts of the Solicitor in assisting Affinity in obtaining client accounts, the success of such efforts, and the contribution of the Solicitor relative to the efforts of others involved in the solicitation of each prospective client. Notwithstanding the foregoing, referral fees or other compensation payable to the Solicitor shall be based initially on the value of the assets of those clients referred to and under the management of Affinity. Subsequent compensation to the Solicitor shall be based on the value of the client’s account(s), adjusted for any contributions or withdrawals from the account(s) by the client and for any subsequent capital appreciation or depreciation in the value of assets under Affinity’s management.

B       Payment of Referral Fees to Solicitor. For purposes of this Agreement, the Solicitor is entitled to compensation when (i) Affinity has earned, and received, its advisory fee pursuant to Affinity’s investment advisory agreement with the client, and (ii) the Solicitor is in strict compliance with all terms and provisions of this Agreement and the applicable provisions of the Advisors Act.

IV       INITIAL TERM AND TERMINATION OF AGREEMENT

A       Initial Term of Agreement. The initial term of this Agreement shall be for a period of one (1) year commencing on _________________________________ and shall remain in effect until either party gives written notice to the other party of his/her intention to discontinue their relationship under the Agreement.

B       Termination for Cause. This Agreement shall terminate automatically upon Affinity’s learning that any of the representations of the Solicitor pursuant to Section I.A. were not true and correct in all respects.

C       Continued Payment of Referral Fees. Affinity agrees to continue the payment of earned referral fees to the Solicitor so long as the referred client’s assets remain under the management of Affinity pursuant to an investment advisory agreement between Affinity and the client, subject, however, to the conditions provided in Section III. B., above.

V       MISCELLANEOUS PROVISIONS

A       Advisor. Affinity represents that it is an investment advisor registered with the SEC pursuant to provisions of Section 203 of the Advisors Act.

B       Refusal or Cancellation of Client Relationship. Nothing in this Agreement shall be construed as limiting or restricting the right of Affinity in its sole discretion to decline to accept any client or prospective client or to cancel any relationship with any client which was referred or recommended to Affinity by the Solicitor.

IN WITNESS WHEREOF, the parties hereto duly execute this Agreement.

Affinity Investment Advisors, LLC:

By: __________________________________

Solicitor:

By:___________________________________

Name

______________________________________

Signature

EXHIBIT 5

SAMPLE SOLICITOR’S WRITTEN DISCLOSURE DOCUMENT

To:	____________________________________________________hereinafter, “client(s)”

From:	___________________________________________________, hereinafter, “solicitor”

Inasmuch as you are being solicited to utilize the advisory services of Affinity Investment Advisors, LLC (“Affinity”), an investment advisor registered with the Securities and Exchange Commission under Section 203 of the Investment Advisors Act of 1940 (“Advisors Act”), you are hereby provided the following information as required under Rule 206(4)-3 of the Advisors Act:

•	The Solicitor and Affinity have entered into a written agreement whereby the Solicitor has undertaken to contact those persons and organizations whom he/she believes may wish to utilize the investment advisory services of Affinity, and to recommend to such persons that they entertain a proposal for such services by Affinity. In return for the Solicitor’s services under this agreement, Affinity has agreed to compensate the Solicitor with a cash referral fee based on a percentage of the investment advisory fees actually received from the clients who have been referred to Affinity by the Solicitor and who subsequently become clients of Affinity. The agreement provides that the Solicitor will receive a portion of the advisory fee for so long as Affinity continues to manage the portfolio(s) or other assets of the client.

•	The Solicitor will assist Affinity in developing client relationships, and where appropriate maintain continuing contact with the clients so introduced to ensure that the clients are fully satisfied with their relationship with Affinity and with the investment advisory services received from Affinity.

•	The Solicitor is not an officer, director or other employee of Affinity and does not render any investment advice on behalf of Affinity. The Solicitor’s services to Affinity consist solely of referrals of prospective clients and related activities pursuant to the agreement described above. The Solicitor is not authorized to act in any way on behalf of Affinity except in connection with his/her solicitation activities and is not authorized to enter into any agreement or undertaking on behalf of Affinity with any person(s) or organization(s).

•	No person or organization solicited by the Solicitor on behalf of Affinity who subsequently becomes a client of Affinity will be charged for the solicitation activities of the Solicitor. All referral fees paid to the Solicitor represent a portion of the fees actually charged by Affinity for investment advisory services on behalf of the client. There is no differential between the amount or level of investment advisory fees which Affinity will charge for managing your account in excess of that which it would customarily charge for managing any other new client with similar assets and which was not referred to Affinity by the Solicitor.

ACKNOWLEDGMENT OF RECEIPT:

The undersigned hereby acknowledges receipt from the Solicitor of a copy of the Solicitor’s

Written Disclosure Document and a copy of Part 2A of Affinity Investment Advisors, LLC’s Form ADV. The undersigned also understands that by signing this Acknowledgment of Receipt, he/she is not entering into any agreement for investment advisory services with Affinity Investment Advisors, LLC. Such services are available only pursuant to a separate Written Agreement between Affinity Investment Advisors, LLC and the Client.

_______________________________________

Date of Receipt

_______________________________________

Signature of Solicited Party

_______________________________________

Signature of Solicited Party

EXHIBIT 6

SAMPLE INSTRUCTIONS FROM ADVISOR TO SOLICITOR

To:	Solicitor

From:	Affinity Investment Advisors, LLC

Re:	Rule 206(4)-3 of the Investment Advisors Act of 1940

For a cash fee, you have agreed to solicit prospective clients for the advisory services provided by Affinity Investment Advisors, LLC (“Affinity). In doing so you have also agreed to comply with the following instructions:

•	Whenever you begin to solicit any client for Affinity’s services, or whenever you refer any client to Affinity, please furnish the name of the prospective client, in writing, to Affinity. This may avoid potential conflicts between other solicitors competing for the same client(s).

•	You must furnish the prospective clients with a copy of both Part 2A of Affinity’s Form ADV AND the Solicitor’s Written Disclosure Document describing the arrangement between you and Affinity. Copies of these document have been provided to you.

•	You must obtain and deliver to Affinity a signed and dated Acknowledgment of Receipt from the prospective client attesting that he/she has received from you both of the disclosure documents described above. Please have the prospective client sign two copies of the Acknowledgment of Receipt C one copy of which is for the prospective client and the other is to be delivered promptly to Affinity.

•	Your activities on behalf of Affinity should be limited to client solicitation. You are not authorized to enter into any undertaking or agreement, or to render any investment advice, on behalf of Affinity.

•	You are prohibited from making political contributions and from soliciting or coordinating campaign contributions from others – a practice referred to as “bundling” – for an elected official. You must also disclose any political contributions made during the 24 month period preceding the date below.

Failure to follow these instructions may delay any compensation otherwise due to you under this Written Agreement. If you have any questions regarding these instructions, or any other aspect of our solicitation agreement, please contact Affinity.

Instructions Received: ________________________________on this date_________________

Signature of Solicitor

[Note: Rule 206(4)-3 does not require separate Instructions to Solicitor. These or similar instructions can be included in the Written Agreement between the advisor and the solicitor.]

EXHIBIT 7

TRADE ERROR REPORT

All fields below to be completed by Trading/Operations

Date: ____________________

Trade Date: ______________________________

Settlement Date: ______________________________

Security/Shares: ______________________________

Transaction B/S: ______________________________

Account Name: ______________________________

Portfolio Manager: ______________________________

Executing Broker: ______________________________

Broker Contact: ______________________________

Error Made By: ______________________________

Summary Description of Error
(include number of shares and price of execution for error and correcting trade)

Resolution of Error
(include number of shares and price of execution for error and correcting trade)

Monetary Status of the Trade

How the Profit/Loss was allocated

Recommendations to preclude future errors

Note if client was notified

Portfolio Manager Approval: ________________________ **Date:** ______________

Compliance Approval: ________________________ **Date:** ______________

EXHIBIT 8

ANNUAL SOCIAL MEDIA REPORT

To: Chief Compliance Officer, Affinity Investment Advisors, LLC

From: ______________________________

Re: Social Media Policy (Section 13.3 of Compliance Manual)

Complete the below table if you opened or closed an account or revised your profile name on any social networking site or blog during the year. Please provide a description of any revision to an account and any other information requested in the space provided below. If more space is needed, continue on back of report.

example	Facebook	Twitter	LinkedIn	Classmate	Other	Blogs*
Name	*John Q. Public*	*John Q. Public*	*John Q. Public*			
Status	*O*	*C*	*R*			

	Facebook	Twitter	LinkedIn	Classmate	Other	Blogs*
Name on Account						
Status						

Legend

O - Opened, **C** - Closed, **R** - Revised Name

*Please provide information on blog sites below.

Blogs ______________________________

Revisions ______________________________

____

As of ______ _________, 20___, the above social networking account changes were implemented which are required to be reported. I certify that I have, to date, complied and will continue to comply with the Social Media Policy

❑ Check box if there were no opened, closed and/or name changes to social networking sites and blogs for the quarter.

Date: ______________________ Signature ______________________

EXHIBIT 9

BAD ACTORS QUESTIONNAIRE

Bad Actors Rule Questionnaire

Covered Persons

[Select the definition(s) that apply to your firm]

The final disqualification rule covers the issuer, including its predecessors and affiliated issuers, as well as:

☐	Directors and certain officers, general partners, and managing members of the issuer.
☐	20 percent beneficial owners of the issuer.
☐	Promoters.
☐	Investment managers and principals of pooled investment funds.
☐	Persons compensated for soliciting investors as well as the general partners, directors, officers, and managing members of any compensated solicitor.

Disqualifying Events

Under the final rule, a "disqualifying event" includes:

Yes or No?	Criminal convictions in connection with the purchase or sale of a security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The criminal conviction must have occurred within 10 years of the proposed sale of securities (or five years in the case of the issuer and its predecessors and affiliated issuers).
[If "Yes," please explain.]
Yes or No?	Court injunctions and restraining orders in connection with the purchase or sale of a security, making of a false filing with the SEC, or arising out of the conduct of certain types of financial intermediaries. The injunction or restraining order must have occurred within five years of the proposed sale of securities.
[If "Yes," please explain.]
Yes or No?	Final orders from the Commodity Futures Trading Commission, federal banking agencies, the National Credit Union Administration, or state regulators of securities, insurance, banking, savings associations, or credit unions that …
[If "Yes," please explain.]
Yes or No?	Bar the issuer from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities, or…
[If "Yes," please explain.]

Yes or No?	Are based on fraudulent, manipulative, or deceptive conduct and are issued within 10 years of the proposed sale of securities.
[If "Yes," please explain.]
Yes or No?	Certain SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons.
[If "Yes," please explain.]
Yes or No?	SEC cease-and-desist orders related to violations of certain anti-fraud provisions and registration requirements of the federal securities laws.
[If "Yes," please explain.]
Yes or No?	SEC stop orders and orders suspending the Regulation A exemption issued within five years of the proposed sale of securities.
[If "Yes," please explain.]
Yes or No?	Suspension or expulsion from membership in a self-regulatory organization (SRO) or from association with an SRO member.
[If "Yes," please explain.]
Yes or No?	U.S. Postal Service false representation orders issued within five years before the proposed sale of securities.
[If "Yes," please explain.]

Name
Completed by	Signature	Date
Name
Chief Compliance Officer	Signature	Date

EXHIBIT 10

BOOKS AND RECORD CHART

	Required Documents	Period of Retention	Legal Basis	Location	Responsible Party
A.	Corporate and Financial Records of Affinity Investment Advisors (“AIA ”)
	1. Formation documents (including AIA ’s certificate of formations, and any amendments thereto)	3 years after termination of the enterprise	Advisers Act Rule 204-2(e)(2)
	2. Minute books	3 years after termination of the enterprise	Advisers Act Rule 204-2(e)(2)
	3. Stock certificate books	3 years after termination of the enterprise	Advisers Act Rule 204-2(e)(2)
	4. Journals, including cash receipts and disbursements, records, and any other records of original entry forming the basis of entries in any ledger	5 years [1]	Advisers Act Rule 204-2(a)(1)
	5. General and auxiliary ledgers reflecting assets, liabilities, reserve, capital, income and expense accounts	5 years	Advisers Act Rule 204-2(a)(2)
	6. Check books, bank statements, canceled checks, and cash reconciliations of AIA	5 years	Advisers Act Rule 204-2(a)(4)
	7. Bills and statements (or copies thereof), paid or unpaid, relating to the business of AIA	5 years	Advisers Act Rule 204-2(a)(5)
	8. Trial balances, financial statements, and internal audit working papers relating to AIA	5 years	Advisers Act Rule 204-2(a)(6)
	9. All business contracts related to the operation of AIA , including for example (a) employment contracts; (b) property leases; and (c) contracts with pricing services and other service providers	5 years	Advisers Act Rule 204-2(a)(10)
B.
	1. Form ADV, including all amendments	5 years	Advisers Act Rules 204-1(c) and 204-2(a)(14) for Part 2 of Form ADV
	2. AIA’s organizational chart and personnel directory	Permanently	Form ADV Disclosures; Internal Controls[2]
on a current basis
	3. Schedule or chart of all affiliated entities	Permanently	Form ADV Disclosures; Internal Controls
on a current basis

	4. List of all prior, present, or potential litigation in which AIA or its officers, directors, or Covered Persons that may have a material effect on AIA or otherwise trigger disclosure obligations	Permanently	Form ADV Disclosures; Internal Controls
	Required Documents	Period of Retention	Legal Basis
	5. Documents evidencing registration status of AIA with the SEC	Permanently	Internal Controls
	6. Reports required to be filed under the Securities Act of 1933	Permanently	Internal Controls
	7. List of all of AIA ’s “investment adviser representatives,” if any, and the states in which these persons have a “place of business,” as defined in Rule 203A-3(b)	Permanently	Internal Controls
	8. Copies of all state filings made on behalf of investment advisory representatives, if any, as well as copies of all state licenses obtained by investment advisor representatives, if any	Permanently	Internal Controls
	9. Copies of any filings required to be made with any offshore regulatory authorities	Permanently	Internal Controls
C.
	1. Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins, or other communications that AIA circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with AIA)	5 years	Advisers Act Rule 204-2(a)(11)
	2. Separate memoranda indicating the reasons for a recommendation if a notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation	5 years	Advisers Act Rule 204-2(a)(11)
	3. Performance Information	5 years	Advisers Act Rule 204-2(a)(16)

•          All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that AIA circulates or distributes to 10 or more persons (other than persons connected with AIA).

	Required Documents	Period of Retention	Legal Basis
	• With respect to the performance of client accounts, AIA may limit its retention to (1) all account statements, as long as they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and (2) all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts. AIA also should consider retaining any custodial or brokerage statements that confirm the accuracy of both account statements and other internally generated documents, as well as any reports prepared by an independent auditor that verify performance.	5 years
4. Solicitation Records (to be retained if AIA pays cash to any Covered Person, principal or third party in return for client referrals):
	• Written agreements with solicitors establishing the solicitation arrangement	5 years	Advisers Act Rule 204-2(a)(10)
	• Copies of separate written disclosure statements prepared by third-party solicitors and delivered to clients	5 years	Advisers Act Rule 204-2(a)(15)
	• Copies of each signed and dated client acknowledgement of receipt of AIA’s written disclosure statement (i.e., AIA’s Brochure) and the solicitor’s written disclosure statement if referred by a third-party solicitor	5 years	Advisers Act Rule 204-2(a)(15)
	• Copies of any due-diligence questionnaires completed by third-party solicitors relating to past conduct that might disqualify the person from acting as a solicitor	5 years	Advisers Act Rule 206(4)-3(a)(1)(ii) generally
	• List of clients obtained through a solicitor, with a cross reference identifying the solicitor	5 years	Internal Controls
	• Any due diligence records relating to AIA's efforts to ascertain whether third-party solicitors have complied with the written solicitation agreements	5 years	Advisers Act Rule 206(4)-3(a)(2)(iii)(C) generally
D.
	1. Investment advisory agreements	5 years	Advisers Act Rule 204-2(a)(10)

2. Fee schedules (if not included in the investment advisory agreements)	5 years	Advisers Act Rule 204-2(a)(10)
3. Client investment objectives (if not included in the investment advisory agreements)	5 years	Advisers Act Rule 204-2(a)(10)
Required Documents	Period of Retention	Legal Basis
4. Each version of any offering memoranda, Prospectus, Statement of Additional Information used for any Fund	6 years	Internal Controls; Advisers Act Rule 204-2(a)(10)
5. All account application agreements with clients	5 years	Advisers Act Rule 204-2(a)(10)
6. List or other record of all accounts in which AIA is vested with any discretionary power with respect to the funds, securities, or transactions of any client	5 years	Advisers Act Rule 204-2(a)(8)
7. Powers of Attorney and other evidences of the granting of any discretionary authority to AIA	5 years	Advisers Act Rule 204-2(a)(9)
8. Any other written agreements with clients	5 years	Advisers Act Rule 204-2(a)(10)
9. Written Communications	5 years	Advisers Act Rule 204-2(a)(7)
• Originals of all written communications received and sent by AIA – whether in hardcopy or electronic version (including e-mails) – relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security

• These documents include, among others (i) account statements sent to clients; (ii) trade confirmations; (iii) fee statements; (iv) notices to custodians; (v) principal and agency transaction notices; and (vi) letters describing directed-brokerage arrangements; as well as arguably (i) sales and marketing materials and (ii) privacy and opt-out notices delivered to clients and potential clients pursuant to Regulation S-P.

•          AIA is not required to keep (i) any unsolicited market letters and other similar communications of general public distribution not prepared by or for AIA; or (ii) a record of the names and addresses to whom AIA sent any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons (except that if such notice, circular or advertisement is distributed to persons named on any list, AIA shall retain with the copy of the notice, circular or advertisement a

Required Documents	Period of Retention	Legal Basis
memorandum describing the list and its source). 10. Client complaint file (including any client complaints and responses thereto)	5 years	Advisers Act Rule 204-2(a)(7)
11. A copy of each Part 2 of Form ADV (or Brochure), and each amendment or revision to the document, given or sent to any client or prospective client of AIA in accordance with Rule 204-3, along with a record of the date that each Part 2 of Form ADV, and each amendment and revision thereof, was given to any client or prospective client who subsequently became a client	5 years	Advisers Act Rule 204-2(a)(14)
12. Custody records
• Journals or other records showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for client accounts and all other debits and credits to such accounts	5 years	Advisers Act Rule 204-2(b)(1)
• Separate ledger accounts for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits	5 years	Advisers Act Rule 204-2(b)(2)
• Copies of confirmations of all transactions effected by or for the account of any client	5 years	Advisers Act Rule 204-2(b)(3)
• Records for each security in which any client has a position, which must show the name of the client having any interest in such security, the amount or interest of such client, and the location of each such security	5 years	Advisers Act Rule 204-2(b)(4)
• List of all qualified custodians used for each client’s assets	Current	Internal Controls (but see Advisers Act Rule 204-2(b))

	13. Proxy voting records	5 years	Advisers Act Rule 204-2(c)(2)
• Copies of written policies and procedures reasonably designed to ensure that AIA votes client securities in the best interest of the clients
• Copies of each proxy statement that AIA receives regarding client securities
• A record of each vote cast by AIA on behalf of a client
• Copies of any document created by AIA was material to making a decision on how to vote proxies on behalf of a client or that memorializes the basis for the decision
	Required Documents	Period of Retention	Legal Basis
• Copies of each written client request for information on how AIA voted proxies on behalf of the client’s account, and a copy of any written response by AIA to any (written or oral) client request for information on how AIA voted proxies on behalf of the client’s account
E.
	1. Trade orders	5 years	Advisers Act Rules 204-2(a)(3) & 204-2(a)(7)
• Memoranda of (1) each trade order given by AIA for the purchase and sale of any security; (2) any instruction received by AIA concerning the purchase, sale, receipt, or delivery of a particular security; and (3) any modification or cancellation of any such order or instruction
• Each memorandum must (1) show the terms and conditions of the order, instruction, modification, or cancellation; (2) identify the person connected with AIA who recommended the transaction to the client and the person who placed such order; (3) show the client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed where appropriate; and (4) designate whether any such orders were entered pursuant discretionary authority
• Any other written communications – whether in hardcopy or electronic version (including e-mails) – relating to trade orders, to the extent not covered in Section D.9 of this chart
	2. Research reports and other materials received from any source (including AIA ) if used in the process of making recommendations (excluding unsolicited market letters and other similar communications of general public distribution not prepared by or for AIA)	5 years	Advisers Act Rule 204-2(a)(7)

3.     For “best execution,” documents sufficient to demonstrate the periodic and systematic evaluation of the quality and cost of services received from broker-dealers who execute AIA ’s trades, such as minutes of any best execution committees, information received and evaluated, conclusions reached and decisions made, and determinations that practices are consistent with disclosures in AIA’s Form ADV

		5 years	Internal Controls
	Required Documents	Period of Retention	Legal Basis
4. For any soft dollar arrangements:
	• Copies of any written agreements with broker-dealers relating to soft dollar arrangements	5 years	Advisers Act Rule 204-2(a)(10)
	• Records of the basis for allocations of mixed-use products and services between hard and soft-dollar components	5 years	Advisers Act Release No. 23170 (April 23, 1986)
	• List of all products and services received from broker-dealers	5 years	Internal Controls
	5. For any aggregated trade orders, an “allocation statements” for each aggregated order, particularly when AOA or any of AIA’s principals or Covered Persons participates in the aggregated order (and a written statement explaining any deviations there from.) The allocation statement should specify the accounts participating in the aggregated order and indicate how AIA intends to allocate securities among the accounts. Once completed, the allocation statement should be attached to the corresponding trade ticket.	5 years	Internal Controls; SMC Capital Inc., SEC no-action letter
(Sept. 5, 1995)
	6. Records obtained or generated that support the value assigned to any security held by a client, particularly for illiquid securities that are not reported or quoted on an exchange	5 years	Internal Controls
	7. Because each client receives “investment supervisory or management services”:	5 years	Advisers Act Rule 204-2(c)(1)
	• A record for each client showing the securities purchased and sold, and the date, amount and price of each such purchase and sale.	Current
• A record for each security in which a client has a current position setting forth the name of each client and the current amount or interest of such client.
F.
	1. A copy of AIA ’s code of ethics	Each version maintained for 5 years	Advisers Act Rule 204-2(a)(12)

2. A record of every violation of the code of ethics and any action taken as a result of the violation	5 years	Advisers Act Rule 204-2(a)(12)
3. A record of all written acknowledgments of each access person’s receipt of the code of ethics and any amendment thereto	5 years	Advisers Act Rule 204-2(a)(12)
4. A record of each “access person’s” initial and annual securities holdings.	5 years
Required Documents	Period of Retention	Legal Basis
Each record must contain (i) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which an access person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (iii) the date the access person submits the report.
5. A quarterly securities transaction report from each “access person” disclosing each transaction in a reportable security.	5 years	Advisers Act Rule 204-2(a)(12)
• Reports must contain (i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date the access persons submitted the report.
6. Records of the names of persons who are currently, or within the past five years were, “access persons” of AIA.	5 years	Advisers Act Rule 204-2(a)(12)
7. A record of any decision, and the reasons supporting the decision, to approve the acquisition of IPOs or private placements by “access persons”	5 years	Advisers Act Rule 204-2(a)(12)
8. Copies of AIA’s insider trading policies and procedures reasonably designed to prevent the misuse of material nonpublic information by AIA or any person associated with AIA in violation of the AIA’s Act or Exchange Act, or the rules or regulations thereunder	Permanently	Section 204A; Internal Controls

9. Copies of AIA ’s Compliance Manual, which contains AIA’s compliance policies and procedures reasonably designed to prevent violations by AIA and its supervised persons of the AIA’s Act and the rules thereunder	Each version maintained for 5 years	Advisers Act Rule 204-2(17)(i)
10. Any records documenting AIA’s annual review of its compliance policies and procedures	5 years	Advisers Act Rule 204-2(17)(ii)
Required Documents	Period of Retention	Legal Basis
11. Annual compliance certifications by Covered Persons attesting to the fact that they have read and are in compliance with AIA’s policies and procedures contained in the Compliance Manual	5 years	Internal Controls
12. Employment Records (including the dates of employment, the addresses, social security number and disciplinary history for each Covered Person, officer and director)	Permanently, on a current basis	Internal Controls; Form ADV disclosures; Section 203(e) prohibition on hiring persons subject to statutory disqualifications
13. Copies of all correspondence with the SEC, including no-action letters, exemptive orders or past deficiency letters	Permanently	Internal Controls
14. Copies of all state correspondence	Permanently	Internal Controls
15. Copies of all correspondence with self-regulatory organizations	Permanently	Internal Controls
16. Copies of all correspondence with any offshore regulatory authority	Permanently	Internal Controls
17. Copies of AIA’s business continuity and disaster recovery plans	Permanently	Internal Controls

[1] Most books and records must be maintained and preserved in an easily accessible place for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record. During the first two (2) years, these books and records must be kept in an appropriate office of AIA. To meet the fiscal-year end requirement, AIA typically adopt a six-year retention period.
[2] Where “Internal Controls” is cited as the legal basis for a recordkeeping requirement, no actual requirement is established under the SEC Act or the rules thereunder to maintain the record. These types of records, however, would most likely be retained by AIA in order to run its business effectively or to monitor compliance with SEC Act requirements.

APPENDIX A

Affinity Investment Advisors, LLC

CODE OF ETHICS

A.       Professional Responsibilities

Affinity Investment Advisors, LLC. (“Affinity”) is registered as an investment advisor with the Securities and Exchange Commission pursuant to the provisions of Section 203 of the Investment Advisors Act of 1940. Affinity is dedicated to providing effective and proper professional investment management services to a wide variety of institutional and individual advisory clients. Affinity’s reputation is a reflection of the quality of our employees and their dedication to excellence in serving our clients. To ensure these qualities and dedication to excellence, our employees must possess the requisite qualifications of experience, education, intelligence and judgment necessary to effectively serve as investment management professionals. In addition, every employee is expected to demonstrate the highest standards of moral and ethical conduct for continued employment with Affinity.

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Affinity. All employees are encouraged and required to report any Code violations or potential violations to the CCO.

Affinity serves as investment manager for individual and institutional advisory clients. When used herein, the term “client” includes any investment company assets of which Affinity manages, co-manages or for which it otherwise provides portfolio management services, and to individual and institutional investors for whom Affinity provides investment supervisory services or manages investment advisory accounts. The term also includes those clients for whom Affinity provides advice on matters not involving securities.

The SEC and the courts have stated that portfolio management professionals, including registered investment advisors, have a fiduciary responsibility to their clients. In the context of securities investments, fiduciary responsibility should be thought of as the duty to place the interests of the client before that of the person providing investment advice and failure to do so may render the advisor in violation of the anti-fraud provisions of the Advisors Act. Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor’s decision to purchase or refrain from purchasing a security recommended by the advisor or from engaging the advisor to manage the client’s investments. The SEC has made it clear that the duty of an investment advisor to refrain from fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm. An advisor’s duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the advisor and its clients.

B.       Legal Requirement

Section 206 of the Investment Advisers Act makes if unlawful for an investment advisor, any officer, director, or employee or other affiliated person of Affinity:

1.	To employ any device, scheme or artifice to defraud any client or prospective;
2.	To engage in any transaction, practice, or course of business that operates as fraud or deceit upon any client or prospective client,
3.	Acting as a principal for its own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of any such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting, and obtaining the consent of the client to such transaction,
4.	To engage in any act, practice, or course of business that is fraudulent, deceptive or manipulative.

C.       Definitions

1.	Access Persons - An access person is a supervised person who has access to nonpublic information regarding any clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A supervised person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds is also an access person. Access persons include portfolio management personnel and, in some organizations, client service representatives who communicate investment advice to clients. Access persons also include administrative, technical, and clerical personnel if their functions or duties give them access to nonpublic information. In many advisory firms, directors, officers and partners will also be access persons. Rule 204A-1 as proposed, contains a presumption that, if the firm's primary business is providing investment advice, then all of its directors, officers and partners are access persons.

For purposes of this Code all employees of Affinity are hereafter collectively referred to as “Access Persons” and are subject to provisions of this Code.

2.	Advisor – any entity listed in the Company’s current prospectus as an investment advisor or sub-advisor.
3.	Associated Person – an Access Person’s spouse, household member(s), minor child(ren), domestic partner or other individuals where the employee manages the account or has beneficial interest in the account.
4.	Beneficial Interest – Generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in rule 16a-1(a)(2) of the Securities and Exchange Act of 1934. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

5.	Code – This Code of Ethics
6.	Chief Compliance Officer (CCO) – a person designated by the Company to fulfill the responsibilities assigned to the supervisory person hereunder. Jeff Randolph serves as Affinity’s Chief Compliance Officer.
7.	Covered Securities – Generally includes all securities to be reported with the exception of:

a.       Securities which are direct obligations of the United States;

b.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
c.	Shares of the open-end mutual funds that are not managed by Affinity or its affiliates;

d. Money market funds;

e.	Open-End Exchange Traded Funds (ETFs); Note that UIT ETFs are covered securities that do require reporting.
f.	Options and Futures contracts with the exception of those providing exposure to U.S. equities;
8.	Fund – a separate portfolio of assets of the Company.
9.	Initial Public Offering – An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 5(d) of the Securities and Exchange Act of 1934.
10.	Limited Offering – An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Investment Company Act.
11.	Portfolio Manager – Those employees of Affinity authorized to make investment decisions on behalf of Affinity’s clients.
12.	Security Held or to be Acquired – Any covered Security that, within the most recent fifteen (15) days:
a.	Is or has been held by the clients of Affinity;
b.	Is being considered by Affinity for purchase for Affinity’s clients
c.	Any option to purchase or sell, and any security convertible into exchangeable for, one of the foregoing.
13.	Supervised Persons - Any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

D.       Policy of the Company

1.	No Access Person or employee shall engage in any act, practice or course of conduct that would violate the provisions of Section 206 set forth above;
2.	The interests of the Affinity’s clients are paramount and come before the interests of any Access Person or employee;
3.	Personal investing activities of all Access Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with Affinity’s clients;
4.	Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions to the detriment of Affinity’s clients;
5.	Every Access Person and employee of Affinity is required to comply with all applicable federal securities law.

Restrictions on Activities

Personal securities transactions by Access Persons are subject to the following trading restrictions. Associated Persons that are not employees may be exempt from these outlined restrictions for personal securities transactions provided they have no day-to-day access to Affinity’s client securities holdings or Affinity’s security trading activity in client accounts. Should the CCO determine that at any time in the future, Non-Employee Associates Persons are given access, gain knowledge of Affinity’s day-to-day investment activities on behalf of clients, or have trading patterns within their personnel accounts that could indicate abuse, then the CCO can require full compliance with these personal securities transaction procedures by Non-Employee Associated Persons.

1.	Pre-clearance of Transactions

No Access Person may purchase or sell any covered security without first obtaining prior written clearance from the CCO. The CCO may reject any proposed trade by an Access Person that: (a) involves a security that is being purchased or sold by Affinity on behalf of any advisory client or is being considered for purchase or sale; (b) is otherwise prohibited under any internal policies of Affinity; (c) breaches either the Access Person’s fiduciary duty to any advisory client; (d) is otherwise inconsistent with applicable law, including the Advisors Act, the Investment Company Act and the Employment Retirement Income Security Act of 1974; or (e) creates a conflict of interest or an appearance thereof. The Access Person will use the form in Exhibit A-4 to submit pre-clearance requests. Pre-clearance is not required for ETFs and Corporate Bonds.

It will be the responsibility of the Portfolio Manager(s) to determine for purposes of the application of the restrictions of this sub-paragraph those covered securities which are being "considered" in accordance with guidelines developed by the Portfolio Management Department. As a result of such determination, a Restricted Stock List, based on current and upcoming recommendations of securities for purchase or sale will be distributed to each Access Person. It is the responsibility of each Access Person to review the list prior to placing any order for his/her personal account.

2.       Black-Out Periods

No Access Person may purchase a security if he/she knows that a client of Affinity is selling that security or a related security, or has sold such a security within the past five (5) business days. No Access Person may sell a security if he/she knows that a client of Affinity is purchasing that security or a related security, or has purchased such a security within the past five (5) business days.

3.       Short Term Trading

No Access Person of Affinity may purchase and subsequently sell (or sell and purchase) the same security within any 60-day period, unless such transaction is approved prospectively in writing by the CCO or unless such transaction is necessitated by an unexpected special circumstance involving the Access Person. The CCO shall consider the totality of the circumstances, including whether the trade would involve a breach of any fiduciary duty, whether it would otherwise be inconsistent with applicable laws and Affinity policies and procedures, and whether the trade would create an appearance of impropriety. Based on his/her consideration of these issues, the CCO shall have the sole authority to grant or deny permission to execute the trade.

4.       Initial Public Offerings and Limited Offerings

No Access Person or Associated Person may directly or indirectly acquire beneficial ownership of any securities (not just Covered Securities) issued as part of an Initial Public Offering or a Limited Offering without first obtaining approval from the CCO. Any such approval shall take into account, among other factors, whether the investment opportunity should be reserved for the clients of Affinity and whether the opportunity is being offered to such Personnel due to his or her position in the Company. Any Personnel who has been authorized to acquire securities in a Limited Offering must disclose his or her interest is he or she is involved in the Company’s consideration of an investment in such issuer. Any decision to acquire such issuer’s securities on behalf of the Company shall be subject to review by Personnel with no interest in the issuer. The Access Person will use the form in Exhibit A-4 to submit pre-clearance requests.

5.	Potential Conflicts in Trading by Access Persons for their own Accounts

In order to avoid any potential conflict of interest between Affinity and its clients, securities transactions for the accounts of Access Persons in the same security as that purchased/sold for advisory accounts or any fund managed or co-managed by Affinity should be entered only after completion of all reasonably anticipated trading in that security for those accounts on any given day. If after completion of all anticipated trading for client accounts, a trade is executed for an Access Person’s personal account on that same day at a price better than that received by the client, the Access Person will notify the CCO who will prepare a memorandum detailing the circumstances of the transaction. If after reviewing the transaction, the CCO determines that a potential conflict of interest exists, he/she shall have the authority to make any necessary adjustments, including canceling and re-billing the transaction to such other account(s) as appropriate. Such memoranda and any corrective action taken will be recorded and maintained in Affinity’s compliance files.

6.       Exceptions From Trading Restrictions

The foregoing restrictions shall not apply to the following transactions unless CCO determines that such transactions violate the general principles of this Code:

a.	Reinvestments of dividends pursuant to a plan, or
b.	Transactions in which direct of indirect beneficial ownership is not acquired or disposed of, or
c.	Transactions in accounts over which an Access Person has no investment control, or
d.	Transactions in accounts of an Access Person for which investment discretion is not retained by the Access Person but is granted to any of the following persons who is not affiliated with the Advisor, a registered broker-dealer, registered investment advisor or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:
(i)	The terms of the account agreement must be in writing and filed with the Designated Supervisory Person to any transactions
(ii)	Any amendment to the account agreement must be filed with the Designated Supervisory Person prior to effective date

(iii) The account agreement must require the account manager to comply with the reporting provisions of this Code

e.	Transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or and ESOP, in an amount not exceeding $1,000 in any calendar month
f.	Transactions effected upon the exercise of rights issued by an issuer pro rata to all holder of a class of its securities, to the extent such rights were acquired from the issuer, and sale of such rights so acquired.

7.       Expiration of Pre-clearance Approval

Pre-clearance approval under paragraph 4 above will expire at the close of business on the trading day after the date on which authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

8.       Gifts and Entertainment

Access Persons and employees may not accept or provide gifts, other than de minims gifts (gifts valued under $250), from/to persons doing business with or on behalf of Affinity. The $250 value is limited to the total to/from any one persons during a calendar year. In addition, any gifts given over $100 in value must be pre-cleared with the CCO and any gifts received over $100 in value must be reported to the CCO within 30 days.

Bona fide dining or bona fide entertainment is allowed if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Affinity. However, all dining and entertainment must be reported to the CCO within 30 days.

Additionally, to prevent potential conflicts of interest or the appearance of impropriety, Affinity does not allow its executives, employees or solicitors to make political contributions. The firm, its executives, employees, and solicitors are also prohibited from soliciting or coordinating campaign contributions from others – a practice referred to as bundling – for an elected official.

9.       Board Membership

Access Persons and employees shall not serve on the board of publicly traded companies, or in a similar capacity, without the prior approval of the CCO. If such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

10.	Outside Business Interest

Access Persons and employees shall pre-clear any outside business activities with the CCO. Additionally, an annual basis the CCO shall request certification (Exhibit A-5) from each Access Person and employees that all outside business activities and related compensation have been appropriately disclosed.

E.	Reporting Requirements of Access Persons

The CCO shall notify each Access Person of Affinity who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person. The CCO shall annually obtain written assurances (similar to the Certification shown in Exhibit A-1) from each Access Person of the Company that he or she is aware of his or her obligations under this Code and has complied with its reporting requirements.

1.	Initial Holdings Report

Within ten (10) days after a person becomes an Access Person and annually thereafter, such person in which they or an Associated Person has beneficial ownership shall disclose the information set forth in the report attached as Exhibit A-3. This report must be current as of 45 days after submission and include the following elements:

•	Title and type of security;
•	The exchange ticker or CUSIP of security;
•	The number of shares;
•	Principal Amount;
•	The name of the broker/dealer, bank, or other medium with or through whom the transaction was effected; and,
•	The date the report was submitted.

2.	Quarterly Transaction Report

Within thirty (30) days after the end of the quarter, each Access Person and

Associated Person in which they have beneficial ownership shall report to the CCO the information required by the reports attached as Exhibit A-2. The Quarterly Transaction Report must include the following elements:

•	The name and amount of the security purchased or sold;
•	The exchange ticker or CUSIP of the security purchased or sold;
•	The date and nature of the transaction (whether bought, sold, exercised, tendered, etc.);
•	The price at which the transaction was effected;,
•	The interest rate and maturity date, if applicable;
•	The name of the broker/dealer, bank, or other medium with or through whom the transaction was effected; and,
•	The date the report was submitted.

Following submission of the Personal Securities Trading Report, the CCO will review each report for any evidence of improper trading activities or conflicts of interest by the Advisory Representative and/or Access Person and Associated Person. After careful review of each report, the CCO will sign and date the report attesting that he/she conducted such review. Quarterly securities transaction reports are to be maintained by the CCO in accordance with the records retention provisions of Rule 204-2(e) of the Advisors Act. The ~~CEO~~ CCO designate will review the Personal Securities Trading Report of the CCO.

3.	Annual Holdings Report

Within thirty (30) days of the close of each calendar year (December 31), each Access Person and Associate Person in which they have beneficial ownership shall report the information required by the report attached as Exhibit A-3. Such information must be current as of a date no more than forty five (45) days before the report is submitted. This report must include those elements required above for the Initial Holdings Report.

Following submission of the Annual Personal Securities Holding Report, the CCO will review each report for any evidence of improper trading activities or conflicts of interest by the Access Person and Associated Person. After careful review of each report, the CCO will sign and date the report attesting that he/she conducted such review. The CEO will review the Annual Personal Securities Holdings Report of the CCO.

In addition to the reporting provision, above, Access Persons will be required annually read and sign Affinity’s Code regarding employee securities transactions.

4.	Duplicate Copies of Brokerage Statements

Each Access Person and Associated Person must direct his or her broker to provide to the CCO duplicate copies of confirmation of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements with respect to such account.

In lieu of manually listing each securities transaction on the Personal Securities Trading Report, an Associate may affix (staple) copies of trade confirmations received during that quarter to his/her report.

5.	Exceptions From Reporting Requirements

A person need not submit reports pursuant to this Section E with respect to transactions effected for and Covered Securities held in, any account over which the person has no direct or indirect influence or control;

Approval Requirements

The Code of Ethics and any material changes hereto, must be approved by the CEO of the Company. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Section 206. Before approving a Code of Ethics of the Company, the CEO must receive a certification from the relevant entity that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics. The Company’s CEO must approve the Code of Ethics of the Company, and must approve any material change to that Code of Ethics after the adoption of the change. A copy of the Code of Ethics including any amendments will be provide to all supervised personnel.

Failure to Comply with the Provisions of the Code – Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Affinity. It is important that employees understand the reasons for compliance with this Code. Affinity’s reputation for fair and honest dealing with its clients and the investment community in general, has taken many years to build. This standing could be seriously damaged as the result of even a single securities transaction considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the CCO if there are ever any questions as to the application of this Code to their individual circumstances. Employees should also understand that a material breach of the provisions of this Code may constitute grounds for termination of employment with Affinity.

Any profits derived from security transactions that violate Section D shall be forfeited, if practicable, and/or dealt with in an appropriate manner and in the best interests of the Company.

Any violation to the Code of Ethics must be promptly reported to the CCO or his designee.

EXHIBIT A-1

ACKNOWLEDGENMENT OF RECEIPT OF

COMPLIANCE AND SUPERVISORY PROCEDURES MANUAL

AND

CODE OF ETHICS

To: Chief Compliance Officer, Affinity Investment Advisors, LLC

From: ______________________________________________

(Access Person/Associate)

I have received the Compliance and Supervisory Procedures Manual and received and read the Code of Ethics of Affinity Investment Advisors, LLC and agree to be bound by the requirements for ethical conduct while employed by Affinity Investment Advisors, LLC.

_______________________________ _________________________

Employee’s Name Date

_______________________________

Employee’s Signature

EXHIBIT A-2

QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT

To: Chief Compliance Officer, Affinity Investment Advisors, LLC

From: ______________________________________________

(Access Person/Associate)

Re:	Report of Personal Securities Transactions pursuant to Rule 204A-1 of the Investment Advisers Act:

During the quarter ending ______________, 20_____, the following securities were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Affinity’s code of Ethics:

Date of Transaction	Security (title and exchange ticker or symbol)	Nature of Transaction (Purchase, Sale, other)	# Shares	Dollar Amount of Transaction	Price	Broker/Dealer or Bank Through Whom Effected

❑	During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.

❑	During the quarter referred to above, the following brokerage accounts were established under which I had direct or indirect beneficial ownership:

Broker/Dealer or Bank Through Whom Account Established	Date Account Established

❑       I do not have a personal securities brokerage account.

Signed: _________________________________________ Date: ______________________

Report reviewed by: _______________________________ Date: ______________________

EXHIBIT A-3

ANNUAL PERSONAL SECURITIES HOLDINGS REPORT

To: Chief Compliance Officer, Affinity Investment Advisors, LLC

From: ______________________________________________

(Access Person/Associate)

Re:	Report of Personal Securities Holdings pursuant to Rule 204A-1 of the Investment Advisers Act:

As of ______________, 20_____, the following holdings reflect the securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Affinity’s code of Ethics:

Title and Type of Security	Security (title and exchange ticker or symbol)	# Shares	Principal Amount	Broker/Dealer or Bank Through Whom Effected

❑       I do not have a personal securities brokerage account.

Signed: _________________________________________ Date: ______________________

Report reviewed by: _______________________________ Date: ______________________

EXHIBIT A-4

PERSONAL SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

Associate’s Name: __________________________________ Date: _________________

I hereby request authorization to enter the following securities transaction:

Company Name and Ticker symbol: __________________________________________

Type of Order: Buy _____ Sell _____ Exchange_____ Tender _____

Other _____ (Explain) _____________________________________________________

Price: Market _____ Limit _____ Stop _____ Number of Shares: ______________

Broker/Dealer: _________________________________ Bank:_____________________

This transaction is for investment purposes and to the best of my knowledge will comply with the applicable personal trading provisions contained in Affinity’s Code of Conduct/Ethics.

_____________________________________

Signature of Associate:

The above transaction is approved based on information provided above and must be completed within one (1) business days from the date of approval. If the transaction has not been completed in whole or in part, it may be extended at the discretion of Affinity’s Compliance Officer upon written request by the associate.

__________________________________ __________________

Signature of Chief Compliance Officer Date

The above transaction is disapproved for the following reasons:

______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

__________________________________ __________________

Signature of Chief Compliance Officer Date

EXHIBIT A-5

ANNUAL ATTESTATION FOR OUTSIDE BUSINESS ACTIVITY

Annual Attestation for Outside Business Activity

In accordance with Affinity’s policy, supervised persons must disclose all Outside Business Activities.

1.	I, or a member of my immediate family living in my household, currently serve as an officer or Director of the following public or private entities or served as such since I last signed this certification form:

____________ Not Applicable (I do not serve as an officer or Director of any public or private entity)

Entity Role/Title Public / Private

______________________________ ________________________ _________________________

______________________________ ________________________ _________________________

______________________________ ________________________ _________________________

2.	The following individuals are my family members who currently work at broker/dealers/custodians and/or companies in which AFFINITY conducts or seeks to conduct business or did so since I last signed this certificate form:

____________ Not Applicable (I am not aware of any family members that work at broker/dealers/custodians and/or companies in which AFFINITY conducts or seeks to conduct business)

Broker-Dealer/Custodian Family Member Role

_________________________ _______________________ ______________________

_________________________ _______________________ ______________________

_________________________ _______________________ ______________________

3.	A list of any joint ventures or any other businesses in which I participate other than my employment with AFFINITY or in which I participated since I last signed this certificate form:.

Entity Role/Title

______________________________ ________________________

______________________________ ________________________

______________________________ ________________________

I attest that the above disclosed Outside Business Activities are complete and accurate and that I am not involved with any other activities that require disclosure

The Firm expects employees to devote their business day to the work of the Firm, and employees are expected to avoid any outside activity, employment, position, or association that might interfere or appear to interfere with the independent exercise of the employee's judgment regarding the best interests of the Firm and its clients.

Employee ___________________________________________________ (PRINT NAME)

Signature ___________________________________________________

Date __________________________

APPENDIX B

AFFINITY POLICIES AND PROCEDURES TO PREVENT
THE MISUSE OF MATERIAL NON-PUBLIC INFORMATION

Insider Trading Provisions of Section 204A

Background

The anti-fraud provision of Section 206 of the Investment Advisors Act of 1940 are expressed generally in terms of prohibiting an investment advisor from defrauding his clients or prospective clients. However, the anti-fraud provisions of section 17(a) of the Securities Act of 1933 and Section.10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder are expressed in all-embracing terms of defrauding any person directly or indirectly in the offer or sale of any security or in connection with the purchase or sale of any security.

Like many active market participants, investment advisors often may have access to material information that has not been publicly disseminated. In order to combat misuse of this information by advisors, their employees, or affiliates, through insider trading or otherwise, Congress added Section 204A to the Advisors Act, which requires an investment advisor to adopt policies and procedures to preserve the confidentiality of information and prevent possible insider trading. At the same time, Congress significantly increased the penalties controlling persons are subject to for insider trading by their employees and other persons under their control.

The investment advisor by virtue of his position in the business environment may obtain non-public information about an investment situation and then use such information improperly to effect transactions in securities to the detriment of others in the investing public who may not be his clients or prospective clients. This may be a situation where the investment advisor’s clients are benefiting from the information to the detriment of the investing public.

An investment advisor may be an officer or director of a corporation, an investment company, bank, etc. where in the ordinary course of business he/she (hereinafter the pronouns “he” or “his” will be used to refer to both male and female persons of Affinity) receives “inside,” non-public or confidential information pertaining to securities or their issuers. He may obtain non-public information through his associations with insiders of such entities. In these cases, where he obtains or receives such non-public information he has a duty and obligation under the law generally not to trade on such information, until this information becomes public. In other words, if he trades on such information he must disclose such information publicly before such transactions are effected.

Section 204A of the Advisors Act requires that investment advisors establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by the advisor or any person associated with the advisor (note that the coverage of Section 204A is broader than that of Rule 204-2(a)(12), which applies to personal securities transactions by an advisor and its advisory representatives). In light of the increased focus on insider trading and increased penalties, it is important for Affinity to implement the necessary policies and procedures in order to protect itself against the significant monetary penalties and damage in reputation that may result from an insider trading violation. The SEC has made a review of the required policies and procedures a focal point in its inspections of advisors.

Affinity Policy Regarding Insider Trading

The Chief Compliance Officer (“CCO”) of Affinity or his designee is responsible for overseeing compliance with insider trading guidelines and providing a resource for giving guidance and answering employee questions. This insider trading policy applies to all employees who have any knowledge of the securities being traded or access to confidential information.

All Affinity employees are expected to read and be familiar with the following examples of insider trading and responses to the receipt of material, non-public information. In meeting the requirement to “enforce” the provisions of Section 204A, every employee of Affinity will annually sign a disclosure statement (similar to the Certification shown in Exhibit B-1) attesting to his understanding of his duties and responsibilities regarding the use and/or dissemination of insider information. The CCO will maintain copies of each employee’s signed disclosure statement. By way of example, violations of the insider trading rule occurred when persons traded on nonpublic information that:

•	a company had made a rich ore find;
•	a company had cut its dividend;
•	a company had sustained its first and unexpected loss;
•	earnings projections showed a substantial increase;
•	earnings projections showed a substantial decrease; or
•	a tender offer was to be made for a company’s securities above the market price.

Legal sanctions have been applied to:

•	persons inside a company who traded the stock;
•	persons outside the company who traded the stock;
•	persons inside the company who told persons outside the company who traded the stock; and
•	persons outside the company who told other persons outside the company who traded the stock.

Although Affinity insider trading policy applies to all employees, two divergent sets of circumstances exist under which a portfolio manager/analyst of Affinity may receive material, nonpublic information as well as correspondingly different duties regarding a portfolio manager’s obligation to achieve public disclosure of the information.

First, an analyst may receive the information through a special or confidential relationship with an issuer. In that event he may use it only for that purpose (assuming it is lawful) and obviously need not encourage disclosure. Examples include, receiving information as a representative of the underwriter of the issuer (where the issuer is obligated to disclose it to the underwriter), or receiving it as a financial consultant or lender to the issuer. Such relationships very likely may make the analyst and his firm constructive or temporary insiders of the issuer.

Second, a portfolio manager/analyst may receive information from an issuer, although no special or confidential relationship exists between them. In the absence of such a relationship with the issuer, the portfolio manager/analyst should usually make an effort to achieve public disclosure. For example, if a portfolio manager/analyst inadvertently hears an officer tell an outsider by telephone of a significant corporate event, such as a large unannounced quarterly loss, he should encourage the officer to make a public announcement.

If an employee of Affinity, regardless of position, receives information he believes is material non-public information, he must convey such information to the CCO. The CCO will then make a judgment as to the handling of such information in order to prevent possible charges of 204A insider trading violations. Failure of the employee to disclose such information to the CCO in a timely manner may result in termination of the employee.

The following procedures have been established to assist Affinity employees in avoiding violations of the insider trading provisions of Section 204A of the Advisors Act. Every employee of Affinity must follow these procedures or risk being subject to the sanctions described above. If an employee has any questions about these procedures, he/she should bring such questions immediately to Affinity CCO.

Identifying Insider Information

•	Is the information material? Is this information an investor would consider important in making an investment decision? Would disclosure of this information substantially affect the market price of the security?
•	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace through publication in any magazine or newspaper of general circulation, or through some other media available to the public?

If after considering the above, the employee believes that the information may be material and non-public, he should take the following action:

•	Report the matter immediately to Affinity CCO, disclosing to him all information which the employee believes may be relevant on the issue of whether the information is material and non-public.
•	Refrain from purchasing or selling any security about which such information has been received. This prohibition applies to the employee’s personal securities account(s) or any account(s) in which he may have a beneficial interest or any client account managed by Affinity.
•	Do not communicate the information to anyone outside the firm or within the firm, other than Affinity CCO.

After reviewing the information, the CCO will determine whether such information is material and non-public and will advise the employee accordingly of the appropriate course of action.

EXHIBIT B-1

ACKNOWLEDGENMENT OF RECEIPT OF 204A PROCEDURES

To: Chief Compliance Officer, Affinity Investment Advisors, LLC

From: ______________________________________________

(Access Person/Associate)

Re:	Acknowledgement of Receipt of 204A Procedures

I hereby acknowledge receipt of Affinity Policy and Procedures to Prevent the Misuse of Material Non-public Information (Section 204A Procedures) and agree to comply with conditions contained therein.

_______________________________ _________________________

Employee’s Name Date

_______________________________

Employee’s Signature

APPENDIX C

CYBERSECURITY POLICIES AND PROCEDURES

Objective

In light of recent cybersecurity breaches and threats against financial firms, and the guidance issued by the Securities and Exchange Commission, Affinity Investment Advisors, LLC has developed the following Cybersecurity Policies and Procedures (“Policy” or “CP&P”) to ensure effective controls are in place to help prevent, detect, and respond to internal and external cybersecurity threats against the firm’s information and technology systems, which may contain personally identifiable information of the Firm’s client’s, and/or non-public information of the Firm or individuals and entities providing services to the Firm (collectively “non-public information” or “NPI”).

This Policy is overarching and is intended to address any gaps there may be in the Firm’s existing policies and procedures (as outlined below), which collectively will help eliminate or reduce the impact of a cybersecurity threat. It is our intent that these policies work together and that they do not contradict one another.

•	Privacy Policy: addresses the requirements outlined by Regulation S-P, and if applicable, Regulation S-AM and only cover customer accounts and nonpublic personal information (terms defined in the aforementioned policy). The CP&P will apply to ALL client accounts and ALL client information.
•	Red Flags Policy: applies to the Identity Theft Red Flag Rules which require specific procedures for those firms that are defined as financial institutions, which generally are those that have the ability to transfer money from client accounts to a third party (terms defined in the aforementioned policy). The CP&P will apply to ALL client account activities.
•	Review of Service Providers and Remote Offices: although there is no specific requirement to maintain such specific procedures, it is expected by the SEC that firms review the activities of their service providers for areas such as: protection of client information, retention of records, disaster recovery, and adherence to applicable privacy regulations. In addition, if firms have outside offices, the activities conducted at these offices should also be reviewed.
•	Business Continuity and/or Disaster Recovery Plan: a critical component of an effective cybersecurity plan is the Firm’s backup and recovery procedures, so that in the event of a breach, data can be retrieved in a timely manner. The Firm should also address the controls in place to protect the backup data from being breached.

Risk Assessment

Because of the rapidly changing nature of cyber threats, no less frequently than annually, the Firm will conduct and document an assessment (Appendix A) that outlines:

  the nature, sensitivity and location of information that the Firm collects, processes and/or stores, and the technology systems it uses;
  internal and external cybersecurity threats to and vulnerabilities of the Firm’s information and technology systems;
  security controls and processes currently in place;
  the impact should the information or technology systems become compromised; and
  the effectiveness of the governance structure for the management of cybersecurity risk.

This will help enable the Firm to identify potential cybersecurity threats and vulnerabilities so as to better prioritize and mitigate such risks and guide the annual review testing and to identify whether updates are necessary to the existing policies described herein.

Access Rights and Controls

Affinity Investment Advisors restricts access to information of the Firm’s clients to those who need it in order to service the clients’ accounts. Any employee who is authorized access must abide by the following procedures:

  Any hardcopy information that is considered client information will be stored in a secure compartment or receptacle on a daily basis at the close of each business day.
  All electronic files and systems that grant access to client information shall be password protected and firewall secured.
  Any conversations involving NPI must be conducted in private.
  Client information transmitted electronically must be encrypted.
  Employees are prohibited from maintaining NPI on personal computers, tablets, cell phones, or Firm desktops.
  Employees are prohibited from downloading software unless properly authorized.

The Chief Compliance Officer (“CCO”) will maintain documentation of access rights to all systems and review periodically, no less than annually and upon hire and termination of employees, to confirm only appropriate users that need access to specific information have been granted authority.

Data Loss Prevention

Currently, Affinity’s security management and 3rd party patches (i.e. java/adobe) are handled by their software management system, SolarWinds. Any unauthorized file transfers are currently managed by windows user password level authentication so that employees do not have access to files above their security level. It is noted that Affinity does not handle client funds or transfer of same.

Business Continuity and Disaster Recovery Plan

A critical component to an effective cybersecurity plan is the Firm’s procedures related to protection against the loss or exfiltration of sensitive data, and the backup and retrieval of data, which is discussed in detail in the Firm’s Business Continuity and Disaster Recovery Plan. This is also tested for reasonableness and possible updates, as described in the aforementioned plan.

Third-Party Management

Some of the largest breaches have resulted from hackers accessing third-party vendor platforms. Therefore, both initially upon engaging a third-party vendor and at least annually thereafter, the Firm will review and test, as deemed necessary, the controls related to cybersecurity for those third-party vendors that have access to NPI of the Firm and its clients’ accounts.

Training

Training will be conducted, as deemed necessary, to encourage responsible employee behavior. The training will be tailored to the specific job functions of each employee (i.e. the types of threats they could potentially expose the Firm to and the systems they have access to).

Security Breaches & Incident Response

Anyone that becomes aware of theft or misuse of NPI must immediately report the incident to the CCO. The following steps will be followed to determine the necessary actions:

  Identify the nature and scope, including the parties affected;
  Determine whether the FBI or other Federal or State regulatory body should be notified;
  Determine whether to, and if so, how to notify the affected parties;
  Review the procedures to determine updates/changes to prevent further breach;
  Determine any disciplinary action;
  Conduct a post-incident review of events and actions taken; and
  Document.

Testing and Service Provider Reviews

The Firm conducts initial and ongoing due diligence of service providers to assess, among other things, whether cybersecurity measures are in place to protect its clients. The extent of the due diligence process varies greatly between service providers and is based on the product/service and risks posed to the Firm. Such considerations include the nature of the services provided (e.g.. whether they are critical to the investment management function; whether they are easily replaceable) and the information to which the service provider will have access (e.g. whether they have access to confidential client information, Firm non-public information, etc.).

Responsible Party(ies)

The CCO, Compliance Department, and Focus 1 are responsible for maintaining, reviewing, and testing these policies.

Security Procedures

Password Policy

The following procedures are required for passwords:

  Passwords must contain the following: a number, uppercase letter, lowercase letter, and symbol.
  Passwords must be changed quarterly and when an employee terminates.
  Employees must not share their passwords with other employees.
  Do not use the same password for multiple accounts.

Encryption Policy

  Encryption or password protection (using the procedures described in the Password Policy) must be utilized when sending any NPI electronically.

Portable Devices/Hardware

  All portable devices and hardware used to conduct business must be equipped with current anti-virus software and firewalls to protect against unauthorized attacks or intrusions.
  Portable devices (e.g. laptops, thumb-drive), must be encrypted.
  Cell phones used for business purposes can only include basic contact information (no NPI such as social security numbers).
  Any device that is lost or stolen must be immediately reported to the CCO and wiped clean, if applicable.

Use of Internet/Wi-Fi

  Employees are prohibited from utilizing free internet connections. All internet connections must be secured and include a password for protection.
  Company Wi-Fi used must be encrypted.

System and Software Updates

All changes impacting Affinity’s systems must be authorized by the CCO. These changes include, but are not limited to: new user access, user access rights, employee terminations, firewall changes, web filter changes, global email filtering configurations, security changes, internal router changes, network, and server and desktop security software/configuration changes. A log will be maintained of all system and software updates.

Exceptions

Any exceptions to the aforementioned policies must be approved by the CCO and logged with a clear explanation.